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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST COMMUNITY FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PROSPECTUS OF FIRST BUSEY CORPORATION

PROXY STATEMENT OF FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Merger Proposal—Your Vote Is Important

DEAR FIRST COMMUNITY STOCKHOLDERS:

            The board of directors of First Community Financial Partners, Inc. (which we refer to as "First Community") and First Busey Corporation (which we refer to as "First Busey") have each unanimously approved a transaction that will result in the merger of First Community with and into First Busey (which we refer to as the "merger"). First Busey will be the surviving bank holding company in the merger. If the merger is completed, First Community stockholders will receive $1.35 in cash and 0.396 shares of First Busey common stock (which we refer to as the "exchange ratio") for each of their First Community shares, subject to certain adjustments as described in this proxy statement/prospectus. After the merger is completed, we expect that current First Busey stockholders will own approximately 84.5% of the outstanding shares of common stock of the combined company, and current First Community stockholders will own approximately 15.5% of the outstanding shares of common stock of the combined company.

            First Busey's common stock currently trades on the NASDAQ Global Select Market under the symbol "BUSE." First Community's common stock currently trades on the NASDAQ Capital Market under the symbol "FCFP." Based on the five-day weighted average closing price of First Busey common stock as reported on the NASDAQ Global Select Market of $29.31 as of February 3, 2017, the trading day immediately preceding the public announcement date of the merger, the implied merger consideration that a First Community stockholder would be entitled to receive for each share of First Community common stock owned would be $12.95 with an aggregate transaction value of approximately $235.8 million. Based on the five-day weighted average closing price of First Busey common stock as reported on the NASDAQ Global Select Market of $28.37 as of April 17, 2017, the latest practicable date before the date of this proxy statement/prospectus, the implied merger consideration that a First Community stockholder would be entitled to receive for each share of First Community common stock owned would be $12.58 with an aggregate transaction value of approximately $232.0 million.

            Among other termination rights described in this proxy statement/prospectus, First Community is entitled to terminate the merger agreement if the weighted average daily closing sales price (which we refer to as the "First Busey Market Value") of a share of First Busey common stock as reported on the NASDAQ Global Select Market for the five consecutive trading days prior to the first date on which all regulatory approvals (and waivers, if applicable) required for completion of the merger are received (disregarding any waiting periods) (which we refer to as the "Determination Date") is less than $22.71 per share, unless First Busey elects to increase the exchange ratio to equal the quotient obtained by dividing $8.99 by the First Busey Market Value. If First Busey elects to increase the exchange ratio, the merger agreement will remain in effect in accordance with its terms, except the stock consideration will be increased to reflect the revised exchange ratio. If First Busey declines to increase the exchange ratio, First Community will have the option to accept the original exchange ratio without adjustment. If the First Busey Market Value on the Determination Date is more than $35.90, then the exchange ratio shall be decreased to equal the quotient obtained by dividing $14.22 by the First Busey Market Value. If an adjustment to the exchange ratio would require First Busey to issue more than 19.9% of the issued and outstanding shares of into First Busey common stock at the effective time, then First Busey shall have the right to adjust the exchange ratio so that First Busey would only be required to issue no more than 19.9% of the First Busey common stock, and First Busey shall increase the cash consideration to reflect, on a per share basis, the aggregate value of the total number of shares that otherwise would have been issuable, valued at the First Busey Market Value.

            We cannot complete the merger unless we obtain the necessary governmental approvals and unless the stockholders of First Community approve the merger agreement and the transactions contemplated therein. Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the special meeting, please take the time to vote by following the voting instructions included in the enclosed proxy card. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting. If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker, bank or other fiduciary how to vote any shares held for you in "street name," the effect will be a vote against the merger and the transactions contemplated therein.

            The date, time and place of the stockholders' meeting follow:

Date:	June 7, 2017
Time:	10:30 a.m., local time
Place:	Chicago Marriott Southwest at Burr Ridge 1200 Burr Ridge Parkway Burr Ridge, Illinois 60527

            This proxy statement/prospectus contains a more complete description of the special meeting of First Community stockholders and the terms of the merger. We urge you to review this entire document carefully. You may also obtain information about First Community and First Busey from documents that each has filed with the Securities and Exchange Commission (which we refer to as the "SEC").

            First Community's board of directors recommends that First Community's stockholders vote "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" the other matters to be considered at the special meeting.

Sincerely, Roy C. Thygesen Chief Executive Officer First Community Financial Partners, Inc.

            You should read this entire proxy statement/prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled "Risk Factors" beginning on page 26.

            Neither the SEC nor any state securities regulatory body has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The securities to be issued in connection with the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

            This proxy statement/prospectus is dated April 25, 2017, and is first being mailed to First Community's stockholders on or about May 1, 2017.

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

2801 Black Road
Joliet, Illinois 60435
(815) 725-0123

Notice of Special Meeting of Stockholders

Date:	June 7, 2017
Time:	10:30 a.m., local time
Place:	Chicago Marriott Southwest at Burr Ridge 1200 Burr Ridge Parkway Burr Ridge, Illinois 60527

TO FIRST COMMUNITY STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that First Community Financial Partners, Inc. (which we refer to as "First Community") will hold a special meeting of stockholders on June 7, 2017 at 10:30 a.m., local time, at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, Illinois 60527. The purpose of the meeting is to consider and vote on the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of February 6, 2017, between First Busey and First Community, pursuant to which First Community will merge with and into First Busey, and the transactions contemplated therein. A copy of the merger agreement is included as Appendix A to the proxy statement/prospectus accompanying this notice; and

  •
  a proposal to the approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Holders of record of First Community common stock at the close of business on April 17, 2017 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements thereof. Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of First Community common stock entitled to vote. Approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of shares of First Community common stock represented in person or by proxy at the special meeting and entitled to vote.

        The board of directors of First Community unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Your vote is important. Whether or not you plan to attend the meeting, please act promptly to vote your shares. You may vote your shares by telephone or over the Internet or by completing, signing and dating a proxy card and returning it in the accompanying postage paid envelope. Please review the instructions for each of your voting options described in this proxy statement/prospectus. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet. Submitting a proxy will ensure that your shares are represented at the meeting.

        We will send you a letter of transmittal separately on a later date with instructions informing you how to send in your stock certificates to the exchange agent. Please do not send in your stock certificates at this time.

        Under Illinois law, if the merger is completed, First Community stockholders of record who do not vote to approve the merger agreement, and otherwise comply with the applicable provisions of Illinois law pertaining to objecting stockholders, will be entitled to exercise dissenters' rights and obtain payment in cash for the fair value of their shares of First Community common stock by following the procedures set forth in detail in this proxy statement/prospectus. A copy of the section of the Illinois Business Corporation Act of 1983, as amended, pertaining to dissenters' rights is included as Appendix B to this proxy statement/prospectus.

        If you have any questions regarding the accompanying proxy statement/prospectus, you may contact Glen Stiteley, First Community's Chief Financial Officer and Corporate Secretary, at (815) 725-1885 or gstiteley@fcbankgroup.com.

By Order of the Board of Directors

Glen L. Stiteley Corporate Secretary

Joliet, Illinois
April 25, 2017

REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about First Busey and First Community from documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see "Where You Can Find More Information." You can obtain any of the documents filed with or furnished to the SEC by First Busey and/or First Community at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting the appropriate company:

First Busey Corporation 100 W. University Avenue Champaign, Illinois 61820 (217) 365-4544	First Community Financial Partners, Inc. 2801 Black Road Joliet, Illinois 60435 (815) 725-1885

        The section of this proxy statement/prospectus entitled "Where You Can Find More Information" has additional information about obtaining copies of documents that First Busey and First Community has filed with the SEC.

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that stockholders requesting documents must do so by May 31, 2017, in order to receive them before the First Community special meeting.

 ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This document, which forms part of a registration statement on Form S-4 filed with the SEC by First Busey (File No. 333-216710), constitutes a prospectus of First Busey under Section 5 of the Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares of common stock, par value $0.001 per share, of First Busey, which we refer to as "First Busey common stock," to be issued pursuant to the Agreement and Plan of Merger, dated as of February 6, 2017, by and between First Busey and First Community, as it may be amended from time to time, which we refer to as the "merger agreement." This document also constitutes a proxy statement of First Community under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act." It also constitutes a notice of meeting with respect to the special meeting at which First Community stockholders will be asked to consider and vote upon the approval of the merger agreement.

        First Busey has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to First Busey, and First Community has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to First Community.

        You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated April 25, 2017, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to First Community stockholders nor the issuance by First Busey of shares of First Busey common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document. See "Where You Can Find More Information."

Q:
What is the proposed transaction?

A:
You are being asked to vote on the approval of a merger agreement that provides for the merger of First Community Financial Partners, Inc. (which we refer to as "First Community") with and into First Busey Corporation (which we refer to as "First Busey), with First Busey as the surviving company (which we refer to as the "merger proposal"). The merger is anticipated to be completed in mid-2017. At a date following the completion of the merger, First Busey intends to merge First Community Financial Bank, First Community's wholly-owned bank subsidiary, with and into Busey Bank, First Busey's wholly-owned bank subsidiary, with Busey Bank as the surviving bank (which we refer to as the "bank merger"). At such time, First Community Financial Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate First Community Financial Bank and Busey Bank as separate bank subsidiaries.

Q:
What will First Community stockholders be entitled to receive in the merger?

A:
If the merger is completed, each share of First Community common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by First Community as treasury stock or otherwise owned by First Community or First Busey and any dissenting shares), will be converted into the right to receive $1.35 in cash and 0.396 shares of First Busey common shares (which we refer to as the "exchange ratio") pursuant to the terms of the merger agreement, subject to certain adjustments as described in this proxy statement/prospectus. Only whole shares of First Busey common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the reference price of First Busey common stock as more fully described on page 69. Shares of First Community common stock held by First Community stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Q:
What is the value of the per share merger consideration?

A:
The value of the merger consideration to be received by First Community stockholders will fluctuate as the market price of First Busey common stock fluctuates before the completion of the merger. This price will not be known at the time of the First Community special meeting and may be more or less than the current price of common stock or the price of First Busey common stock at the time of the special meeting.

Based on the five-day weighted average closing price of First Busey common stock as reported on the NASDAQ Global Select Market of $29.31 as of February 3, 2017, the trading day immediately preceding the public announcement date of the merger, the implied merger consideration that a First Community stockholder would be entitled to receive for each share of First Community common stock owned would be $12.95 with an aggregate transaction value of approximately $235.8 million. Based on the five-day weighted average closing price of First Busey common stock as reported on the NASDAQ Global Select Market of $28.37 as of April 17, 2017, the latest practicable date before the date of this proxy statement/prospectus, the implied merger consideration that a First Community stockholder would be entitled to receive for each share of

  First Community common stock owned would be $12.58 with an aggregate transaction value of approximately $232.0 million.

  We urge you to obtain current market quotations for shares of First Busey common stock and First Community common stock.

Q:
Is the merger consideration subject to adjustment?

A:
Yes. First Community is entitled to terminate the merger agreement if the weighted average daily closing sales price (which we refer to as the "First Busey Market Value") of a share of First Busey common stock as reported on the NASDAQ Global Select Market for the five consecutive trading days prior to the first date on which all regulatory approvals (and waivers, if applicable) required for completion of the merger are received (disregarding any waiting periods) (which we refer to as the "Determination Date") is less than $22.71 per share, unless First Busey elects to increase the exchange ratio to equal the quotient obtained by dividing $8.99 by the First Busey Market Value. If First Busey elects to increase the exchange ratio, the merger agreement will remain in effect in accordance with its terms, except the stock consideration will be increased to reflect the revised exchange ratio. If First Busey declines to increase the exchange ratio, First Community will have the option to accept the original exchange ratio without adjustment. If the First Busey Market Value on the Determination Date is more than $35.90, then the exchange ratio shall be decreased to equal the quotient obtained by dividing $14.22 by the First Busey Market Value. If an adjustment to the exchange ratio would require First Busey to issue more than 19.9% of the issued and outstanding shares of into First Busey common stock at the effective time, then First Busey shall have the right to adjust the exchange ratio so that First Busey would only be required to issue no more than 19.9% of the First Busey common stock, and First Busey shall increase the cash consideration to reflect, on a per share basis, the aggregate value of the total number of shares that otherwise would have been issuable, valued at the First Busey Market Value.

Q:
Why do First Community and First Busey want to engage in the merger?

A:
First Community believes that the merger will provide First Community stockholders with substantial benefits, and First Busey believes that the merger will further its strategic growth plans. To review the reasons for the merger in more detail, see "The Merger—First Community's reasons for the merger and recommendation of the board of directors" and "The Merger—First Busey's reasons for the merger."

Q:
In addition to approving the merger agreement, what else are First Community stockholders being asked to vote on?

A:
In addition to the merger agreement and the transactions contemplated therein, First Community is soliciting proxies from holders of its common stock with respect to a proposal to adjourn the First Community special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein (which we refer to as the "adjournment proposal"). Completion of the merger is not conditioned upon approval of the adjournment proposal.

Q:
What does the First Community board of directors recommend?

A:
First Community's board of directors has determined that the merger agreement and the transactions contemplated therein are in the best interests of First Community and its stockholders. First Community's board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement and the transactions contemplated therein and "FOR" the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. To review the reasons for the merger in more detail, see "The Merger—First Community's reasons for the merger and recommendation of the board of directors."

Q:
What vote is required to approve each proposal at the First Community special meeting, and how will abstentions and broker non-votes affect the vote?

A:
Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of First Community common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of First Community common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on the adjournment proposal, although they may prevent First Community from obtaining a quorum and require First Community to adjourn the special meeting to solicit additional proxies.

Q:
Why is my vote important?

A:
The merger cannot be completed unless the merger agreement is approved by First Community stockholders. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your broker, bank other fiduciary with voting instructions, as applicable, this will have the same effect as a vote against the approval of the merger agreement. The First Community board of directors unanimously recommends that First Community's stockholders vote "FOR" the merger proposal. Completion of the merger is not conditional upon approval of the adjournment proposal.

Q:
What do I need to do now? How do I vote?

A:
If you are a First Community stockholder, you may vote at the special meeting if you own shares of First Community common stock of record at the close of business on the record date for the special meeting, April 17, 2017. After you have carefully read and considered the information contained in this proxy statement/prospectus, please vote by a method described on your proxy card. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not vote by proxy and do not vote at the special meeting, this will make it more difficult to achieve a quorum for the meeting.

Q:
If my shares of common stock are held in "street name" by my broker, bank or other fiduciary, will my bank, broker or other fiduciary automatically vote my shares for me?

A:
No. Your bank, broker or other fiduciary cannot vote your shares without instructions from you. If your shares are held in "street name" through a broker, bank or other fiduciary, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker, bank or other fiduciary. You may not vote shares held in street name by returning a proxy card directly to First Community, or by voting in person at the First Community special meeting, unless you provide a "legal proxy," which you must obtain from your broker, bank or other fiduciary. Further, brokers, banks or other fiduciaries who hold shares of First Community common stock on behalf of their customers may not give a proxy to First Community to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other fiduciaries do not have discretionary voting power on these matters. Failure to instruct your broker, bank other fiduciary how to vote will have the same effect as a vote against adoption of the merger agreement.

Q:
How will my proxy be voted?

A:
If you complete, sign, date and mail your proxy form, your proxy will be voted in accordance with your instructions. If you sign, date and send in your proxy form, but you do not indicate how you want to vote, your proxy will be voted "FOR" approval of the merger agreement and the other proposals in the notice.

Q:
Can I revoke my proxy and change my vote?

A:
You may change your vote or revoke your proxy prior to the special meeting by filing with the corporate secretary of First Community, a duly executed revocation of proxy or submitting a new proxy with a later date. You may also revoke a prior proxy by voting in person at the applicable special meeting.

Q:
Are there risks I should consider in deciding to vote on the approval of the merger agreement?

A:
Yes, in evaluating the merger agreement and the transactions contemplated therein, you should read this proxy statement/prospectus carefully, including the factors discussed in the section titled "Risk Factors" beginning on page 26.

Q:
What if I oppose the merger? Do I have dissenters' rights?

A:
First Community stockholders who do not vote in favor of approval of the merger agreement and otherwise comply with all of the procedures of the Illinois Business Corporation Law of 1980, as amend (which we refer to as the "IBCA"), will be entitled to receive payment in cash of the fair value of their shares of First Community common stock as ultimately determined under the statutory process. A copy of the applicable sections of the IBCA is attached as Appendix B to this document. This "fair value" could be more than the merger consideration but could also be less.

Q:
What are the tax consequences of the merger to me?

Each of Barack Ferrazzano Kirschbaum & Nagelberg LLP (which we refer to as "Barack Ferrazzano") and Howard & Howard Attorneys PLLC (which we refer to as "Howard & Howard") have delivered opinions, dated March 15, 2017, to the effect that the merger qualifies as a "reorganization" pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the "Internal Revenue Code"). In addition, the completion of the merger is conditioned on receipt of a tax opinion from each of Barack Ferrazzano and Howard & Howard, dated as of the closing date, to the same effect as the opinions in the preceding sentence. The opinion will not bind the Internal Revenue Service, which could take a different view. Neither First Busey nor First Community has requested or received a ruling from the Internal Revenue Service that the merger will qualify as a reorganization. Provided the merger qualifies as a reorganization for United States federal income tax purposes, First Community stockholders may recognize gain, but will not recognize loss, upon the exchange of their First Community common stock for shares of First Busey common stock and cash. If the sum of the fair market value of the First Busey common stock and the amount of cash you receive in exchange for your shares of First Community common stock exceeds the adjusted basis of your shares of First Community common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of First Community common stock. Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income. You should consult with your tax adviser for the specific tax consequences of the merger to you. See "The Merger—Material U.S. federal income tax consequences of the merger."

Q:
When and where is First Community special meeting?

A:
The First Community special meeting will take place on June 7, 2017, at 10:30 a.m. local time, at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, Illinois 60527.

Q:
Who may attend the First Community special meeting?

A:
Only First Community stockholders on the record date may attend the special meeting. If you are a stockholder of record, you will need to present the proxy card that you received or another proof of identification in order to be admitted into the meeting.

Q:
Should I send in my First Community stock certificates now?

A:
No. Either at the time of closing or shortly after the merger is completed, the exchange agent for the merger, Computershare Trust Company, N.A., will send you a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent. You should use the letter of transmittal to exchange your First Community stock certificates for the merger consideration. Do not send in your stock certificates with your proxy form.

Q:
Whom may I contact if I cannot locate my First Community stock certificate(s)?

A:
If you are unable to locate your original First Community stock certificate(s), you should contact American Stock Transfer & Trust Company, LLC, First Community's transfer agent, at 1 (888) 509-4619, option 1, or First Community Financial Partners, Inc., Lynne M. Brooks, Shareholder Services, at (630) 789-4441.

Q:
What should I do if I hold my shares of First Community common stock in book-entry form?

A:
You are not required to take any special additional actions if your shares of First Community common stock are held in book-entry form. After the completion of the merger, shares of First Community common stock held in book-entry form automatically will be exchanged for the merger consideration, plus cash in lieu of any fractional shares.

Q:
What should I do if I receive more than one set of voting materials?

A:
First Community stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of First Community common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of First Community common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of First Community common stock that you own.

Q:
When is the merger expected to be completed?

A:
We will try to complete the merger as soon as reasonably possible. Before that happens, the merger agreement must be approved by stockholders of First Community, and we must obtain the necessary regulatory approvals. Assuming First Community stockholders vote to approve the merger and adopt the merger agreement and we obtain the other necessary approvals and satisfaction or waiver of the other conditions to the closing described in the merger agreement, we expect to complete the merger in mid-2017. See "Description of the Merger Agreement—Conditions to completion of the merger."

Q:
Is completion of the merger subject to any conditions besides stockholder approval?

A:
Yes. The transaction must receive the required regulatory approvals, and there are other standard closing conditions that must be satisfied. See "Description of the Merger Agreement—Conditions to completion of the merger."

Q:
What happens if the merger is not completed?

A:
First Community and First Busey expect to complete the merger in mid-2017. However, neither First Community nor First Busey can assure you of when or if the merger will be completed. First Community and First Busey must first obtain the approval of First Community stockholders for the merger, as well as obtain necessary regulatory approvals and satisfy certain other standard closing conditions. If the merger is not completed, First Community stockholders will not receive any consideration for their shares and will continue to be First Community stockholders. Each of First Busey and First Community will remain independent companies. Under certain circumstances, First Busey and First Community may be required to pay the other party a fee with respect to the termination of the merger agreement, as described under "Description of the Merger Agreement—Termination fees."

Q:
Who can answer my other questions?

A:
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy form, you should contact: First Community Financial Partners, Inc., Glen Stiteley, Corporate Secretary, 2801 Black Road, Joliet, Illinois 60435, (815) 725-1885.

SUMMARY

        This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully, you should read this entire proxy statement/prospectus carefully, including the Appendixes and the documents referred to or incorporated in this proxy statement/prospectus. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. See "Where You Can Find More Information."

Information about First Busey and First Community

        First Busey Corporation
100 W. University Ave.
Champaign, Illinois 61820
(217) 365-4500

        First Busey Corporation is a Nevada corporation and registered financial holding company for Busey Bank, an Illinois-chartered commercial bank headquartered in Champaign, Illinois. Busey Bank has 28 banking centers serving Illinois, thirteen banking centers in the St. Louis, Missouri metropolitan area, five banking centers serving southwest Florida and a banking center in Indianapolis, Indiana. Busey Bank also offers mortgage loan products through seventeen loan production offices in the St. Louis, Kansas City, Chicago, Omaha-Council Bluffs metropolitan areas and across the Midwest. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida.

        As of December 31, 2016, First Busey had total assets of approximately $5.4 billion, total gross loans, including held for sale, of approximately $4.1 billion, total deposits of approximately $4.4 billion and total stockholders' equity of approximately $594.3 million.

        First Busey common stock is traded on the NASDAQ Global Select Market under the ticker symbol "BUSE."

        First Community Financial Partners, Inc.
2801 Black Road
Joliet, Illinois 60435
(815) 725-0123

        First Community Financial Partners, Inc. is an Illinois corporation and registered bank holding company for First Community Financial Bank, an Illinois-chartered commercial bank headquartered in Joliet, Illinois. First Community Financial Bank has locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville, Burr Ridge, Mazon, Braidwood, and Diamond, Illinois.

        As of December 31, 2016, First Community had consolidated total assets of approximately $1.3 billion, total gross loans, including held for sale, of approximately $993.9 million, total deposits of approximately $1.1 billion and total stockholders' equity of approximately $113.7 million.

        First Community common stock is traded on the NASDAQ Capital Market under the ticker symbol "FCFP."

The merger and the merger agreement (See page 68)

        First Busey's acquisition of First Community is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, First Community will be merged with and into First Busey. After the consummation of the merger, First Community Financial Bank will be a wholly-owned subsidiary of First Busey. The merger is anticipated to be completed in mid-2017. At a date following the completion of the merger, First

Busey intends to merge First Community Financial Bank with and into Busey Bank, with Busey Bank as the surviving bank. At such time, First Community Financial Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate First Community Financial Bank and Busey Bank as separate bank subsidiaries.

        The merger agreement is included as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the merger agreement carefully and fully, as it is the legal document that governs the merger.

What First Community stockholders will receive (See page 68)

        If the merger is completed, each share of First Community common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by First Community as treasury stock or otherwise owned by First Community or First Busey and any dissenting shares), will be converted into the right to receive $1.35 in cash and 0.396 shares of First Busey common shares pursuant to the terms of the merger agreement, subject to certain adjustments as described in this proxy statement/prospectus. Only whole shares of First Busey common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the reference price of First Busey common stock as more fully described on page 69. Shares of First Community common stock held by First Community stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Potential adjustment of merger consideration (See page 69)

        First Community is entitled to terminate the merger agreement if the First Busey Market Value on the Determination Date is less than $22.71 per share, unless First Busey elects to increase the exchange ratio to equal the quotient obtained by dividing $8.99 by the First Busey Market Value. If First Busey elects to increase the exchange ratio, the merger agreement will remain in effect in accordance with its terms, except the stock consideration will be increased to reflect the revised exchange ratio. If First Busey declines to increase the exchange ratio, First Community will have the option to accept the original exchange ratio without adjustment. If the First Busey Market Value on the Determination Date is more than $35.90, then the exchange ratio shall be decreased to equal the quotient obtained by dividing $14.22 by the First Busey Market Value. If an adjustment to the exchange ratio would require First Busey to issue more than 19.9% of the issued and outstanding shares of into First Busey common stock at the effective time, then First Busey shall have the right to adjust the exchange ratio so that First Busey would only be required to issue no more than 19.9% of the First Busey common stock, and First Busey shall increase the cash consideration to reflect, on a per share basis, the aggregate value of the total number of shares that otherwise would have been issuable, valued at the First Busey Market Value.

Material U.S. federal income tax consequences of the merger (See page 56)

        Each of Barack Ferrazzano and Howard & Howard have delivered opinions, dated March 15, 2017, to the effect that the merger qualifies as a "reorganization" pursuant to Section 368(a) of the Internal Revenue Code. In addition, the completion of the merger is conditioned on receipt of a tax opinion from each of Barack Ferrazzano and Howard & Howard, dated as of the closing date, to the same effect as the opinions in the preceding sentence. The opinion will not bind the Internal Revenue Service, which could take a different view. Neither First Busey nor First Community has requested or received a ruling from the Internal Revenue Service that the merger will qualify as a reorganization.

        Provided the merger qualifies as a reorganization for United States federal income tax purposes, First Community stockholders may recognize gain, but will not recognize loss, upon the exchange of their First Community common stock for shares of First Busey common stock and cash. If the sum of the fair market value of the First Busey common stock and the amount of cash you receive in exchange for your shares of First Community common stock exceeds the adjusted basis of your shares of First Community common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of First Community common stock. Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income.

        Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the merger to you.

First Community's reasons for the merger; Board recommendation to First Community's stockholders (See page 44)

        The First Community board of directors believes that the merger agreement and the transactions contemplated therein are in the best interests of First Community and its stockholders. First Community's board of directors unanimously recommends that First Community stockholders vote "FOR" the proposal to approve the merger agreement and "FOR" adjournment of the First Community special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Interests of officers and directors of First Community in the merger may be different from, or in addition to, yours (See page 60)

        When you consider the First Community board of directors' recommendation to vote in favor of approval of the merger agreement, you should be aware that some of First Community's directors and officers may have interests in the merger that are different from, or in addition to, your interests as stockholders. These interests include, among others, retention and employment agreements with First Busey, the treatment of outstanding equity awards pursuant to the merger agreement, certain payments and benefits payable under the employment agreement entered into with First Community's chief executive officer, and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. These interests also include First Busey's agreement to appoint (i) one member of the First Community board of directors to serve as a member of the First Busey board of directors following completion of the merger and (ii) one individual mutually agreeable to the parties to the Busey bank board of directors following the completion of the bank merger. The First Community board of directors was aware of these interests and took them into account in reaching its decisions to approve and adopt the merger agreement and to recommend the approval of the merger agreement to First Community stockholders.

Treatment of First Community stock options and other equity awards (see page 70)

        First Community Employee Stock Options.    At the effective time of the merger, each outstanding and unexercised option to purchase shares of First Community common stock, whether vested or unvested, other than director stock options as discussed below, will be converted into an option to purchase First Busey common stock, and will remain subject to the same terms and conditions as applicable immediately prior to the effective time, as provided further in this proxy statement/prospectus.

        First Community Director Stock Options.    At the effective time of the merger, each outstanding and unexercised option to purchase shares of First Community common stock granted to a participant for service as a past or current member of the board of directors or an advisory board of First Community or First Community Financial Bank, or its affiliates, whether vested or unvested, will be cashed out by virtue of the merger as provided further in this proxy statement/prospectus.

        First Community Restricted Stock Units.    At the effective time of the merger, each outstanding restricted stock unit representing the right to receive one share of First Community common stock will be cashed out by virtue of the merger as provided further in this proxy statement/prospectus.

        First Community Performance Stock Units.    At the effective time of the merger, each outstanding performance stock unit award representing the right to receive one share of First Community common stock subject to a performance vesting condition will be deemed to be earned and vested at target level performance (defined as "Stretch" level of performance in the actual award agreements) and will be cashed out by virtue of the merger.

First Community stockholders will have dissenters' rights in connection with the merger (See page 65)

        First Community stockholders may assert dissenters' rights in connection with the merger and, upon complying with the requirements of the IBCA, receive cash in the amount of the fair value of their shares instead of the merger consideration.

        A copy of the sections of the IBCA pertaining to dissenters' rights is attached as Appendix B to this proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

The merger and the performance of the combined company are subject to a number of risks (See page 26)

        There are a number of risks relating to the merger and to the businesses of First Busey, First Community and the combined company following the merger. See the "Risk Factors" beginning on page 26 of this proxy statement/prospectus for a discussion of these and other risks relating to the merger. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled "Where You Can Find More Information."

Stockholder approval will be required to complete the merger and approve the other proposals set forth in the notice (See page 34)

        Approval by First Community's stockholders at First Community's special meeting of stockholders on June 7, 2017 is required to complete the merger. The presence, in person or by proxy, of a majority of the shares of First Community common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of First Community common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal listed in the notice. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Community common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of First Community common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on the adjournment proposal, although they may prevent First Community from obtaining a quorum and require First Community to adjourn the special meeting to solicit additional proxies.

Completion of the merger is subject to regulatory approvals (See page 60)

        The merger cannot proceed without obtaining all requisite regulatory approvals. First Busey and First Community have agreed to take all appropriate actions necessary to obtain the required approvals. The merger of First Busey and First Community is subject to prior approval of the Board of Governors of the Federal Reserve System (which we refer to as the "Federal Reserve"). First Busey submitted an application with the Federal Reserve Bank of Chicago on February 27, 2017 seeking the necessary approvals. The merger may not be completed until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

        At a date following the completion of the merger, First Busey intends to merge First Community Financial Bank with and into Busey Bank, with Busey Bank as the surviving bank. The bank merger will be subject to approval by the Illinois Department of Financial and Professional Regulation (which we refer to as the "IDFPR"). Busey Bank intends to file an application with the IDFPR seeking this approval in the near future.

        While First Busey knows of no reason why the approval of any of the applications would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to complete the merger and the bank merger will be obtained or obtained in a timely manner.

Conditions to the merger (See page 76)

        Closing Conditions for the Benefit of First Busey.    First Busey's obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of First Community in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by First Community in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein at the meeting of First Community stockholders;

  •
  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

  •
  receipt of a certificate signed on behalf of First Community certifying (i) the accuracy of the representations and warranties of First Community in the merger agreement and (ii) performance by First Community in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Barack Ferrazzano that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and First Community will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of First Community common stock upon the receipt of shares of First Busey common stock in exchange for their shares of First Community common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of First Community since the date of the merger agreement.

        Closing Conditions for the Benefit of First Community.    First Community's obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of First Busey in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein at the meeting of First Community stockholders;

  •
  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

  •
  receipt of a certificate signed on behalf of First Busey certifying (i) the accuracy of representations and warranties of First Busey in the merger agreement and (ii) performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Howard & Howard that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and First Community will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of First Community common stock upon the receipt of shares of First Busey common stock in exchange for their shares of First Community common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of First Busey since the date of the merger agreement.

How the merger agreement may be terminated by First Busey and First Community (See page 78)

        First Busey and First Community may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, either First Busey or First Community may also terminate the merger agreement as follows:

  •
  the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by the non-breaching party's failure to comply in all material respects with any of its obligations under the merger agreement;

  •
  any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;

  •
  failure to receive approval by First Community stockholders for the merger agreement and the transactions contemplated therein following the meeting held for such purpose, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of such failure;

  •
  the merger is not completed by October 31, 2017, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

  •
  a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement.

        In addition, a particular party may terminate the merger agreement as follows:

  •
  First Busey may terminate if First Community materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

  •
  First Community may terminate in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

  •
  First Busey may terminate if First Community's board of directors makes an adverse recommendation to First Community's stockholders; or

  •
  First Community may terminate if (i) on the Determination Date the First Busey Market Value is less than $22.71; (ii) First Busey has not exercised its option pursuant to increase the exchange ratio, and (iii) the First Community has not exercised its option to accept the exchange ratio without adjustment, such termination to be effective on the tenth day following the Determination Date.

Termination fees and expenses may be payable under some circumstances (See page 79)

  Termination Fees Payable by First Community.

        First Community has agreed to pay First Busey a termination fee of $2.5 million if First Busey terminates the merger agreement because First Community has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by First Busey's failure to comply in all material respects with any of its obligations under the merger agreement.

        First Community has agreed to pay First Busey a termination fee of $9.0 million if the merger agreement is terminated under the following circumstances:

  •
  First Busey terminates the merger agreement because First Community breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

  •
  First Community terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

  •
  If, prior to termination, another acquisition proposal is known to First Community, has been made directly to First Community's stockholders or is publically announced, and (i) thereafter the merger agreement is terminated by First Busey upon First Community's material breach of its obligations under the merger agreement and (ii) within six months after such termination First Community enter into a definitive written agreement with respect to such acquisition proposal.

  Termination Fees Payable by First Busey.

        First Busey has agreed to pay First Community a termination fee of $2.5 million if the merger agreement is terminated under the following circumstances:

  •
  First Community terminates the merger agreement because First Busey has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by First Community's failure to comply in all material respects with any of its obligations under the merger agreement; or

  •
  First Community terminates the merger agreement because First Busey has elected to not increase the exchange ratio if the First Busey Market Value on the Determination Date is less than $22.71.

Voting and support agreement (See page 69)

        On February 6, 2017, certain of the directors of First Community agreed to vote all of their shares of First Community common stock in favor of the merger agreement at the special meeting. The voting and support agreement covers approximately 24.1% of First Community's outstanding shares of common stock as of April 17, 2017. This voting and support agreement terminates if the merger agreement is terminated in accordance with its terms. A copy of the form of voting and support agreement is attached to this proxy statement/prospectus as Appendix C.

Accounting treatment of the merger (See page 56)

        For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States (which we refer to as "GAAP").

Certain differences in First Busey stockholder rights and First Community stockholder rights (See page 87)

        Because they will receive First Busey common stock, First Community stockholders will become First Busey stockholders as a result of the merger. Their rights as stockholders after the merger will be governed by First Busey's articles of incorporation and bylaws. The rights of First Busey stockholders are different in certain respects from the rights of First Community's stockholders. The material differences are described later in this proxy statement/prospectus.

First Busey shares will be listed on NASDAQ (See page 80)

        The shares of First Busey common stock to be issued pursuant to the merger will be listed on the NASDAQ Global Select Market under the symbol "BUSE."

Recent Developments (See page 25)

        On March 13, 2017, First Busey entered into an Agreement and Plan of Merger with Mid Illinois Bancorp, Inc. (which we refer to as "Mid Illinois"), pursuant to which First Busey will acquire Mid Illinois and its wholly owned subsidiary bank, South Side Trust & Savings Bank of Peoria (which we refer to as "South Side Bank"). In the proposed merger, Mid Illinois stockholders will have the right to receive for each share of Mid Illinois common stock, at the election of each stockholder, and subject to proration, (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock, or (iii) mixed consideration of $68.38 in cash and 5.2604 shares of First Busey common stock, with total consideration to consist of 70% stock and 30% cash. The acquisition is subject to customary closing conditions, including the approval of regulators and Mid Illinois stockholders, and is expected to close in the second half of 2017.

        First Busey is pursuing the First Community and Mid Illinois mergers independently of one another. The completion of the Mid Illinois merger is not contingent on the completion of the First Community merger. Similarly, the completion of the First Community merger is not contingent on the completion of the Mid Illinois merger.

Risk Factors (See page 26)

        You should consider all the information contained or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented. In particular, you should consider the factors described under "Risk Factors."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST BUSEY

        The following table summarizes selected historical consolidated financial data of First Busey for the periods and as of the dates indicated. This information has been derived from First Busey's consolidated financial statements filed with the SEC. You should not assume the results of operations for past periods indicate results for any future period.

        You should read this information in conjunction with First Busey's consolidated financial statements and related notes thereto included in First Busey's Annual Report on Form 10-K as of and for the year ended December 31, 2016, which are incorporated by reference into this proxy statement/prospectus. The per common share data provided below has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information."

	As of or for the years ended December 31,
	2016	2015	2014	2013	2012
	(dollars in thousands, except per share data)
Balance Sheet Items
Securities available for sale	$759,811	$834,838	$759,065	$841,310	$1,001,497
Securities held to maturity	47,820	49,832	2,373	834	—
Loans held for sale	256,319	9,351	10,400	13,840	40,003
Gross portfolio loans	3,878,900	2,627,739	2,405,290	2,281,460	2,033,107
Allowance for loan losses	47,795	47,487	47,453	47,567	48,012
Total assets	5,425,170	3,998,976	3,665,607	3,539,575	3,618,056
Tangible assets(1)	5,303,894	3,966,034	3,638,234	3,509,318	3,584,667
Total deposits	4,374,298	3,289,106	2,900,848	2,869,138	2,980,292
Short-term debt(2)	264,157	172,972	198,893	172,348	139,024
Long-term debt	80,000	80,000	50,000	—	7,000
Junior subordinated debt owed to unconsolidated trusts	70,868	55,000	55,000	55,000	55,000
Stockholders' equity	594,314	373,186	433,639	415,364	408,797
Common stockholders' equity	594,314	373,186	360,975	342,700	336,133
Tangible common stockholders' equity(3)	480,415	343,211	336,271	316,351	307,976
Results of Operations
Interest income	$164,889	$118,022	$108,075	$108,696	$116,916
Interest expense	10,229	6,207	6,499	8,631	14,770
Net interest income	154,660	111,815	101,576	100,065	102,146
Provision for loan losses	5,550	1,600	2,000	7,500	16,500
Net income available for common stockholders	49,694	38,306	32,047	25,093	18,724
Per Share Data
Diluted earnings	$1.40	$1.32	$1.10	$0.86	$0.65
Cash dividends	0.68	0.62	0.57	0.36	0.72
Book value(4)	15.54	13.01	12.47	11.84	11.63
Tangible book value(5)	12.37	11.86	11.52	10.80	10.48
Closing stock price	30.78	20.63	19.53	17.40	13.95

	As of or for the years ended December 31,
	2016	2015	2014	2013	2012
	(dollars in thousands, except per share data)
Other Information
Return on average assets	1.00%	0.98%	0.91%	0.71%	0.53%
Return on average common equity	9.59%	10.41%	9.11%	7.39%	5.49%
Net interest margin(6)	3.42%	3.10%	3.15%	3.15%	3.24%
Equity to assets ratio(7)	10.42%	9.39%	9.94%	9.61%	9.74%
Dividend payout ratio(8)	48.57%	46.97%	51.82%	41.86%	110.77%

(1)
Total assets less goodwill and intangible assets, non-GAAP.

(2)
Includes federal funds purchased, securities sold under agreements to repurchase, and short-term borrowings.

(3)
Common equity less tax effected goodwill and intangible assets, non-GAAP.

(4)
Total common equity divided by shares outstanding as of period end.

(5)
Total common equity less goodwill and intangible assets divided by shares outstanding as of period end.

(6)
Tax-equivalent net interest income divided by average earning assets, non-GAAP.

(7)
Average common equity divided by average total assets.

(8)
Ratio calculated using only common stock.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST COMMUNITY

        The following table summarizes selected historical consolidated financial data of First Community for the periods and as of the dates indicated. This information has been derived from First Community's consolidated financial statements filed with the SEC. You should not assume the results of operations for past periods indicate results for any future period.

        You should read this information in conjunction with First Community's consolidated financial statements and related notes thereto included in First Community's Annual Report on Form 10-K as of and for the year ended December 31, 2016, which is incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

	As of or for the years ended December 31,
	2016	2015	2014	2013	2012
	(dollars in thousands except per share data)
Balance Sheet Items
Securities available for sale	$202,198	$205,604	$168,687	$141,316	$108,961
Gross loans, including loans held for sale	993,933	772,719	689,193	654,750	637,114
Allowance for loan losses	11,684	11,741	13,905	15,820	22,878
Total assets	1,268,210	1,040,652	924,075	867,576	902,600
Tangible assets(1)	1,267,058	1,040,652	924,075	867,576	902,600
Total deposits	1,083,156	865,991	769,410	725,401	780,662
Other borrowed funds(2)	51,153	53,015	29,529	25,563	25,695
Subordinated debt	15,300	15,300	29,133	19,305	4,060
Stockholders' equity	113,715	103,041	92,053	84,979	87,931
Common stockholders' equity	113,715	103,041	92,053	85,519	50,467
Tangible common stockholders' equity(3)	112,563	103,041	92,053	85,519	50,467
Results of Operations
Interest income	$42,777	$36,725	$35,248	$34,898	$38,522
Interest expense	5,701	5,938	6,348	6,206	8,299
Net interest income	37,076	30,787	28,900	28,692	30,223
Provision for loan losses	1,066	(2,077)	3,000	8,002	7,062
Net income available for common stockholders	11,107	9,819	5,362	20,638	104
Per Share Data
Diluted earnings	$0.64	$0.57	$0.32	$1.29	$0.01
Book value(4)	6.59	6.05	5.52	5.24	4.14
Tangible book value(5)	6.53	6.05	5.52	5.24	4.14
Closing stock price	11.70	7.24	5.20	3.90	3.00
Other Information
Return on average assets	1.00%	0.99%	0.60%	2.34%	0.01%
Return on average common equity	10.17%	10.08%	5.68%	26.20%	0.14%
Net interest margin(6)	3.50%	3.26%	3.39%	3.37%	3.55%
Equity to assets ratio(7)	9.79%	9.80%	10.48%	7.44%	7.59%

(1)
Total assets less goodwill and intangible assets, non-GAAP.

(2)
Includes federal funds purchased, securities sold under agreements to repurchase, and short-term borrowings.

(3)
Common equity less intangible assets, non-GAAP.

(4)
Total common equity divided by shares outstanding as of period end.

(5)
Total common equity less intangible assets divided by shares outstanding as of period end.

(6)
Net interest income divided by average earning assets.

(7)
Average common equity divided by average total assets.

 SUMMARY UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

        The following table shows unaudited pro forma financial information about the financial condition and results of operations, including per share data, after giving effect to the merger and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of First Community will be recorded by First Busey at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on December 31, 2016. The unaudited pro forma condensed combined income statement for the year ended December 31, 2016 gives effect to the merger as if the merger had become effective at January 1, 2016. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of First Busey, which are incorporated in this proxy statement/prospectus by reference, the consolidated financial statements and related notes of First Community, which are incorporated in this proxy statement/prospectus by reference, and the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information" and "Selected Unaudited Pro Forma Condensed Combined Financial Information." The unaudited selected pro forma combined financial information does not give effect to the announced acquisition by First Busey of Mid Illinois. See "Recent Developments."

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. In addition, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

(dollars in thousands)	Year ended December 31, 2016
Pro forma condensed combined income statement data
Interest income	$211,699
Interest expense	17,989
Net interest income	193,710
Provision for loan losses	6,616
Net interest income after provision for loan losses	187,094
Non-interest income	80,636
Non-interest expense	175,203
Income before income taxes	92,527
Income taxes	31,285
Net income	61,242

As of December 31, 2016
Pro forma condensed combined balance sheet data
Loans	$4,851,418
Allowance for loan losses	(47,795)
Investment securities	1,009,829
Total assets	6,839,143
Deposits	5,457,454
Total stockholders' equity	804,385

 UNAUDITED COMPARATIVE PER COMMON SHARE DATA

        We have summarized below the per share information for our companies on a historical, pro forma combined and equivalent basis. This information was derived from the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for First Busey, and from the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for First Community, which should be read in conjunction with this information. See "Where You Can Find More Information."

        The pro forma combined information gives effect to the merger accounted for under the acquisition method of accounting for business combinations in accordance with GAAP. The pro forma calculations reflect that each outstanding share of First Community common stock immediately prior to the effective time of the merger will be converted into the right to receive $1.35 in cash and 0.396 shares of First Busey common stock.

        We assume that the merger occurred as of the beginning of the fiscal year or period presented (or in the case of book value, as of the date specified). The information is presented for illustrative purposes only. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the merger. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

	Historical
				First Community Pro Forma Equivalent(2)
	First Busey	First Community	First Busey Pro Forma Combined(1)
Basic Earnings
Year ended December 31, 2016	$1.42	$0.65	$1.46	$0.58
Diluted Earnings
Year ended December 31, 2016	1.40	0.64	1.45	0.57
Cash Dividends Paid
Year ended December 31, 2016	0.68	0.00	0.68	0.00
Common Book Value Per Share
As of December 31, 2016	15.54	6.59	17.85	7.07

(1)
First Busey pro forma combined amounts were based on First Busey's historical amounts.

(2)
First Community pro forma equivalent amounts were computed by multiplying the First Busey pro forma combined amounts by the exchange ratio.

 COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        First Busey common stock trades on the NASDAQ Global Select Market under the symbol "BUSE" and First Community common stock trades on the NASDAQ Global Select Market under the symbol "FCFP." The following table sets forth the high and low reported trading prices per share of First Busey common stock and First Community common stock, and the cash dividends declared per share for the periods indicated. First Busey's per common share data has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information."

First Busey

Quarter Data	High	Low	Dividend Declared
First quarter 2015	$20.58	$17.91	$0.15
Second quarter 2015	20.52	18.18	0.15
Third quarter 2015	20.83	17.77	0.15
Fourth quarter 2015	22.59	18.65	0.17
First quarter 2016	$21.02	$17.68	$0.17
Second quarter 2016	22.91	19.00	0.17
Third quarter 2016	24.02	20.94	0.17
Fourth quarter 2016	31.01	21.80	0.17
First quarter 2017	$31.91	$27.90	$0.18
Second quarter 2017 (through April 17, 2017)	$29.53	$28.03	$0.18

First Community

Quarter Data	High	Low	Dividend Declared
First quarter 2015*	$5.75	$5.14	$0.00
Second quarter 2015*	6.55	5.47	0.00
Third quarter 2015	7.00	6.25	0.00
Fourth quarter 2015	7.31	6.26	0.00
First quarter 2016	$8.84	$7.00	$0.00
Second quarter 2016	9.10	8.18	0.00
Third quarter 2016	9.52	8.50	0.00
Fourth quarter 2016	12.15	9.10	0.00
First quarter 2017	$13.85	$10.50	$0.00
Second quarter 2017 (through April 17, 2017)	$12.95	$12.20	$0.00

*
Represents the high and low bid prices per share of First Community common stock as reported on the OTCQX.

        The following table presents the closing prices of First Busey common stock and First Community common stock on February 6, 2017, the trading day of public announcement of the merger agreement, and April 17, 2017, the last practicable trading day prior to the mailing of this proxy statement/

prospectus. The table also shows the estimated equivalent per share merger consideration with respect to each share of First Community common stock on the relevant date.

	First Busey Closing Price	First Community Closing Price	Implied Value of Stock Consideration	Cash Consideration	Implied Total Per Share Value
February 6, 2017	$29.33	$11.60	$11.61	$1.35	$12.96
April 17, 2017	$28.51	$12.45	$11.29	$1.35	$12.64

        The above table shows only historical comparisons. These comparisons may not provide meaningful information to First Community stockholders in determining whether to approve the merger agreement. First Community stockholders are urged to obtain current market quotations for shares of First Busey common stock and First Community common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of First Busey common stock and First Community common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market prices of First Community common stock or First Busey common stock before or after the effective time of the merger. Changes in the market price of First Busey common stock prior to the completion of the merger will affect the market value of the merger consideration that First Community stockholders will receive upon completion of the merger.

 RECENT DEVELOPMENTS

        On March 13, 2017, First Busey entered into an Agreement and Plan of Merger with Mid Illinois, pursuant to which First Busey will acquire Mid Illinois and its wholly owned subsidiary bank, South Side Bank. In the proposed merger, Mid Illinois stockholders will have the right to receive for each share of Mid Illinois common stock, at the election of each stockholder, and subject to proration, (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock, or (iii) mixed consideration of $68.38 in cash and 5.2604 shares of First Busey common stock, with total consideration to consist of 70% stock and 30% cash. The acquisition is subject to customary closing conditions, including the approval of regulators and Mid Illinois stockholders, and is expected to close in the second half of 2017.

        The acquisition will enhance Busey's existing deposit, commercial banking and trust and investment presence in the greater Peoria area. Founded in 1922 and with more than $665 million in bank assets and $575 million in trust assets as of December 31, 2016, South Side Bank operates as a state chartered commercial and trust bank with thirteen branches located within the greater Peoria area. Upon completion of the holding company merger, South Side Bank is anticipated to merge with and into Busey Bank in the first quarter of 2018.

        First Busey is pursuing the First Community and Mid Illinois mergers independently of one another. The completion of the Mid Illinois merger is not contingent on the completion of the First Community merger. Similarly, the completion of the First Community merger is not contingent on the completion of the Mid Illinois merger.

        Additional information on First Busey's proposed acquisition of Mid Illinois may be found in First Busey's reports filed with the SEC, including the Form 8-K filed with the SEC on March 13, 2017. First Busey will also file a registration statement on Form S-4, which will include a proxy statement of Mid Illinois, which will be mailed to Mid Illinois stockholders describing the proposed acquisition of Mid Illinois and containing other important information. See "Where You Can Find More Information."

RISK FACTORS

        In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section "Special Notes Concerning Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See "References to Additional Information" in the forepart of this proxy statement/prospectus and the section of this proxy statement/prospectus entitled "Where You Can Find More Information."

Because the Market Price of First Busey Common Shares Will Fluctuate, First Community Stockholders Cannot Be Sure of the Value of the Merger Consideration They Will Receive.

        Upon completion of the merger, each share of First Community common stock will be converted into the right to receive $1.35 in cash and 0.396 shares of First Busey common stock pursuant to the terms of the merger agreement, subject to certain adjustments as described in this proxy statement/prospectus. The market value of the merger consideration may vary from the closing price of First Busey common stock on the date the merger was announced, on the date that this document was mailed to First Community stockholders, on the date of the special meeting of the First Community stockholders and on the date the merger is completed and thereafter. Any change in the exchange ratio or the market price of First Busey common stock prior to completion of the merger will affect the amount of and the market value of the merger consideration that First Community stockholders will receive upon completion of the merger. Accordingly, at the time of the special meeting, First Community stockholders will not know or be able to calculate with certainty the amount or the market value of the merger consideration they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in business, operations and prospects, and regulatory considerations. Many of these factors are beyond First Busey's or First Community's control. You should obtain current market quotations for shares of First Busey common stock and for shares of First Community common stock before you vote and before you make your election.

The Market Price of First Busey Common Stock after the Merger May be Affected by Factors Different from Those Affecting the Shares of First Community or First Busey Currently.

        Upon completion of the merger, holders of First Community common stock will become holders of First Busey common stock. First Busey's business differs in important respects from that of First Community and they currently operate in different markets. Accordingly, the results of operations of the combined company and the market price of First Busey common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of First Busey and First Community. For a discussion of the businesses and markets of First Busey and First Community and of some important factors to consider in connection with those businesses, please see the documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information."

First Community Stockholders Will Have a Reduced Ownership and Voting Interest After the Merger and Will Exercise Less Influence Over Management.

        First Community stockholders currently have the right to vote in the election of the First Community board of directors and on other matters requiring stockholder approval under Illinois law and First Community's articles of incorporation and bylaws. Upon the completion of the merger, each First Community stockholder will become a stockholder of First Busey with a percentage ownership of First Busey that is smaller than such stockholder's percentage ownership of First Community.

Additionally, only one member of the First Busey board of directors after the completion of the merger will be designated by First Community upon the completion of the merger. Based on the number of issued and outstanding First Busey common shares and shares of First Community common stock on April 17, 2017, and based on the exchange ratio of 0.396, stockholders of First Community, as a group, will receive shares in the merger constituting approximately 15.5% of First Busey common shares expected to be outstanding immediately after the merger (without giving effect to any First Busey common shares held by First Community stockholders prior to the merger). In addition, on March 13, 2017, First Busey announced that it entered into an Agreement and Plan of Merger to acquire Mid Illinois. As part of the merger consideration for that transaction, First Busey will issue shares of its common stock to Mid Illinois's stockholders such that, in the aggregate, 70% of the outstanding shares of Mid Illinois will be converted into the right to receive shares of First Busey common stock and the remaining 30% of the outstanding shares will be converted into the right to receive cash. See "Recent Developments." The issuance of First Busey shares in the Mid Illinois transaction will be further dilutive to First Community stockholders. Because of this, current First Community stockholders, as a group, will have less influence on the board of directors, management and policies of First Busey (as the combined company following the merger) than they now have on the board of directors, management and policies of First Community.

First Busey May Fail to Realize the Anticipated Benefits of the Merger.

        First Busey and First Community have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend on, among other things, First Busey's ability to combine the businesses of First Busey and First Community in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and does not materially disrupt the existing customer relationships of First Busey or First Community nor result in decreased revenues due to any loss of customers. If First Busey is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy and could have an adverse effect on the surviving corporation's business, financial condition, operating results and prospects.

        Certain employees may not be employed by First Busey after the merger. In addition, employees that First Busey wishes to retain may elect to terminate their employment as a result of the merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of First Busey's or First Community's ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of First Busey or First Community to maintain relationships with customers and employees or to achieve the anticipated benefits and cost savings of the merger.

        Among the factors considered by the Boards of Directors of First Busey and First Community in connection with their respective approvals of the merger agreement were the benefits that could result from the merger. There can be no assurance that these benefits will be realized within the time periods contemplated or at all.

Regulatory Approvals May Not Be Received, May Take Longer than Expected or May Impose Conditions that Are Not Presently Anticipated or Cannot Be Met.

        Before the transactions contemplated in the merger agreement can be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. In deciding whether to grant regulatory clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party's regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company's business. First Busey and First Community believe that the merger should not raise significant regulatory concerns and that First Busey will be able to obtain all requisite regulatory approvals in a timely manner. Despite the parties' commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the merger agreement, First Busey and First Community will not be required to complete the merger if any such approvals would reasonably be expected to materially restrict or burden First Busey following the merger. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were completed successfully within the expected timeframe. In addition, neither First Busey nor First Community can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger.

The Merger Agreement May Be Terminated in Accordance with Its Terms and the Merger May Not Be Completed.

        The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: approval of the merger agreement and the transactions it contemplates by First Community stockholders, receipt of certain requisite regulatory approvals, absence of orders prohibiting completion of the merger, effectiveness of the registration statement of which this proxy statement/prospectus is a part, approval of the issuance of First Busey common stock, as applicable, for listing on the NASDAQ Global Select Market, the accuracy of the representations and warranties by both parties (subject to the materiality standards set forth in the merger agreement) and the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. These conditions to the closing of the merger may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after stockholder approval, or First Busey or First Community may elect to terminate the merger agreement in certain other circumstances.

Termination of the Merger Agreement Could Negatively Impact First Community.

        If the merger is not completed for any reason, including as a result of First Community stockholders declining to approve the merger agreement, the ongoing business of First Community may be adversely impacted and, without realizing any of the anticipated benefits of completing the merger, First Community would be subject to a number of risks, including the following:

  •
  First Community may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the merger will be completed);

  •
  First Community may experience negative reactions from its customers, vendors and employees;

  •
  First Community will have incurred substantial expenses and will be required to pay certain costs relating to the merger, whether or not the merger is completed;

  •
  the merger agreement places certain restrictions on the conduct of First Community's businesses prior to completion of the merger. Such restrictions, the waiver of which is subject to the consent of First Busey (not to be unreasonably withheld, conditioned or delayed), may prevent First Community from making certain acquisitions or taking certain other specified actions during the pendency of the merger; and

  •
  matters relating to the merger (including integration planning) will require substantial commitments of time and resources by First Community management, which would otherwise have been devoted to other opportunities that may have been beneficial to First Community as an independent company.

        If the merger agreement is terminated and First Community's board of directors seeks another merger or business combination, First Community stockholders cannot be certain that First Community will be able to find a party willing to offer equivalent or more attractive consideration than the consideration First Busey has agreed to provide in the merger, or that such other merger or business combination will be completed. If the merger agreement is terminated under certain circumstances, First Community may be required to pay a termination fee of $9.0 million to First Busey.

First Community Will Be Subject to Business Uncertainties and Contractual Restrictions While the Merger Is Pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on First Community and, consequently, on First Busey. These uncertainties may impair First Community's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with First Community to seek to change existing business relationships with First Community. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, First Busey's business following the merger could be negatively impacted. In addition, the merger agreement restricts First Community from making certain transactions and taking other specified actions without the consent of First Busey until the merger occurs. These restrictions may prevent First Community from pursuing attractive business opportunities that may arise prior to the completion of the merger.

First Community Directors and Officers May Have Interests in the Merger Different From the Interests of First Community Stockholders.

        The interests of some of the directors and executive officers of First Community may be different from those of First Community stockholders, and directors and officers of First Community may be participants in arrangements that are different from, or are in addition to, those of First Community stockholders. The members of the First Community's board of directors knew about these additional interests and considered them among other matters, when making its decision to approve the merger agreement, and in recommending that First Community's common stockholders vote in favor of adopting the merger agreement. Such interests include, among others:

  •
  The acceleration of vesting of outstanding director stock options, restricted stock units and performance stock units;

  •
  Entering into an employment agreement with the Chief Executive Officer of First Community;

  •
  The receipt of certain change in control benefits; and

  •
  The continuation of service on First Busey's board of directors of one First Community director.

        These interests are more fully described in this proxy statement/prospectus under the section titled "The Merger—Interests of certain persons in the merger."

The Merger Agreement Contains Provisions that May Discourage Other Companies from Trying to Acquire First Community for Greater Merger Consideration.

        The merger agreement contains provisions that may discourage a third party from submitting a business combination proposal to First Community that might result in greater value to First Community's stockholders than the proposed merger with First Busey or may result in a potential competing acquirer proposing to pay a lower per share price to acquire First Community than it might otherwise have proposed to pay absent such provisions. These provisions include a general prohibition on First Community from soliciting, or, subject to certain exceptions relating to the exercise of fiduciary duties by First Community's board of directors, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. First Community also has an unqualified obligation to submit the proposal to approve the merger to a vote by its stockholders, even if First Community receives an alternative acquisition proposal that its board of directors believes is superior to the merger, unless the merger agreement has been terminated in accordance with its terms. In addition, First Community may be required to pay First Busey a termination fee of $9.0 million upon termination of the merger agreement in certain circumstances involving acquisition proposals for competing transactions. See "Description of the Merger Agreement—Termination" and "Description of the Merger Agreement—Termination fees."

The Unaudited Pro Forma Combined Condensed Consolidated Financial Information Included in This Proxy Statement/Prospectus Is Preliminary and the Actual Financial Condition and Results of Operations After the Merger May Differ Materially.

        The unaudited pro forma financial information included in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company's actual financial position or results of operations would have been had the merger been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that First Busey and First Community currently believe are reasonable. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to First Community's net assets. The purchase price allocation reflected in this proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of First Community as of the date of the completion of the merger. In addition, following the completion of the merger, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus.

The Opinion of First Community's Financial Advisor Will Not Reflect Changes in Circumstances Between the Signing of the Merger Agreement and the Completion of the Merger.

        First Community has not obtained an updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of First Community or First Busey, general market and economic conditions and other factors that may be beyond the control of First Community or First Busey, and on which First Community's financial advisor's opinion was based, may significantly alter the value of First Community or the prices of the First Busey common shares or shares of First Community common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because First Community does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed.

First Busey and First Community Will Incur Transaction and Integration Costs in Connection with the Merger.

        Each of First Busey and First Community has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the merger. In addition, First Busey will incur integration costs following the completion of the merger as First Busey integrates the businesses of the two companies, including facilities and systems consolidation costs and employment-related costs. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. See the risk factor entitled "—First Busey May Fail to Realize the Anticipated Benefits of the Merger" on page 27. First Busey and First Community may also incur additional costs to maintain employee morale and to retain key employees. First Busey and First Community will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the merger.

The shares of First Busey common stock to be received by First Community common stockholders as a result of the merger will have different rights from the shares of First Community common stock.

        Upon completion of the merger, First Community common stockholders will become First Busey stockholders and their rights as stockholders will be governed by the Nevada Revised Statutes and the First Busey articles of incorporation and bylaws. The rights associated with First Community common stock are different from the rights associated with First Busey common stock. Please see "Comparison of Rights of First Busey Stockholders and First Community Stockholders" for a discussion of the different rights associated with First Busey common stock.

The Dodd-Frank Act, among other things, subjects banks with assets in excess of $10 billion to additional costs.

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (which we refer to as the "Dodd-Frank Act") and its implementing regulations subject banks with assets in excess of $10 billion to additional requirements, such as the imposition of higher Federal Deposit Insurance Corporation (which we refer to as "FDIC") premiums, reduced debit card interchange fees, enhanced risk management frameworks and stress testing, all of which increase operating costs and reduce earnings. As First Busey approaches $10 billion in assets, it will be required to incur additional costs to address these additional requirements.

Risks Relating to First Busey's Business

        You should read and consider risk factors specific to First Busey's business that will also affect the combined company after the merger. These risks are described in the sections entitled "Risk Factors" in First Busey's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

Risks Relating to First Community's Business

        You should read and consider risk factors specific to First Community's business that will also affect the combined company after the merger. These risks are described in the sections entitled "Risk Factors" in First Community's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey and First Community. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey's and First Community's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this proxy statement/prospectus, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor First Community undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and First Community to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following:

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  the possibility that any of the anticipated benefits of the proposed transaction between First Busey and First Community will not be realized or will not be realized within the expected time period;

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  the risk that integration of operations of First Community with those of First Busey will be materially delayed or will be more costly or difficult than expected;

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  the inability to complete the proposed transaction due to the failure of the required stockholder approval;

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  the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals;

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  the failure of the proposed transaction to close for any other reason;

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  the potential impact of the announcement of the transaction on third party relationships, including customer relationships, and operating results;

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  the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

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  the strength of the local and national economy;

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  customer acceptance of the combined company's products and services;

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  changes in state and federal laws, regulations and governmental policies concerning First Busey's and First Community's general business;

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  changes in interest rates and prepayment rates of First Busey's and First Community's assets;

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  increased competition in the financial services sector and the inability to attract new customers;

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  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

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  the loss of key executives or employees;

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  changes in consumer spending;

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  unexpected results of acquisitions, including the acquisition of First Community;

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  unexpected outcomes of existing or new litigation involving First Busey or First Community;

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  the economic impact of any future terrorist threats or attacks;

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  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

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  changes in accounting policies and practices.

        These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning First Busey and First Community and their business, including additional factors that could materially affect First Busey's and First Community's financial results, are included in First Busey's and First Community's filings with the SEC.

Non-GAAP Financial Information

        This proxy statement/prospectus contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management, together with the related GAAP measures, in analysis of the companies' performance and in making business decisions. Management also uses these measures for peer comparisons.

        The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

 INFORMATION ABOUT THE SPECIAL MEETING OF FIRST COMMUNITY STOCKHOLDERS

Purpose

        First Community stockholders are receiving this proxy statement/prospectus because on April 17, 2017, the record date for the special meeting of stockholders to be held on June 7, 2017, at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, Illinois 60527 at 10:30 a.m., local time, they owned shares of the common stock of First Community, and the board of directors of First Community is soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below. Copies of this proxy statement/prospectus began to be mailed to holders of First Community common stock on May 1, 2017, and is accompanied by a proxy card for use at the special meeting and at any adjournment(s) of the meeting.

        At the special meeting, First Community board of directors will ask you to vote upon the following:

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  a proposal to approve the merger agreement and the transactions contemplated therein; and

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  a proposal to approve an adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the special meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, we ask that you instruct the proxies how to vote your shares in advance of the special meeting just in case your plans change.

        If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. Instead of voting by mailing a proxy card, record stockholders can vote their shares of First Community common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement and the transactions contemplated therein.

Record date, quorum and vote required

        The record date for the First Community special meeting is April 17, 2017. First Community's stockholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 17,744,886 shares of First Community common stock outstanding and entitled to vote at the special meeting. The outstanding shares are held by approximately 750 holders of record.

        The presence, in person or by proxy, of a majority of the shares of First Community common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the special meeting. Each share of First Community common stock outstanding on the record date entitles its holder to one vote on the matters being brought before the special meeting.

        To determine the presence of a quorum at the special meeting, First Community will also count as present the shares of First Community common stock present in person but not voting, and the shares of common stock for which First Community has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions. Broker non-votes are not counted as present for the purposes of determining quorum. Based on the number of shares of First Community common stock outstanding as of the record date, at least 8,872,444 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Community common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of First Community common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on the adjournment proposal, although they may prevent First Community from obtaining a quorum and require First Community to adjourn the special meeting to solicit additional proxies.

        As of the record date for the special meeting, First Community's directors and executive officers beneficially owned a total of 4,727,934 shares, or approximately 26.0% of the outstanding shares, of First Community common stock. These individuals have entered into a written agreement with First Busey that they will vote their shares in favor of the merger agreement, except as may be limited by their fiduciary obligations.

How to vote your shares

        Instead of voting by completing, signing and returning the enclosed proxy card, stockholders of record can also vote their shares of First Community common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 10:59 p.m, central time, on June 6, 2017.

        If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the matter brought before the special meeting. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted as the First Community board of directors recommends and will be voted "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement.

        You should not send any stock certificates with your proxy card. If the merger is approved, you will receive instructions for exchanging your stock certificates after the merger has been completed.

Shares held in "street name"

        If you hold shares in "street name" with a broker, bank or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker, bank or other fiduciary does not have the authority to vote are recorded as "broker non-votes" and are not counted in the vote by stockholders or for purposes of a quorum. As a result, any broker non-votes will have the practical effect of a vote against the merger proposal but will not affect the adjournment proposal.

        We therefore encourage you to provide directions to your broker, bank or other fiduciary as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker, bank or other fiduciary gives you concerning its procedures. Your broker, bank or other fiduciary may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other fiduciary that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other fiduciary, you must contact your broker, bank or other fiduciary. If you want to vote your shares of First Community common stock held in street name in person at the special meeting, you will need to obtain a written proxy in your name from your broker, bank or other fiduciary.

Revocability of proxies

        You may revoke your proxy at any time before the vote is taken at the special meeting, regardless of whether you submitted your original proxy by mail, the Internet or telephone. To revoke your proxy, you must either advise the Corporate Secretary of First Community in writing before your First Community common stock has been voted at the special meeting, deliver a later dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

        All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: First Community Financial Partners, Inc., Corporate Secretary, 2801 Black Road, Joliet, Illinois 60435. If you hold your shares in the name of a broker, bank or other fiduciary and desire to revoke your proxy, you will need to contact your broker, bank or other fiduciary to revoke your proxy.

Proxy solicitation

        First Community will pay the costs associated with the solicitation of proxies for the special meeting. First Community will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Community. In addition to the solicitation of proxies by mail, directors, officers and employees of First Community may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

THE FIRST COMMUNITY PROPOSALS
Proposal 1—Approval of the Merger Agreement

        At the First Community special meeting, stockholders of First Community will be asked to approve the merger agreement, pursuant to which First Community will merge with and into First Busey, and the transactions contemplated therein. Stockholders of First Community should read this proxy statement/prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the transactions contemplated therein. A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A.

        For the reasons discussed in this proxy statement/prospectus, the board of directors of First Community unanimously determined that the merger agreement and the transactions contemplated therein are in the best interests of First Community and its stockholders, and unanimously adopted and approved the merger agreement. The board of directors of First Community unanimously recommends that First Community stockholders vote "FOR" approval of the merger agreement and the transactions contemplated therein.

 Proposal 2—Adjournment of the Special Meeting

        If, at the First Community special meeting, the number of shares of First Community common stock cast in favor of the merger agreement is insufficient to approve the merger agreement and the transactions contemplated therein, First Community intends to move to adjourn the First Community special meeting in order to enable the board of directors of First Community to solicit additional proxies for approval of the merger agreement and the transactions contemplated therein. In this proposal, First Community is asking its stockholders to authorize the holder of any proxy solicited by the board of directors of First Community, on a discretionary basis, to vote in favor of adjourning the First Community special meeting to another time and place for the purpose of soliciting additional proxies.

        The board of directors of First Community unanimously recommends a vote "FOR" the proposal to adjourn the special meeting.

 THE MERGER

        This section of the proxy statement/prospectus describes material aspects of the merger. While First Busey and First Community believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, the attached Appendixes and the other documents to which this proxy statement/prospectus refers for a more complete understanding of the merger. The agreement and plan of merger attached hereto as Appendix A, not this summary, is the legal document which governs the merger.

General

        The First Community board of directors is using this proxy statement/prospectus to solicit proxies from the holders of First Community common stock for use at the First Community special meeting of stockholders, at which First Community stockholders will be asked to approve the merger agreement and thereby approve the merger. When the merger is completed, First Community will merge with and into First Busey and will cease to exist, which will result in First Community Financial Bank being a wholly-owned subsidiary of First Busey. The merger is anticipated to be completed in mid-2017. At a date following the completion of the merger, First Busey intends to merge First Community Financial Bank with and into Busey Bank, with Busey Bank as the surviving bank. At such time, First Community Financial Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate First Community Financial Bank and Busey Bank as separate bank subsidiaries.

        Each share of First Community common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by First Community as treasury stock or otherwise owned by First Community or First Busey and any dissenting shares), will be converted into the right to $1.35 in cash and 0.396 shares of First Busey common shares pursuant to the terms of the merger agreement, subject to certain adjustments as described in this proxy statement/prospectus. Only whole shares of First Busey common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the reference price of First Busey common stock. Shares of First Community common stock held by First Community stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Background of the merger

        The First Community board of directors has regularly reviewed and discussed First Community's business strategy, performance and prospects in the context of the economic environment, developments in the regulation of financial institutions and the competitive landscape. With this in mind, in 2013, the board of directors formed a special committee, Strategic/Capital Planning Committee (which we refer to as the "Strategic Committee") chaired by George Barr, First Community's Chairman of the Board. Among other things, these discussions have included possible strategic alternatives available to First Community, such as potential acquisitions or business combinations involving other financial institutions. In connection with the evaluation of these strategic alternatives, and in furtherance of enhancing profitability and maximizing stockholder value, Roy Thygesen, First Community's Chief Executive Officer, along with members of the Strategic Committee, has had, from time to time, discussions with representatives of other financial institutions and has regularly updated the board regarding such discussions. Additionally, the First Community management and Strategic Committee has periodically met with a number of investment banking firms with experience in business combinations in the financial services industry in Illinois and contiguous areas to discuss First Community's strategic options, including continuing operations on a standalone basis, mergers of equals or a sale to a strategic partner.

        First Busey's executive team and board of directors also regularly and actively considers First Busey's business and strategic direction. Through the past several years, First Busey's board of directors and executive management team has consistently maintained that they believe it was in the best interests of First Busey's stockholders to remain an independent entity and focus on First Busey's asset quality, capital position and the communities that it serves. As the economy in its market areas stabilized and showed indications of sustained recovery, they continued to emphasize First Busey's asset quality and they also began to explore ways to take advantage of the different opportunities to grow, both organically and through strategic transactions, particularly in new markets in the Midwestern United States, including the St. Louis market, which led to its acquisition of Pulaski Financial Corp. in 2016.

        While First Busey's management team has not targeted the city of Chicago for potential market expansion, they have monitored activity in the Chicagoland area and have been interested in evaluating different opportunities to enter markets around, but outside the city of Chicago. In this regard, First Busey's executive management has regularly met from time to time with financial advisors, including representatives from Stephens Inc. (which we refer to as "Stephens"), to discuss various trends in the industry, the merger and acquisition market and particular financial institutions around northern Illinois and near Chicago that could be strategic partners. The executive management team regularly reported this information to the full board of directors to keep the directors properly knowledgeable and informed on First Busey's strategic alternatives.

        In late June 2016, FIG Partners, LLC (which we refer to as "FIG") introduced Van Dukeman, First Busey's President and Chief Executive Officer, and Robin Elliott, First Busey's Executive Vice President, Chief Operating Officer and Chief Financial Officer, to Mr. Barr, and Mr. Thygesen. At this meeting, the principals discussed generally their respective businesses, the current state of the banking industry and challenges faced by banks in the general economic and regulatory environment. FIG updated the Strategic Committee on the meeting with Mr. Dukeman and Mr. Elliott at the Strategic Committee meeting on July 15, 2016. Mr. Dukeman also updated the First Busey board at its regular July board meeting. In connection with the July board meeting, several of First Community's directors traveled to Champaign and met with certain members of First Busey's board and held general discussions regarding their respective companies, businesses and the state of the M&A market. FIG updated the Strategic Committee about this discussion in early August 2016.

        Around the time of its introductory discussions with First Busey, First Community hired five lenders from a local Chicago area bank, finished its acquisition of Mazon State Bank in July 2016 and were in serious negotiations to acquire another Chicago area bank. It was the board's and management's intention to finalize the terms of this acquisition while discussions with First Busey continued.

        Mr. Dukeman and Mr. Thygesen remained in contact through the next several months regarding their respective businesses, the general banking environment and First Community's general ongoing strategy. FIG provided First Community's management and board with regular valuation updates regarding a possible transaction with First Busey. In particular, FIG reviewed the effect of various pricing scenarios with First Busey and the impact of those pricing scenarios on earnings per share accretion and tangible book value pay-back periods. FIG also highlighted the fact that First Busey traded at a slight discount to its peers and its stock price appeared to be undervalued.

        In late October 2016, Mr. Dukeman, Mr. Thygesen and representatives from FIG held additional discussions regarding a possible strategic transaction between First Busey and First Community. Shortly after that time, representatives of First Busey contacted representatives of First Community to request that the parties enter into a non-exclusive mutual confidentiality agreement so that the parties could continue their preliminary, non-binding discussions of the potential benefits and risks of a strategic transaction. First Busey's executive management updated the board on the ongoing discussions with First Community and the First Busey board authorized management to continue discussions with First

Community's management and its advisors. FIG and Mr. Thygesen updated the Strategic Committee with respect to its discussions with First Busey and the need to share confidential information and financial projections for fruitful discussions to continue. The Strategic Committee authorized Mr. Thygesen to review and sign the confidentiality agreement and provide First Busey with the information requested. Following a discussion of strategic alternatives, current market conditions, sale opportunities, process timeline and the potential market reactions to the presidential election, the Strategic Committee authorized Mr. Thygesen and FIG to continue conversations with First Busey. The parties entered into a confidentiality agreement on November 3, 2016.

        Over the next several weeks, First Busey conducted limited due diligence on First Community and First Busey's management team evaluated First Community's business and the possible benefits and risks associated with a business combination with First Community. On November 15, 2016, First Busey's board, in consultation with its executive management team, authorized the continuation of the limited due diligence and the preparation of a non-binding indication of interest that could be delivered to First Community, pending further board approval. Over the next several weeks, First Busey's executive team continued evaluating First Community's business, held several conversations with Mr. Thygesen and prepared a non-binding indication of interest, which was approved by First Busey's board.

        Following the Strategic Committee's evaluation and review of its strategic goals and alternatives, the Strategic Committee directed First Community management to negotiate an engagement agreement with FIG representatives to consider a sale to a strategic partner. First Community and FIG executed an engagement agreement on December 2, 2016.

        On December 12, 2016, First Busey provided First Community with a written, non-binding indication of interest with respect to a possible business combination in which First Busey would acquire First Community for consideration of between $12.25 and $12.75 per share in the form of 90% First Busey common stock and 10% cash. The proposed consideration was contingent upon a number of factors, including the results of First Busey's due diligence of First Community's organization. The indication of interest also outlined certain other key merger considerations, including, among other things, integration plans, employee retention expectations, benefit packages, proposed severance arrangements for employees, material conditions for closing, regulatory standing and required approvals and additional requirements. The closing price of First Community's common stock on December 12, 2016, was $10.70.

        At the same time that these discussions were occurring, First Community's Leadership & Compensation Committee (which we refer to as the "Compensation Committee") was actively interviewing compensation consultants to review executive management compensation to ensure it was competitive and performance based. Based upon the discussions with First Busey, the Compensation Committee delayed the engagement of an outside compensation consultant. However, based upon the competitive salary and benefit data provided as part of the consultant interview process, the Compensation Committee agreed to amend the employment agreement of Mr. Thygesen. In addition to an increase in Mr. Thygesen's base salary, the employment agreement was amended to increase the severance period from one year to two years. On December 17, 2016, an amendment to Mr. Thygesen employment agreement was formally executed.

        Upon receipt of the indication of interest, FIG prepared an analysis of the terms of the transaction and presented these findings to the Strategic Committee. The analysis included First Community alone and with its possible acquisition target. After reviewing the price range, the earnings per share accretion/dilution analysis, the tangible book value pay-back period, the current M&A market, the transaction structure, the financial performance of First Busey, the implications of the presidential election on bank stock prices, the Strategic Committee determined that the indication of interest pricing range was inadequate. At the direction of the Strategic Committee, FIG indicated that First

Community would continue to discuss a strategic transaction with First Busey only if First Busey increased the proposed consideration.

        On December 21, 2016, Mr. Barr, Mr. Thygesen, Patrick Roe, First Community's President and Chief Operating Officer, Glen Stiteley, First Community's Chief Financial Officer, and members of the FIG team met with Mr. Dukeman and Mr. Elliott to discuss 2016 performance, the outlook for the next three years, a detailed list of employee, director and vendor cost savings and expected one-time merger related costs. First Community management also detailed where additional revenue and cost saving assumptions may be found. Messrs. Dukeman and Elliott asked numerous questions and discussed their experience in achieving the projected cost savings from the Pulaski Financial Corp. transaction.

        On December 22, 2016, First Busey contacted Stephens regarding the potential transaction with First Community and representatives of Stephens began their analysis of a potential transaction and, over the next several days, worked closely with First Busey's management to develop a revised indication of interest. On December 27, 2016, First Busey submitted a revised non-binding indication of interest to First Community. The revised indication of interest provided for a fixed exchange ratio between 0.420 and 0.435 shares of First Busey common stock for every share of First Community common stock. The proposed consideration was still payable in 90% First Busey common stock and 10% cash. Based on the closing price of First Busey's common stock on December 27, 2016, the revised exchange ratio equated to a per share value of between $12.98 and $13.45. First Community's common stock closed at $10.80 on December 27, 2016.

        The Strategic Committee and FIG discussed the revised indication of interest on December 28, 2016. After reviewing the financial implications of the revised indication of interest and analyzing key economic assumptions underlying the revised indication of interest, the Strategic Committee felt that the price range was still insufficient. The Strategic Committee also expressed concern that there was not adequate protection to its stockholders should First Busey's stock decline between the signing of the definitive agreement and the closing of the transaction.

        After being notified that First Community continued to believe that First Busey's proposal did not reflect adequate value for First Community's stockholders, First Busey's management met with representatives from Stephens and, on December 29, 2016, submitted a revised non-binding indication of interest with a fixed value of 0.440 shares of First Busey common stock for each share of First Community common stock. The proposed consideration remained a mix of 90% First Busey common stock (which equated to 0.396 shares of First Busey common stock) and 10% cash. Additionally, the revised indication of interest provided for price protection for First Community with a double trigger walk-away provision allowing First Community to terminate the transaction if First Busey's common stock price declines 20% or more from the date of execution of a merger agreement and it declines more than 20% relative to a bank stock index. The revised proposal was subject to First Busey's completion of a more fulsome due diligence investigation of First Community, as well as, among other things, First Busey obtaining final approval from its board of directors and the parties' negotiation of a mutually acceptable definitive agreement. Based on the closing price of First Busey's common stock on December 29, 2016, the revised exchange ratio equated to an implied per share value of $13.61. First Community's common stock closed at $11.75 on December 29, 2016.

        On December 30, 2016, First Busey and First Community agreed to negotiate a merger agreement based upon the indication of interest from First Busey dated December 29, 2016 and to conduct additional due diligence on the other party. In early-January 2017, First Busey was granted access to a virtual data room populated by First Community and its advisors for the purpose of commencing more fulsome due diligence review of First Community.

        On January 9, 2017, FIG provided First Community's board with an analysis of the First Busey indication of interest. If the transaction were valued at First Busey's stock price on January 2, 2017, the price to be paid for First Community would have been $13.55 per share, consisting of $1.36 per share in cash and $12.19 in First Busey stock. At this time, FIG also provided the First Community board of directors with a significant analysis of certain other potential strategic buyers previously contacted by First Community, the pros and cons of each potential strategic buyer, each potential strategic buyer's ability to complete a transaction, the possible transaction structure and amount and type of consideration that could be offered by each potential strategic buyer, the competitive and regulator challenges that a prospective deal with each potential strategic buyer might face, and the financial performance of each potential strategic buyer. The First Community board also asked its legal advisor, Howard & Howard, to summarize the transaction negotiations to-date, discuss key anticipated definitive agreement terms, and outline the fiduciary responsibilities of board members when the board is presented with a potential sale of the company. After the First Community board of directors discussed the offer amongst itself, with FIG and with Howard & Howard, it determined that the price was sufficient to discuss a definitive agreement with First Busey. The board did request that FIG propose an alternative to the double trigger provision contained in the indication of interest. FIG outlined to the board several alternatives to the double trigger, including a decreased double trigger percentage, a floor on First Busey's stock price and a collar on First Busey's stock price.

        On January 11, 2017, First Busey and its legal advisor, Barack Ferrazzano, provided First Community and Howard & Howard with an initial draft merger agreement for the proposed transaction. Over the course of the following weeks, the parties and their respective legal advisors exchanged drafts of the merger agreement and worked toward finalizing the terms of the transaction, due diligence issues requiring resolution prior to execution of a definitive agreement, price adjustment mechanism, final pricing information, terms of representations and warranties for both sides, covenants for both sides and termination rights and fees.

        Also in mid-January, First Community presented First Busey with a "reverse" due diligence list regarding First Busey. First Busey populated a virtual data room with the requested documents and First Community and its advisors reviewed the documentation throughout the negotiation of the merger agreement.

        On January 25, 2017, First Busey and First Community agreed to fix the per share cash portion of the merger consideration at $1.35 in cash for each share of First Community common stock, which was approximately 10% of the value of the implied value of exchange rate as of December 29, 2016, the date the parties agreed to move forward to conduct more fulsome due diligence and negotiate a merger agreement. Also at that time, at First Community's request, First Busey agreed to remove from the merger agreement the double trigger walk-away right that was described in the indication of interest and replaced it with a price protection collar structure in which the exchange ratio might adjust if the price of First Busey's common stock increases or decreases more than 22.5% from its stock price calculated as of the execution of the merger agreement. See "Description of the Merger Agreement—Consideration to be received in the merger" for a discussion of this structure.

        As outlined in the indication of interest letters, First Busey believes that it is important to the success of the post-transaction company to retain Mr. Thygesen following a transaction. During the last half of January, representatives of First Busey held a number of conversations with Mr. Thygesen regarding the terms of his employment following a transaction. See "The Merger—Interests of certain persons in the merger" for a discussion of Mr. Thygesen's employment terms.

        On February 2, 2017, certain executives from First Community, along with representatives from FIG, met with certain executives from First Busey to ask questions and to supplement First Community's due diligence review of the First Busey organization.

        On February 3, 2017, the First Community board of directors held a special meeting, together with representatives of FIG and Howard & Howard, to review for the First Community board of directors the final terms of the transaction documents, including the director voting agreements, and the board's fiduciary duties in connection with its consideration of the proposed merger. FIG reviewed its draft written opinion to the First Community board of directors that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in its written opinion, the merger consideration was fair, from a financial point of view, to the holders of First Community common stock. Management also reported to the board on the results of First Community's reverse due diligence investigation on First Busey. The First Community board of directors discussed at length the transaction, the pricing terms and financial strength of First Busey, the ability to consider a superior proposal if one were to emerge, the termination fee that would be payable upon termination of the definitive agreement in certain circumstances, and the conditions to closing, specifically the regulatory approval provisions. In this regard, the First Community board considered the financial analyses of FIG regarding the valuation of First Community as a stand-alone entity. The directors discussed the attributes of First Busey's common stock, including its recent market performance, its dividend payout ratio and its trading volume. The board also discussed First Busey's commitment to community banking and its general corporate philosophy. Following extensive discussion and questions and answers, including consideration of the factors described under "First Community's reasons for the merger and recommendation of First Community's board of directors", the First Community board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interest of First Community and its stockholders. The board then authorized the First Community management to sign the definitive agreement on February 6, 2017, assuming there were no significant changes to the deal terms, the definitive agreement and/or general market conditions, and to recommend that the First Community stockholders approve the adoption of the merger agreement.

        Representatives of Howard & Howard and Barack Ferrazzano, in consultation with their respective clients, continued to finalize the disclosure schedules and certain employment matters for Mr. Thygesen and other employees through the February 4th weekend.

        On February 6, 2017, the Strategic Committee held a meeting with representatives of Howard & Howard and FIG. At the meeting, representatives of Howard & Howard discussed the final terms of the merger agreement in detail and answered questions about the agreement. Additionally, representatives of FIG updated the Strategic Committee on several final changes to the deal terms, which included the final sale price and the collar stock price parameters. FIG then led a discussion with the Strategic Committee regarding the merger agreement's financial terms, as well as summarized for the Strategic Committee the general economic and market climate, attributes about First Community's common stock, including its performance and trading characteristics, the key aspects of the sale process to date, due diligence activities undertaken and the several rounds of indications of interest, as well as summarizing comparable, recent merger transactions. After a lengthy discussion among the Strategic Committee members, utilizing the authority granted to them by the First Community board, the Strategic Committee authorized management to sign the definitive agreement and recommend that the First Community stockholders approve the adoption of the merger agreement.

        Also on February 6, 2017, the First Busey board of directors held a special meeting to discuss the proposed transaction and to review the final terms of merger agreement. Representatives of Barack Ferrazzano reviewed in detail the terms of the agreement and also discussed a possible timetable for the transaction based on final approval of the agreement, as well as other legal issues including the board's fiduciary duties owed to the First Busey stockholders. Management also reported to the board the results of First Busey's due diligence investigation of First Community. Further, representatives of Stephens reviewed with the board of directors its analysis of the financial terms contained in the merger agreement. The board discussed the advantages and rationales for proceeding with the transaction and determined that it was in the best interests of First Busey's stockholders to proceed with the transaction on the terms provided in the merger agreement. Based on this and its previous discussions, the First Busey board of directors unanimously approved the merger agreement and the issuance of shares contemplated in the agreement. Representatives of First Busey reported the board's actions to First Community's representatives following the meeting.

        Following the respective board meetings of First Busey and First Community, in the afternoon of February 6, 2017, First Busey and First Community executed the merger agreement and First Busey and First Community executed the voting agreements entered into with the directors of First Community. Shortly thereafter, on February 6, 2017, First Busey and First Community issued a joint press release announcing the execution of the merger agreement.

First Community's reasons for the merger and recommendation of the board of directors

        After careful consideration, the First Community board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of First Community and its stockholders and approved the merger agreement.

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommend that its stockholders vote "FOR" the merger agreement, the First Community board of directors consulted with First Community management, as well as its independent financial and legal advisors, and considered a number of factors, including the following material factors:

  •
  its knowledge of First Community's business, operations, financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization, and as a part of a combined company with First Busey;

  •
  its understanding of First Busey's business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects taking into account presentations by senior management of its due diligence review of First Busey and information furnished by FIG;

  •
  the fact that the implied value of the merger consideration as of February 2, 2017 of $12.90 for each share of First Community common stock, based on First Busey's closing price of $29.17 on that date, represented a 9.3% premium over the closing price of its common stock on February 2, 2017;

  •
  its belief that the merger will result in a stronger commercial banking franchise with a diversified revenue stream, strong capital ratios, a well-balanced loan portfolio and an attractive funding base that has the potential to deliver a higher value to First Community's stockholders as compared to continuing to operate as a stand-alone entity;

  •
  the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint;

  •
  the anticipated pro forma impact of the merger on First Busey, including potential synergies, and the expected impact on financial metrics such as earnings and tangible common equity per share, as well as on regulatory capital levels;

  •
  the financial analyses of FIG and its written opinion, dated as of February 6, 2017, delivered to the First Community board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of First Community common stock;

  •
  the structure of the transaction, which would give First Community stockholders the opportunity to participate as stockholders of First Busey in the future performance of the combined company;

  •
  the historical performance of each of First Community's common stock and First Busey's common stock and the dividend paid for each;

  •
  the fact that upon completion of the merger First Community stockholders will own approximately 15.5% of the outstanding shares of the combined company;

  •
  the more active trading market in First Busey common stock would give First Community stockholders greater liquidity for their investment;

  •
  the benefits to First Community and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

  •
  the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact industry competitive conditions;

  •
  the expected social and economic impact of the merger on the constituencies served by First Community, including its borrowers, customers, depositors, employees, and communities;

  •
  the effects of the merger on other First Community employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to First Community employees;

  •
  the board's understanding of the current and prospective environment in which First Community and First Busey operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

  •
  the ability of First Busey to complete the merger from a financial and regulatory perspective;

  •
  the board's understanding that the merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code, providing favorable tax consequences to First Community's stockholders in the merger; and

  •
  the board's review with its independent legal advisor, Howard & Howard, of the material terms of the merger agreement, including the board's ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation to First Community's stockholders and to consider and pursue a better unsolicited acquisition proposal, subject to the potential payment by First Community of a termination fee to First Busey, which the board of directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, as well as the nature of the covenants, representations and warranties and termination provisions in the merger agreement.

        The First Community board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

  •
  the risk that the consideration to be paid to First Community stockholders could be adversely affected by a decrease in the trading price of First Busey common stock during the pendency of the merger;

  •
  the potential risk of diverting management attention and resources from the operation of First Community's business and towards the completion of the merger;

  •
  the restrictions on the conduct of First Community's business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent First Community from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of First Community absent the pending merger;

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating First Community's business, operations and workforce with those of First Busey;

  •
  the fact that the interests of certain of First Community's directors and executive officers may be different from, or in addition to, the interests of First Community's other stockholders as described under the heading "Description of the Merger—Interests of certain persons in the merger;"

  •
  that, while First Community expects that the merger will be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or the First Community stockholder approval might not be obtained and, as a result, the merger may not be completed;

  •
  the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

  •
  the fact that: (i) First Community would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) First Community would be obligated to pay to First Busey a termination fee if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with First Community from pursuing such a transaction; and

  •
  the possibility of litigation challenging the merger, and its belief that any such litigation would be without merit.

        The foregoing discussion of the information and factors considered by the First Community board of directors is not intended to be exhaustive, but includes the material factors considered by the First Community board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the First Community board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Community board of directors considered all these factors as a whole, including discussions with, and questioning of First Community's management and First Community's independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

        The board of directors of First Community unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. First Community stockholders should be aware that First Community's directors and executive officers have interests in the merger that are different from, or in addition to, those of other First Community stockholders. The First Community board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the merger proposal be approved by the stockholders of First Community. See "The Merger—Interests of certain persons in the merger."

        This summary of the reasoning of First Community's board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Special Notes Concerning Forward-Looking Statements."

Opinion of FIG Partners, LLC

        FIG has delivered to the board of directors of First Community its opinion that, based upon and subject to the various considerations set forth in its written opinion dated as of February 6, 2017, the merger consideration to be paid by First Busey is fair to the stockholders of First Community from a financial perspective as of such date. In requesting FIG's investment banking advice and in rendering its opinion as to the fairness of the merger consideration to be received, no limitations were imposed by First Community upon FIG with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the opinion of FIG, dated February 6, 2017, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix D. First Community stockholders should read this opinion in its entirety.

        FIG is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other corporate purposes. As a specialist in securities of financial institutions, FIG has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. The board of directors of First Community selected FIG to act as its financial advisor in connection with the merger on the basis of the firm's reputation and expertise in transactions such as the merger.

        FIG's opinion is directed only to the fairness, from a financial point of view, of the merger consideration, and, as such, does not constitute a recommendation to any First Community stockholder as to how the stockholder should vote at the First Community stockholder meeting. The summary of the opinion of FIG set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

        The following is a summary of the analyses performed by FIG in connection with its opinion as to the fairness of the merger consideration. Certain analyses were demonstrated in a presentation to the board of directors of First Community by FIG. The summary set forth below does not purport to be a complete description of either the analyses performed by FIG in rendering its opinion or the entirety of the presentation delivered by FIG to the board of directors of First Community, but rather it summarizes the material analyses performed and presented by FIG in forming its conclusions as to the fairness of the merger consideration from a financial perspective.

        The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, FIG did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. FIG may have given various analyses more or less weight than other analyses. Accordingly, FIG believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors, could create an incomplete view of the process underlying the analyses set forth in its report to the board of directors of First Community and in rendering its fairness opinion.

        In performing its analyses, FIG made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of First Community or First Busey. The analyses performed by FIG are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of FIG's analysis of the fairness of the merger consideration, from a financial point of view, to First Community stockholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. FIG's opinion does not address the relative merits of the merger as compared to any other business combination in which First Community might engage. In addition, as described above, FIG's opinion to the board of directors of First Community was one of many factors taken into consideration by the board of directors of First Community in making its determination to approve the merger agreement.

        During the course of its engagement, and as a basis for arriving at its opinion, FIG reviewed and analyzed numerous materials bearing upon the financial and operating conditions of First Community and First Busey and materials and agreements prepared in connection with the merger. As part of its review and analysis, FIG, among other things,

  •
  reviewed the final draft of the merger agreement dated February 6, 2017;

  •
  reviewed certain historical publicly available business and financial information concerning First Community including, among other things, quarterly and annual reports filed with the SEC, the Federal Reserve and the FDIC;

  •
  reviewed certain historical publicly available business and financial information concerning First Busey including, among other things, quarterly and annual reports filed with the SEC, the Federal Reserve and the FDIC;

  •
  reviewed certain internal financial statements and other financial and operating data concerning First Community and First Busey as well as analyzed pro forma regulatory capital levels;

  •
  utilized earnings per share estimates for First Community for the years ending December 31, 2017, to December 31, 2021, as provided by the senior management of First Community;

  •
  utilized publicly available median analyst earnings per share estimates for First Busey for the years ending December 31, 2017 and 2018, and an estimated long-term annual earnings per share growth rate of 6.0% for the years thereafter;

  •
  utilized in its analyses certain assumptions related to transaction expenses, purchase accounting adjustment as well as certain cost savings. With respect to these estimates, the senior management of the First Community and First Busey confirmed to us that they reflected the best currently available estimates of the senior management of First Community and First Busey;

  •
  held discussions with members of the senior managements of First Community and First Busey for the purpose of reviewing the future prospects of First Community and First Busey, including financial estimates related to their respective businesses, earnings, assets, and liabilities and credit quality;

  •
  reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered and deemed relevant;

  •
  reviewed trading activity in First Community's and First Busey's common stock over the last twelve months relative to price and volume;

  •
  reviewed First Community's and First Busey's financial performance and current valuation metrics relative to other publicly traded banks which were deemed similar to First Community; and

  •
  performed such other analyses and considered such other factors as we have deemed relevant and appropriate.

        FIG also took into account its experience in other transactions, as well as its knowledge of the commercial banking industry and its general experience in securities valuations.

        In rendering its opinion, FIG assumed, without independent verification, the accuracy and completeness of the publicly and non-publicly available financial and other information furnished to FIG by First Community and First Busey and relied upon the accuracy of the representations and warranties of the parties contained in the merger agreement. FIG also assumed that the financial forecasts discussed with FIG by First Community and First Busey were reasonably prepared and reflected the best currently available estimates and judgments of senior management of First Community and First Busey as to the future financial performance of First Community and First Busey. FIG has not made any independent evaluation or appraisal of any properties, assets or liabilities of First Community or First Busey.

Contribution Analysis

        FIG analyzed the relative contribution of First Community and First Busey to the pro forma balance sheet and income of the combined entity, assuming approximately 90% of the merger consideration consists of First Busey common stock. This analysis excluded purchase accounting adjustments. To perform this analysis, FIG used historical balance sheet and net income data for both companies as of December 31, 2016. The results of FIG's analysis are set forth in the following table, which also compares the results of the analysis with the implied pro forma ownership percentages of First Community and First Busey respective stockholders in the combined company:

	First Busey	First Community
Pro Forma Shares Outstanding(1)	84.6%	15.4%
Total Assets	81.1%	18.9%
Total Loans	80.6%	19.4%
Total Deposits	80.2%	19.8%
Tangible Common Equity(2)	80.8%	19.2%
Net Income (trailing four quarters)(3)	83.9%	16.1%
Market Capitalization(1)(4)	84.3%	15.7%

(1)
Includes restricted stock units that vest prior to closing and assumes cashless exercise of First Community warrants.

(2)
Common equity less goodwill and other intangible assets.

(3)
First Community's net income adjusted for non-recurring items.

(4)
Based on First Busey stock price of $29.33 and First Community stock price of $11.60.

Comparable Company Analysis

        FIG used publicly available information to compare selected financial information for First Community to two groups of financial institutions selected by FIG, using financial information as of the most recent quarter and market data available on February 6, 2017. The first peer group consisted of 26 publicly-traded U.S. banks with total assets between $1.0 billion and $1.5 billion, last twelve months return on average assets greater than 0.50%, and a ratio of non-performing assets to total assets of less than 2.0%. The U.S. peer group consisted of the following companies:

Premier Financial Bancorp, Inc.	National Bankshares, Inc.
First Guaranty Bancshares, Inc.	Investar Holding Corp.
C&F Financial Corporation	Unity Bancorp, Inc.
Access National Corporation	Southern National Bancorp of Virginia, Inc.
Penns Woods Bancorp, Inc.	Norwood Financial Corp.
CapStar Financial Holdings, Inc.	Peoples Bancorp of North Carolina, Inc.
Central Valley Community Bancorp	Evans Bancorp, Inc.
Southern First Bancshares, Inc.	1st Constitution Bancorp
Veritex Holdings, Inc.	Mid Penn Bancorp, Inc.
First Bancshares Inc.	SmartFinancial, Inc.
Citizens & Northern Corp. Investment Corporation	Citizens Holding Company
ACNB Corporation	Howard Bancorp, Inc.
Community Bankers Trust Corporation	First Bank

        The second group consisted of 22 Midwestern U.S. (KS, KY, IL, IN, IA, MI, MN, MO, NE, ND, OH, SD, & WI) financial institutions with total assets between $1.0 billion and $3.0 billion and a ratio of non-performing assets to total assets of less than 2.0%. The Midwest peer group consisted of the following companies:

German American Bancorp, Inc.	First Business Financial Services, Inc.
First Mid-Illinois Bancshares	Farmers Capital Bank Corporation
Bank Mutual Corporation	Equity Bancshares, Inc.
First Defiance Financial Corporation	BankFinancial Corp
Nicolet Bankshares, Inc.	MutualFirst Financial, Inc.
United Community Financial Corp.	Southern Missouri Bancorp, Inc.
Old Second Bancorp, Inc.	Civista Bancshares, Inc.
Farmers National Banc Corp.	MBT Financial Corp.
West Bancorp, Inc.	Ames National Corporation
First Internet Bancorp	LCNB Corp.
Waterstone Financial Inc.	Hawthorn Bancshares, Inc.

        The table below sets forth the data for First Community and the median and mean data for the two peer groups

First Community	U.S. Peer Group Median	U.S. Peer Group Mean	Midwest Peer Group Median	Midwest Peer Group Mean
Total assets (in millions)	$1,268	$1,206	$1,230	$1,788	$1,757
Tangible common equity/Tangible assets	9.1%	9.0%	9.6%	8.9%	9.1%
Leverage ratio	9.1%	9.9%	10.5%	9.3%	9.3%
LTM Return on average assets	1.00%	0.89%	0.90%	0.94%	0.86%
LTM Return on average tangible common equity	10.17%	9.47%	9.84%	10.00%	9.41%
LTM Net interest margin	3.50%	3.64%	3.71%	3.36%	3.11%
LTM Efficiency ratio	61.9%	65.4%	65.1%	61.8%	58.6%
Loan loss reserves/Gross loans	1.18%	1.09%	1.18%	1.01%	0.93%
Non-performing assets(1)/Total assets	0.52%	0.73%	0.86%	0.78%	0.82%
Price/Tangible book value	175%	165%	168%	187%	167%
Price/LTM Earnings per share	18.1	x	17.8	x	18.5	x	17.7	17.9	x
Market value (in millions)	$204	$181	$202	$290	$308

(1)
Non-performing assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.

Comparable Transaction Analysis

        As part of its analysis, FIG reviewed two groups of comparable merger transactions. The first peer group included transactions, which have been announced or completed since January 1, 2016, that involved target banks located in the U.S. that had total assets between $1.0 billion and $5.0 billion (which we refer to as "Precedent Transactions—U.S."). All consideration types were included. The group was also limited to transactions where pricing was disclosed. This group consisted of the following 26 transactions:

Date Announced	Acquiror	Acquiror State	Target	Target State
01/26/17	Midland States Bancorp, Inc.	IL	Centrue Financial Corporation	IL
01/23/17	Simmons First National Corporation	AR	First Texas BHC, Inc.	TX
01/17/17	Renasant Corp.	MS	Metropolitan BancGroup, Inc.	MS
01/09/17	Columbia Banking System Inc.	WA	Pacific Continental Corporation	OR
12/14/16	Simmons First National Corporation	AR	Southwest Bancorp, Inc.	OK
12/14/16	Veritex Holdings, Inc.	TX	Sovereign Bancshares, Inc.	TX
12/13/16	Pacific Premier Bancorp, Inc.	CA	Heritage Oaks Bancorp	CA
12/13/16	Southern National Bancorp of Virginia, Inc.	VA	Eastern Virginia Bankshares, Inc.	VA
11/21/16	Independent Bank Group, Inc.	TX	Carlile Bancshares, Inc.	TX
11/17/16	First Interstate BancSystem	MT	Cascade Bancorp	OR
10/24/16	Access National Corporation	VA	Middleburg Financial Corporation	VA
10/24/16	Community Bank System, Inc.	NY	Merchants Bancshares, Inc.	VT
08/18/16	United Bankshares, Inc.	WV	Cardinal Financial Corporation	VA
07/13/16	OceanFirst Financial Corp.	NJ	Ocean Shore Holding Company	NJ
07/08/16	Cathay General Bancorp	CA	SinoPac Bancorp	CA
06/28/16	First Midwest Bancorp, Inc.	IL	Standard Bancshares, Inc.	IL
06/27/16	Berkshire Hills Bancorp, Inc.	MA	First Choice Bank	NJ
06/27/16	People's United Financial, Inc.	CT	Suffolk Bancorp	NY
06/17/16	South State Corporation	SC	Southeastern Bank Financial Corporation	GA
05/05/16	Bar Harbor Bankshares	ME	Lake Sunapee Bank Group	NH
05/03/16	Investors Bancorp, Inc	NJ	The Bank of Princeton	NJ
05/03/16	WesBanco, Inc.	WV	Your Community Bankshares, Inc.	IN
04/28/16	Mechanics Bank	CA	California Republic Bancorp	CA
01/28/16	Pinnacle Financial Partners, Inc.	TN	Avenue Financial Holdings, Inc.	TN
01/12/16	Old National Bancorp	IN	Anchor BanCorp Wisconsin, Inc.	WI
01/05/16	OceanFirst Financial Corp.	NJ	Cape Bancorp, Inc.	NJ

        In addition, FIG also reviewed comparable transactions which have been announced or completed since January 1, 2015, that involved target banks located in the Midwest region of the U.S. (KS, KY, IL, IN, IA, MI, MN, MO, NE, ND, OH, SD, & WI) that had total assets of between $1.0 billion and $5.0 billion (which we refer to as "Precedent Transactions—Midwest"). All consideration types were included. The group was also limited to transactions where pricing was disclosed. This group consisted of the following eight transactions:

Date Announced	Acquiror	Acquiror State	Target	Target State
01/26/17	Midland States Bancorp, Inc.	IL	Centrue Financial Corporation	IL
06/28/16	First Midwest Bancorp, Inc.	IL	Standard Bancshares, Inc.	IL
05/03/16	WesBanco, Inc.	WV	Your Community Bankshares, Inc.	IN
01/12/16	Old National Bancorp	IN	Anchor BanCorp Wisconsin, Inc.	WI
12/03/15	First Busey Corporation	IL	Pulaski Financial Corp.	MO
11/30/15	Great Western Bancorp, Inc.	SD	HF Financial Corp.	SD
11/22/15	MB Financial, Inc.	IL	American Chartered Bancorp, Inc	IL
01/06/15	Chemical Financial Corporation	MI	Lake Michigan Financial Corporation	MI

        FIG calculated the medians and averages of the following relevant transaction ratios in the Precedent Transactions—U.S. and the Precedent Transactions—Midwest: the percentage of the offer value to the acquired company's tangible book value, last twelve months earnings (which we refer to as "LTM"), total assets, and the tangible book value premium to core deposits. FIG compared these multiples with the corresponding multiples for the merger, valuing the total merger consideration that would be received pursuant to the merger agreement as of February 6, 2017, at approximately $239.2 million, or $12.96 per First Community common share based upon the per share merger consideration to be received of $1.35 in cash plus 0.396 shares of First Busey, valued at the then trading value of $29.33 as of February 6, 2017. In calculating the multiples for the merger, FIG used First Community's tangible book value per share, last twelve months earnings, total assets, and total core deposits as of December 31, 2016. The results of this analysis are as follows:

		Precedent Transactions—U.S.
	First Community Value ($000s)
Valuation Metric		Median Multiple	Aggregate Value ($000s)	Value Per Share
Tangible common equity	$112,958	190.6%	$215,270	$11.75
LTM net income(1)	$9,538	21.0x	$199,916	$10.91
Total assets	$1,268,210	17.8%	$226,185	$12.34
Core deposits(2)	$860,927	12.1%	$216,743	$11.83

	Ranges of Values:	Minimum	$199,916	$10.91
		Maximum	$226,185	$12.34

(1)
First Community's net income adjusted for non-recurring items.

(2)
Excludes certificates of deposits greater than $100,000.

		Precedent Transactions—Midwest.
	First Community Value ($000s)
Valuation Metric		Median Multiple	Aggregate Value ($000s)	Value Per Share
Tangible common equity	$112,958	159.0%	$179,648	$9.80
LTM net income(1)	$9,538	18.4x	$175,595	$9.58
Total assets	$1,268,210	15.1%	$191,690	$10.46
Core deposits(2)	$860,927	8.6%	$187,342	$10.22

	Ranges of Values:	Minimum	$175,595	$9.58
		Maximum	$191,690	$10.46

(1)
First Community's net income adjusted for non-recurring items

(2)
Excludes certificates of deposits greater than $100,000

Discounted Cash Flow Analysis

        FIG estimated the present value per share of First Community common stock based on estimated future earnings stream for the years ending December 31, 2017 through December 31, 2021, derived from First Community's internal projections. To approximate the terminal value of First Community common stock at December 31, 2021, FIG applied price to tangible book value multiples ranging from 180% to 220% of estimated tangible book value in 2021 and price to earnings multiples ranging from 18 to 22 times 2021 estimated earnings. The resulting implied terminal values were then discounted to present values using different discount rates ranging from 10% to 14%. The discount rates chosen by FIG were intended to reflect different assumptions regarding the required rates of return of holders or prospective buyers of First Community's common stock. The following tables show implied range per share of First Community common stock.

		Price / Tangible Book Value Terminal Multiples— Sensitivity Table
		1.80 x	1.90x	2.00x	2.10x	2.20x
Discount Rate	10.0%	$11.41	$12.04	$12.68	$13.31	$13.95
	11.0%	$10.91	$11.51	$12.12	$12.72	$13.33
	12.0%	$10.43	$11.01	$11.59	$12.17	$12.74
	13.0%	$9.97	$10.53	$11.08	$11.64	$12.19
	14.0%	$9.54	$10.07	$10.60	$11.13	$11.66

		Price / Earnings Acquisition Multiples— Sensitivity Table
		18.0 x	19.0 x	20.0 x	21.0 x	22.0 x
Discount Rate	10.0%	$13.10	$13.83	$14.56	$15.28	$16.01
	11.0%	$12.52	$13.22	$13.91	$14.61	$15.30
	12.0%	$11.97	$12.64	$13.30	$13.97	$14.63
	13.0%	$11.45	$12.09	$12.72	$13.36	$14.00
	14.0%	$10.96	$11.57	$12.17	$12.78	$13.39

Pro Forma Financial Impact

        FIG analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes in the second calendar quarter of 2017; and (ii) each share of the outstanding First Community common stock is converted into the right to receive $1.35 in cash plus 0.396 shares of First Busey. FIG also incorporated the following assumptions, as provided by or based on discussion with the respective senior managements of First Community and First Busey: (i) purchase accounting adjustments consisting of (A) a credit mark on loans and (B) a core deposit intangible asset; (ii) estimated annual cost savings; (iii) estimated, pre-tax, one-time transaction costs; and (iv) an annual pre-tax opportunity cost of cash. The analysis indicated that the merger could be accretive to the combined company's estimated earnings per share in 2017 (excluding one-time transaction expenses) and dilutive to estimated tangible book value per share at close. In connection with this analyses, FIG considered and discussed with the board of directors and senior management of First Community how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Comparable Company Analysis—Combined Company

        FIG used publicly available information to compare selected financial information for First Busey in combination with First Community to two groups of financial institutions selected by FIG, using financial information as of the most recent quarter and market data available on February 6, 2017. The first peer group consisted of 26 publicly-traded U.S. banks institutions with total assets between $5.0 billion and $10.0 billion, last twelve months return on average assets greater than 1.0%, and a ratio of non-performing assets to total assets less than 2.0%. The U.S. peer group consisted of the following companies:

Columbia Banking System, Inc.	Park National Corporation
Glacier Bancorp, Inc.	First Merchants Corporation
FCB Financial Holdings, Inc.	BancFirst Corporation
First Interstate BancSystem, Inc.	S&T Bancorp Inc.
South State Corporation	Ameris Bancorp
Renasant Corporation	WSFS Financial Corporation
Community Bank System, Inc.	HomeStreet, Inc.
First Financial Bancorp	Tompkins Financial Corporation
Simmons First National Corporation	ServisFirst Bancshares, Inc.
LegacyTexas Financial Group, Inc.	Flushing Financial Corporation
CVB Financial Corp.	1st Source Corporation
TowneBank	Westamerica Bancorporation
Independent Bank Corp.	Sandy Spring Bancorp Inc.

        The second group consisted of five Midwestern U.S. (KS, KY, IL, IN, IA, MI, MN, MO, NE, ND, OH, SD, & WI) financial institutions with total assets between $5.0 billion and $10.0 billion and a ratio of non-performing assets to total assets of less than 2.0%. The Midwest peer group consisted of the following companies:

First Financial Bancorp
Heartland Financial USA, Inc.
Park National Corporation
First Merchants Corporation
1st Source Corporation

        The table below sets forth the median and mean data for the two peer groups:

	U.S. Peer Group Median	U.S. Peer Group Mean	Midwest Peer Group Median	Midwest Peer Group Mean
Total assets (in millions)	$7,841	$7,710	$7,468	$7,370
Tangible common equity/Tangible assets	9.0%	9.1%	9.1%	8.9%
Leverage ratio	9.9%	9.7%	8.9%	8.6%
LTM Return on average assets	1.11%	1.14%	1.08%	1.08%
LTM Return on average tangible common equity	13.26%	13.21%	13.41%	13.26%
LTM Net interest margin	3.57%	3.67%	3.68%	3.72%
LTM Efficiency ratio	59.8%	58.0%	60.5%	60.9%
Loan loss reserves/Gross loans	0.95%	1.02%	1.00%	1.00%
Non-performing assets(1)/Total assets	0.62%	0.72%	0.64%	0.86%
Price/Tangible book value	260%	258%	248%	233%
Price/LTM Earnings per share	20.4x	20.5x	19.4x	18.7x
Price/2017 Estimated Earnings per share	18.7x	18.9x	18.4x	18.0x
Market value (in millions)	$1,742	$1,764	$1,646	$1,476

(1)
Non-performing assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.

        FIG is acting as First Community's financial advisor in connection with the merger and First Community has agreed to pay FIG a fee for such services equal to 1.0% of the aggregate merger consideration; of which, $15,000 was payable as an upfront retainer and $250,000 was payable upon the rendering of its opinion and the balance is contingent upon the consummation of the merger. Based on First Busey's February 6, 2017, closing price of $29.33, FIG would receive total fees of approximately $2.4 million for all services performed in the merger, inclusive of the retainer and fairness opinion fees. First Community has also agreed to indemnify FIG against any claims or liabilities arising out of FIG's engagement by First Community. In addition to this engagement, in the past two years, FIG has provided investment banking and financial advisory services to First Community, but has not received compensation for such services. In the past two years, FIG has provided investment banking and financial advisory services to First Busey and received compensation for such services. FIG served as financial advisor to First Busey in connection with its acquisition of Pulaski Financial Corporation.

        Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, FIG determined that the merger consideration was fair, from a financial perspective, to the First Community common stockholders.

First Busey's reasons for the merger

        First Busey's board of directors believes that the merger is in the best interests of First Busey and its stockholders. In deciding to approve the merger, First Busey's board of directors after consulting with its management as well as its legal and financial advisors, considered a number of factors, including the following, which are not presented in order of priority:

  •
  management's view that the acquisition of First Community provides an attractive opportunity to expand into desirable markets, including the Chicagoland area;

  •
  First Community's complementary relationship-oriented community banking model, and its compatibility with First Busey and its subsidiaries;

  •
  a review of the demographic, economic and financial characteristics of the markets in which First Community operates, including existing and potential competition and history of the market areas with respect to financial institutions;

  •
  management's review of First Community's business, operations, earnings and financial condition, including its management, capital levels and strong asset quality;

  •
  anticipated efficiencies to come from integrating certain of First Community's operations into First Busey's existing operations;

  •
  its review and discussions with First Busey's management and Barack Ferrazzano, First Busey's legal counsel, concerning the due diligence investigation of First Community;

  •
  management's expectation that First Busey will retain its strong capital position upon completion of the transaction;

  •
  the opportunity to build a greater recognition and awareness of the First Busey brand;

  •
  the financial presentation, dated February 6, 2017, of Stephens, First Busey's financial advisor, to the First Busey board of directors;

  •
  the terms of the merger agreement, including the expected tax treatment and termination fee provisions, which it reviewed with First Busey's outside legal and financial advisors;

  •
  the potential risk of diverting management attention and resources from the operation of First Busey's business and towards the completion of the merger;

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  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating First Community's business, operations and workforce with those of First Busey; and

  •
  the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner.

        The above discussion of the information and factors considered by First Busey's board of directors is not intended to be exhaustive, but includes a description of material factors considered by First Busey's board. In view of the wide variety of factors considered by the First Busey board of directors in connection with its evaluation of the merger, the First Busey board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. First Busey's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of First Busey's stockholders.

Accounting treatment of the merger

        For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Community as of the effective time of the merger will be recorded at their respective fair values and added to those of First Busey. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of First Busey issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical consolidated financial position or results of operations of First Community.

Material U.S. federal income tax consequences of the merger

        The following summary describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of First Community common stock. The summary is based upon the Internal Revenue Code, applicable Treasury Regulations, judicial decisions and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address any tax consequences of the merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.

        This discussion addresses only those U.S. holders of First Community common stock that hold their First Community common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of First Community common stock in light of their individual circumstances or to holders of First Community common stock that are subject to special rules, such as non-U.S. holders (as defined below) (except to the extent discussed under the subheading "Tax Implications to Non-U.S. Stockholders" below); financial institutions; investors in pass-through entities; persons who are subject to alternative minimum tax; insurance companies; mutual funds; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to use a mark-to-market method of accounting; persons that hold First Community common stock as part of a straddle, hedge, constructive sale or conversion or other integrated transaction; regulated investment companies; real estate investment trusts; persons whose "functional currency" is not the U.S. dollar; and holders who acquired their shares of First Community common stock through the exercise of an employee stock option or otherwise as compensation.

        If a partnership (or other entity that is taxed as a partnership for federal income tax purposes) holds First Community common stock, the tax treatment of a partner in that partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships should consult their own tax advisors about the tax consequences of the merger to them.

        The parties intend for the merger to be treated as a "reorganization" for U.S. federal income tax purposes. Each of Barack Ferrazzano and Howard & Howard have delivered opinions, dated March 15, 2017, and filed as exhibits to the registration statement of which this proxy statement/prospectus is a part, to the effect that (i) the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) First Community and First Busey will each be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized to First Community's stockholders upon receipt of First Busey common stock in exchange for their shares of First Community common stock, except to the extent of any cash consideration received and any cash received in lieu of fractional shares. Additionally, it is a condition to First Community's obligation to complete the merger that First Community receive an opinion from Howard & Howard, dated the closing date of the merger, and it is a condition to First Busey's obligation to complete the merger that First Busey receive an opinion from Barack Ferrazzano, dated the closing date of the merger, each to the same effect as the opinions described in the preceding sentence. These conditions are waivable, and First Busey and First Community undertake to recirculate and resolicit if either of these conditions is waived and the change in tax consequences is material. These opinions are and will be based upon representation letters provided by First Busey and First Community and upon customary factual assumptions. Neither First Busey nor First Community has sought, and neither of them will seek, any ruling from the Internal Revenue Service regarding any matters relating to the merger, and the opinions described above will not be binding on the Internal Revenue Service or any court. Consequently, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

        The actual tax consequences of the merger to you may be complex and will depend upon your specific situation and upon factors that are not within the control of First Busey or First Community. You should consult with your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws.

        Tax Consequences of the Merger.    Based upon the facts and representations contained in the representation letters received from First Community and First Busey in connection with the filing of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, it is the opinion of Barack Ferrazzano and Howard & Howard that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and accordingly, the material U.S. federal income tax consequences of the merger to U.S. holders will be as follows:

  •
  No gain or loss will be recognized by First Busey or First Community as a result of the merger.

  •
  Gain (but not loss) will be recognized by U.S. holders of First Community common stock who receive shares of First Busey common stock and cash in exchange for shares of First Community common stock pursuant to the merger, in an amount equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any First Busey common stock received in the merger, over such U.S. holder's adjusted tax basis in the shares of First Community common stock surrendered by such U.S. holder in the merger and (ii) the amount of cash received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of First Busey common stock, which is discussed below under "—Cash in Lieu of Fractional Shares of First Busey Common Stock.").

  •
  Generally, a U.S. holder's aggregate tax basis in the First Busey common stock received by such U.S. holder in the merger in exchange for its First Community common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in "—Cash in Lieu of Fractional Shares of First Busey Common Stock," will equal such U.S. holder's aggregate tax basis in the First Community common stock surrendered in the merger, increased by the amount of taxable gain or dividend income (see below), if any, recognized by such U.S. holder in the merger (other than with respect to cash received in lieu of fractional shares of First Busey common stock), and decreased by the amount of cash, if any, received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of First Busey common stock).

  •
  The holding period for the shares of First Busey common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in "—Cash in Lieu of Fractional Shares of First Busey Common Stock," generally will include the holding period for the shares of First Community common stock exchanged therefor.

        For purposes of calculating the gain recognized by U.S. holders of First Community common stock who receive shares of First Busey common stock and cash in exchange for shares of First Community common stock pursuant to the merger, the fair market value of First Busey common stock is based on the trading price of that stock on the date of the merger, rather than the methodology used in calculating the number of shares of First Busey common stock to be issued to the stockholder. In the case of any U.S. holder who acquired different blocks of First Community common stock at different times and at different prices, any realized gain or loss will be determined separately for each identifiable block of shares exchanged in the merger. A loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares, but a U.S. holder will generally be able to reduce its capital gains by capital losses in determining its income tax liability. Such U.S. holder should consult its tax advisor prior to the exchange with regard to identifying the basis or holding periods of the particular shares of First Busey common stock received in the merger.

        Any capital gain generally will be long-term capital gain if the U.S. holder held the shares of First Community common stock for more than one year at the effective time of the merger. The deductibility of capital losses is subject to limitations. All or part of the gain that a particular U.S. holder of First Community common stock recognizes could be treated as dividend income rather than capital gain if (i) such U.S. holder is a significant stockholder of First Busey or (ii) such U.S. holder's percentage ownership, taking into account constructive ownership rules, in First Busey after the merger is not meaningfully reduced from what its percentage ownership would have been if it had received solely shares of First Busey common stock rather than a combination of cash and shares of First Busey common stock in the merger. This could happen, for example, because of ownership of additional shares of First Busey common stock by such holder, ownership of shares of First Busey common stock by a person related to such holder or a share repurchase by First Busey from other holders of First Busey common stock. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder. Consequently, each U.S. holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. holder.

        Cash in Lieu of Fractional Shares of First Busey Common Stock.    A U.S. holder who receives cash instead of a fractional share of First Busey common stock will be treated as having received the fractional share of First Busey common stock pursuant to the merger and then as having exchanged the fractional share of First Busey common stock for cash in a redemption by First Busey. In general, this deemed redemption will be treated as a sale or exchange, and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of First Community common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for the First Community common stock exchanged by such U.S. Holder is greater than one year as of the effective time of the merger.

        Medicare Tax on Unearned Income.    A U.S. holder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her "net investment income" for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally would include any capital gain realized in connection with the merger.

        Backup Withholding and Information Reporting.    Payments of cash to a U.S. holder of First Community common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) unless the holder provides proof of an applicable exemption satisfactory to First Busey and the exchange agent or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

        A U.S. holder of First Community common stock, as a result of having received First Busey common stock in the merger, will be required to retain records pertaining to the merger. In addition, each U.S. holder of First Community common stock who is a "significant holder" will be required to file a statement with such holder's U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3(b) setting forth such holder's basis in the First Community common stock surrendered and the fair market value of the First Busey common stock and cash received in the merger. A "significant holder" is a holder of First Community common stock who, immediately before the merger, owned at least 5% of the vote or value of the outstanding stock of First Community or securities of First Community with a basis for federal income taxes of at least $1 million.

        Tax Implications to Non-U.S. Stockholders.    For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of First Community common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. Any gain a non-U.S. holder recognizes from the exchange of First Community common stock for First Busey common stock and cash in the merger generally will not be subject to U.S. federal income taxation unless (i) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or (ii) in the case of a non-U.S. holder who is an individual, such stockholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. holders described in (i) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (ii) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.

        This discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign.

Regulatory approvals

        The merger cannot proceed without obtaining all requisite regulatory approvals. First Busey and First Community have agreed to take all appropriate actions necessary to obtain the required approvals. The merger of First Busey and First Community is subject to prior approval of the Federal Reserve. First Busey submitted an application with the Federal Reserve Bank of Chicago on February 27, 2017 seeking the necessary approval.

        In reviewing that application, the Federal Reserve is required to consider the following:

  •
  competitive factors, such as whether the merger will result in a monopoly or whether the benefits of the merger to the public in meeting the needs and convenience of the community clearly outweigh the merger's anticompetitive effects or restraints on trade; and

  •
  banking and community factors, which includes an evaluation of:

  •
  the financial and managerial resources of First Busey, including its subsidiaries, and of First Community, and the effect of the proposed transaction on these resources;

  •
  management expertise;

  •
  internal control and risk management systems;

  •
  the capital of First Community;

  •
  the convenience and needs of the communities to be served; and

  •
  the effectiveness of First Community and First Busey in combating money laundering activities.

        The application process includes publication and opportunity for comment by the public. The Federal Reserve may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution's performance under the Community Reinvestment Act of 1977, as amended. The merger may not be completed until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

        At a date following the completion of the merger, First Busey intends to merge First Community Financial Bank with and into Busey Bank, with Busey Bank as the surviving bank. The bank merger will be subject to approval by the IDFPR. Busey Bank intends to file an application with the IDFPR seeking this approval in the near future.

        While First Busey knows of no reason why the approval of any of the applications would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to complete the merger will be obtained or obtained in a timely manner.

Interests of certain persons in the merger

        In considering the recommendations of the First Community board of directors, First Community stockholders should be aware that certain directors and executive officers of First Community and First Community Financial Bank may have interests in the merger that are different from, or are in addition to, the interests of First Community stockholders generally. The First Community board of directors was aware of these interests to the extent these interests existed at the time the First Community board of directors approved the merger agreement and considered them, among other matters, in approving the merger agreement and determining to recommend to First Community stockholders to vote for approval of the merger agreement.

        Stock Ownership.    As of April 17, 2017, First Community's directors beneficially owned, in the aggregate, 4,675,395 shares of First Community's common stock, representing approximately 25.6% of First Community's outstanding shares of common stock. Additionally, as of April 17, 2017, First Community's directors and executive officers collectively beneficially owned 4,727,934 shares, constituting approximately 26.0% of the shares then outstanding.

        Appointment to the Boards of Directors of First Busey Corporation and Busey Bank.    Pursuant to the merger agreement, First Busey will appoint one current director of First Community to the First Busey board of directors and, upon completion of the bank merger, will appoint one individual mutually agreeable to the parties to the Busey Bank board of directors.

        Prior Employment Agreements between First Community and Roy Thygesen, Patrick Roe and Glen Stiteley.    First Community and First Community Financial Bank previously entered into employment agreements with Roy Thygesen, Chief Executive Officer of First Community and First Community Financial Bank, Patrick Roe, President and Chief Operating Officer of First Community and First Community Financial Bank, and Glen Stiteley, Chief Financial Officer of First Community and First Community Financial Bank. Mr. Thygesen's employment agreement provides for change in control payments, if within the six months prior to, or the 24 months following, a change in control, Mr. Thygesen's employment is terminated by First Community and First Community Financial Bank (other than for cause or due to death or disability), or by Mr. Thygesen for good reason. In either case, Mr. Thygesen would be entitled to a lump sum payment of $1,185,059, based on two times his base compensation, along with continued medical insurance benefits for 12 months following his termination of employment based on active employee rates (with an estimated current value of $13,460). Base compensation includes Mr. Thygesen's base salary at the time of the change in control plus the average of his annual cash incentive bonuses for the three most recently completed fiscal-year performance periods.

        The employment agreements for Messrs. Roe and Stiteley provide for change in control payments, if within the six months prior to, or the 24 months following, a change in control, the executive's employment is terminated by First Community and First Community Financial Bank (other than for cause or due to death or disability), or by the executive for good reason. In either case, Messrs. Roe and Stiteley would be entitled to lump sum payments of $462,968 and $326,920, respectively, based the executive's base compensation, along with continued medical insurance benefits for 12 months following the executive's termination of employment based on active employee rates (with an estimated current value of $9,535 and $13,460, respectively). Base compensation includes the executive's base salary at the time of the change in control plus the average of the executive's annual cash incentive bonuses for the three most recently completed fiscal-year performance periods.

        If the change in control payments due to Messrs. Thygesen, Roe and Stiteley under the employment agreements or any other benefits or payments would trigger liability under the Internal Revenue Code as an excise tax on payments constituting "excess parachute payments," then the change in control payments will be reduced to the greater of (i) the largest portion of the change in control payment that results in no portion of the change in control payment being subject to the excise tax, or (ii) the largest portion of the change in control payment (up to and including the total change in control payment) that results in the executive's receipt of a greater net after-tax benefit (after taking into account all applicable income, employment and excise taxes) notwithstanding that all or some portion of the change in control payment may be subject to the excise tax or become non-deductible compensation expense. Under applicable law, the excise tax is triggered by the executive's receipt of payments that are contingent on a change in control that equal or exceed three times the executive's average annual taxable compensation over the five years preceding the change in control, or such lesser time if the executive has not been employed by the employer for five years. The excise tax equals 20% of the amount of the payment in excess of the executive's average compensation over the preceding five-year period, or such lesser period. Per the Merger Agreement, First Community agreed to take necessary steps to ensure that payments to Messrs. Thygesen, Roe and Stiteley will not trigger any such excise taxes.

  Retention and Employment Agreements with First Busey.

        On February 6, 2017, First Busey and Busey Bank, in connection with the merger, entered into a new employment agreement with Roy Thygesen, Chief Executive Officer of First Community and First Community Financial Bank, contingent upon the closing of, and to become effective upon the effective time of the merger. Under the terms of his employment agreement, Mr. Thygesen will receive an annual base salary of $350,000 in connection with his role as President and Chief Executive Officer of First Community Financial Bank from the effective time of the merger through the date of the bank merger, and then as Executive Vice President/Commercial Market President, Northern Illinois of Busey Bank. Mr. Thygesen will be eligible to participate in First Busey's annual incentive plan and will be entitled to a minimum bonus of $200,000 when bonuses are paid in 2018. Mr. Thygesen will also be eligible to participate in First Busey's long-term equity incentive program and will be recommended for a grant of restricted stock or restricted stock units on or around July 1, 2017 with a grant date fair value of $200,000, which will vest on the earliest to occur of (i) the fifth anniversary of the grant date, (ii) Mr. Thygesen's retirement (other than due to a termination for cause) after attaining age 62 and not becoming employed at any time by a financial institution within 150 miles of an office of First Busey, Busey Bank or their affiliates, or (iii) a change in control of First Busey. In addition, Mr. Thygesen will also be entitled to a retention bonus of $1,185,059 to be paid on the first payroll period following the effective time of the merger. The employment agreement also addresses participation in incentive compensation and other benefits plans, plans providing retirement, medical, dental, disability and group life benefits and other fringe benefits including participation in First Busey's key life insurance program with a death benefit in the amount of $1,000,000.

        Mr. Thygesen's employment agreement has an initial term of one year commencing upon the effective time of the merger. The term shall automatically renew for one additional year at the end of the then existing term unless either party provides written notice 30 days prior to the end of the then existing term that such party does not intend to extend the term.

        Under his employment agreement, if Mr. Thygesen voluntary terminates his employment or his employment is terminated for "cause," as that term is defined in his employment agreement, he will receive his base salary and any other earned amounts through the date on which the termination of employment becomes effective. If following the first anniversary of the effective time of the merger (or following a change in control of First Busey prior to the first anniversary of the effective time of the merger), Mr. Thygesen is terminated without cause or voluntarily terminates with "good reason," as that term is defined in the agreement, he will receive a cash payment in an amount equal to the then applicable base salary plus the amount of his most recent performance bonus and will be entitled to 12 months of continuing health insurance coverage at active employee rates. In addition, in connection with the above referenced payments, Mr. Thygesen agreed to a one year non-competition restriction within a 30 mile radius of from each banking and other office of First Busey, Busey Bank, First Community, First Community Financial Bank and their respective affiliates, and a one year non-solicitation restriction with respect to employees and known customers of First Busey, Busey Bank, First Community, First Community Financial Bank and their respective affiliates.

        Split Dollar Life Insurance Plans.    First Community Financial Bank is a party to split dollar life insurance agreements with Messrs. Thygesen, Roe and Stiteley which provide for a death benefit payable upon the executive's death prior to attainment of age 70, provided that at the time of death the executive was (i) employed by First Community Financial Bank, (ii) had been previously terminated from First Community Financial Bank due to disability, or (iii) had been previously terminated from First Community Financial Bank for any reason subsequent to a change in control of First Community. The amount of the death benefit is equal to the lower of the net at risk value of the underlying policy, or $400,000, $400,000 or $300,000 for Messrs. Thygesen, Roe and Stiteley, respectively.

        First Community Equity Plans.    First Community maintains the First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan (which we refer to as the "2008 Equity Incentive Plan"), the First Community Financial Partners, Inc. 2013 Equity Incentive Plan (which we refer to as the "2013 Equity Incentive Plan"), and the First Community Financial Partners, Inc. 2016 Equity Incentive Plan (which we refer to as the "2016 Equity Incentive Plan").

        Under the terms of the 2008 Equity Incentive Plan any unvested options vest and become fully exercisable and any unvested restricted stock unit or performance stock unit awards become fully earned and vested immediately upon a change in control. Under the terms of the 2013 Equity Incentive Plan and the 2016 Equity Incentive Plan, any unvested options vest and become fully exercisable and all restricted stock units become fully earned and vested immediately if (i) the plan and underlying award agreements are not the obligation of the successor following a change in control, or (ii) the plan and underlying award agreements are the obligation the successor following a change in control and the executive's employment is terminated without cause or the executive resigns for good reason.

        Per the terms of the award agreements under the 2013 Equity Incentive Plan and the 2016 Equity Incentive Plan, any unvested performance stock units for which the performance period is scheduled to end during the calendar year of the change in control are deemed to be earned and vest immediately prior to the change in control based on the projected level of achievement of the performance goals through the end of the performance period and 50% of any unvested performance stock units for which the performance period is scheduled to end in a year following the year of the change in control are deemed to be earned and vest immediately prior to the change in control. Any other unvested performance stock units that do not become earned and vested immediately prior to the change in control in accordance with the previous sentence are forfeited by the participant upon the change in control.

        Treatment of First Community Equity Awards.    Per the terms of the merger agreement, the outstanding equity awards under the 2008 Equity Incentive Plan, the 2013 Equity Incentive Plan and the 2016 Equity Incentive Plan will be treated as follows:

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  Employee Stock Options.  At the effective time of the merger, each outstanding option to purchase shares of First Community common stock, other than director stock options as discussed below, will be converted automatically into a stock option exercisable for that number of shares of First Busey common stock equal to the product of (i) the number of shares of First Community common stock subject to the First Community stock option immediately prior to the effective time multiplied by (ii) the option exchange ratio (rounded down to the nearest whole share), with an exercise price per share equal to the quotient obtained by dividing (A) the exercise price per share of First Community common stock of the First Community stock option immediately prior to the effective time by (B) the option exchange ratio (rounded up to the nearest whole cent). Each First Community stock option assumed and converted will continue to be subject to the same terms and conditions, as applicable immediately prior to the effective time. The option exchange ratio is the ratio of (i) the sum of (A) the exchange ratio (0.396) multiplied by the closing sales price of a share of First Busey common stock on the NASDAQ Global Select Market on the last trading day immediately preceding the effective time of the merger, plus (B) the cash consideration ($1.35), divided by (ii) the closing sales price of a share of First Busey common stock on the NASDAQ Global Select Market on the last trading day immediately preceding the effective time of the merger.

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  Director Stock Options.  At the effective time of the merger, each outstanding option to purchase shares of First Community common stock granted to a participant for service as a past or current member of the board of directors or an advisory board of First Community or First Community Financial Bank, or its affiliates, whether vested or unvested, will be cashed out by virtue of the merger in an amount equal to the closing sales price of a share of First Community common stock on the NASDAQ Capital Market on the last trading day immediately preceding the effective time of the merger less the amount of the exercise price of the option.

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  Restricted Stock Units.  At the effective time of the merger, each outstanding restricted stock unit representing the right to receive one share of First Community common stock will be cashed out by virtue of the merger in an amount equal to the closing sales price of a share of First Community common stock on the NASDAQ Capital Market on the last trading day immediately preceding the effective time of the merger.

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  Performance Stock Units.  At the effective time of the merger, each outstanding performance stock unit award representing the right to receive one share of First Community common stock subject to a performance vesting condition will be deemed to be earned and vested at target level performance (defined as "Stretch" level of performance in the actual award agreements) and will be cashed out by virtue of the merger in an amount equal to the closing sales price of a share of First Community common stock on the NASDAQ Capital Market on the last trading day immediately preceding the effective time of the merger. Any performance stock unit representing the right to receive one share of First Community common stock subject to a performance vesting condition that does not vest in connection with the merger will be cancelled and forfeited as of the effective time of the merger.

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  Quantification of Value of Unvested Equity Awards.  We estimate that the aggregate value to Messrs. Thygesen, Roe and Stiteley upon the acceleration of the vesting of unvested stock options, restricted stock unit awards and performance stock unit awards to be $145,431, $98,904 and $113,659, respectively, assuming the effective time of the merger occurred on July 1, 2017 and as if each executive is terminated in connection with the merger. Based on equity awards outstanding as of February 28, 2017 and additional grants of restricted stock units for 2017 board service expected to be made prior to the effective time of the merger, we estimate that the aggregate value to First Community's current non-employee directors upon the acceleration of the vesting of unvested stock options and restricted stock unit awards to be $1,167,662 in the aggregate, assuming the effective time of the merger occurred on July 1, 2017. The amounts specified in this paragraph are determined using a price per share of First Community common stock of $13.00, the closing sales price of a share of First Community common stock as reported on the NASDAQ Capital Market on March 13, 2017.

        Continued Director and Officer Liability Coverage.    Pursuant to the terms of the merger agreement, First Busey agreed to maintain, for up to six years following the effective time, insurance coverage under the current policy of directors' and officers' liability insurance maintained by First Community for actions taken prior to the effective time of the merger. If a six-year term of insurance coverage is not available, the term for the insurance will be such other maximum period of time for which coverage is available at a cost not to exceed 250% of the premiums First Community paid for its current policy term. Following the effective time, to the extent permitted by applicable law, First Busey has agreed to indemnify and hold harmless the current and former directors, officers and employees of First Community and its subsidiaries for all actions taken by them prior to the effective time of the merger.

Restrictions on resale of First Busey common stock

        The shares of First Busey common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, and will be freely transferable, except for shares issued to any stockholder who may be deemed to be an "affiliate" of First Busey for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of First Busey include individuals or entities that control, are controlled by, or are under common control with First Busey and may include the executive officers, directors and significant stockholders of First Busey.

First Community stockholder dissenters' rights

        General.    Dissenters' rights with respect to First Community common stock are governed by Sections 11.65 and 11.70 of the IBCA. First Community stockholders have the right to dissent from the merger and to obtain payment of the fair value of their shares in the event the merger is completed. Strict compliance with the dissent procedures is mandatory. Subject to the terms of the merger agreement, the parties could elect to terminate the merger agreement even if it is approved by First Community stockholders, thus terminating dissenters' rights available to First Community stockholders.

        First Community urges any First Community stockholder who contemplates exercising his, her or its right to dissent to read carefully the provisions of Sections 11.65 and 11.70 of the IBCA, which are attached to this proxy statement/prospectus as Appendix B. A more detailed discussion of the provisions of the statute is included below. This discussion describes the steps that each First Community stockholder must take to exercise his, her or its right to dissent. Each First Community stockholder who wishes to dissent should read both the summary and the full text of the law. First Community cannot give any First Community stockholder legal advice. To completely understand this law, each First Community stockholder may want, and First Community encourages any First Community stockholder seeking to dissent, to consult with his, her or its legal counsel.

        If you comply with the provisions of Sections 11.65 and 11.70 of the IBCA, then upon completion of the sale, you are entitled to receive payment in cash from First Busey, as successor to First Community, for the fair value of your shares as of the closing date, with accrued interest. The term "fair value" means the proportionate interest of the stockholder in First Community, without discount for minority status or, absent extraordinary circumstances, lack of marketability, immediately before the closing of the sale excluding any appreciation or depreciation in anticipation of the sale, unless the exclusion would be inequitable. If First Busey and you cannot agree on the fair value of your shares or the accrued interest, then the IBCA provides for a judicial determination of these amounts. The value determined by an Illinois court may be more or less than the value you might ultimately receive in cash distributions from First Busey after the closing of the sale. If you desire to exercise dissenters' rights, you should refer to the statute in its entirety and should consult with legal counsel before taking any action to ensure that you comply strictly with the applicable statutory provisions.

        If you desire to submit the written objection required by Sections 11.65 and 11.70 of the IBCA prior to the First Community special meeting, send or deliver such objection to First Community Financial Partners, Inc., Corporate Secretary, 2801 Black Road, Joliet, Illinois 60435. First Community urges any stockholder who wishes to dissent to act carefully. First Community cannot and does not accept the risk of late or undelivered written objections. First Community's stockholders bear the risk of non-delivery and of untimely delivery.

        Summary of Sections 11.65 and 11.70 of the IBCA.    To exercise dissenters' rights under Sections11.65 and 11.70 of the IBCA and be entitled to appraisal and payment of the fair value of his, her or its shares under the IBCA, a First Community stockholder must:

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  before the vote on the sale is taken, deliver to First Community a written demand for payment of your shares;

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  not vote in favor of the sale (note, however, that solely a vote, in person or by proxy, against approval of the merger agreement will not constitute a written demand for appraisal); and

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  continue to hold your shares of First Community common stock through the effective time of the merger.

        Your failure to vote against the proposal to approve the merger agreement will constitute a waiver of your dissenters' rights under the IBCA. However, a vote against approval of the merger agreement will not by itself be sufficient to satisfy your obligations if you are seeking an appraisal. You must follow the procedures set forth in Sections 11.65 and 11.70 of the IBCA to obtain dissenters' rights.

        Each outstanding share of Company common stock for which a legally sufficient demand in accordance with Sections 11.65 and 11.70 of the IBCA has been made and that was not voted in favor of approval of the sale will, after the effective time of the sale, represent only the rights of a dissenting stockholder under the IBCA. This includes the right to obtain payment for the fair value of those shares as provided under the IBCA.

        If you make a legally sufficient demand, within 10 days after the effective date of the merger or 30 days after you have delivered your written demand for payment, whichever is later, First Busey, as the surviving corporation, will send to you a statement setting forth its opinion as to the fair value of your shares, as well as certain financial statements and a commitment to pay to you the estimated fair value for your shares. If you do not agree with the opinion of First Busey as to the estimated fair value of the shares, then within 30 days of your receipt of First Busey's valuation statement, you must notify First Busey of your estimated fair value of your shares and demand the difference between your estimated fair value and the amount of the proposed payment by First Busey.

        If within 60 days from delivery of First Busey's notice to the dissenting stockholders you and First Busey have not agreed in writing to the fair value of your shares, First Busey either will pay the difference in value demanded by you, or file a petition in the circuit court requesting the court to determine the fair value of the shares. First Busey will be required to then make all dissenters to the merger a party to this proceeding. If First Busey does not commence the action, you are permitted by law to commence an action.

        In a proceeding brought by First Busey to determine value, the court will determine the costs of the proceeding, including the reasonable compensation of expenses of the appraisers appointed by the court and excluding fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the price that First Busey estimated to be the fair value of the shares or if no estimate was given, then all or any part of the costs may be assessed against First Busey. If the amount that any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The costs may also be awarded to the dissenter if the court finds that First Busey did not substantially comply with the procedure to dissent in the statute. In addition, costs can be assessed against either party if the court finds that that party acted arbitrarily, vexatiously or not in good faith with respect to the dissenter's rights.

        A share for which you have properly exercised your dissenters' rights and followed the correct procedures in the IBCA will no longer constitute a share of the common stock of First Community. None of these dissenting shares after the effective time of the sale will be entitled to vote for any purpose or receive any dividends or other distributions. If, however, you, as the holder of the shares fail to properly perfect, effectively withdraw, waive or lose or otherwise become ineligible to exercise dissenters' rights under the IBCA, then at that time the shares held by you will again constitute issued and outstanding shares of First Community's common stock.

        The foregoing does not purport to be a complete statement of the provisions of IBCA relating to statutory dissenters' rights and is qualified in its entirety to the dissenters rights provisions, which are reproduced in full in Appendix B to this proxy statement/prospectus and which are incorporated herein by reference. If any First Community stockholder intends to dissent, or if such stockholder believes that dissenting might be in his, her or its best interests, such stockholder should read Appendix B carefully.

 DESCRIPTION OF THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete text of the merger agreement, which is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

        The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties First Busey and First Community made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the merger. The statements embodied in those representations and warranties may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

General

        The merger agreement provides for the merger of First Community with and into First Busey, with First Busey as the surviving company. The merger is anticipated to be completed in mid-2017. At a date following the completion of the merger, First Busey intends to merge First Community Financial Bank, First Community's wholly-owned bank subsidiary, with and into Busey Bank, with Busey Bank as the surviving bank. At such time, First Community Financial Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate First Community Financial Bank and Busey Bank as separate bank subsidiaries.

Closing and effective time

        Closing.    The closing of the merger will take place on the fifth business day following the satisfaction or waiver of the conditions to closing set forth in the merger agreement, or at another time that both parties mutually agree upon. See "Description of the Merger Agreement—Conditions to completion of the merger" for a more complete description of the conditions that must be satisfied prior to closing. The date of the completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date.

        Completion of the Merger.    The merger will become effective as of the date and time specified in the articles of merger that will be filed with the Nevada Secretary of State. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the effective time.

Consideration to be received in the merger

        If the merger is completed, each share of First Community common stock which First Community stockholders own immediately before the completion of the merger will be converted into the right to receive $1.35 in cash and 0.396 shares of common stock of First Busey, subject to certain adjustment as summarized below. Based on the five-day weighted average closing price of First Busey common stock as reported on the NASDAQ Global Select Market of $29.31 as of February 3, 2017, the trading day immediately preceding the public announcement date of the merger, the implied merger consideration that a First Community stockholder would be entitled to receive for each share of First Community common stock owned would be $12.95 with an aggregate transaction value of approximately $235.8 million.

        The exchange ratio is subject to the following adjustments:

        Decrease in Market Price of First Busey Common Stock.    If the weighted average daily closing sales price (which we refer to as the "First Busey Market Value") of a share of First Busey common stock as reported on the NASDAQ Global Select Market for the five consecutive trading days prior to the first date on which all regulatory approvals (and waivers, if applicable) required for completion of the Merger are received (disregarding any waiting periods) (which we refer to as the "Determination Date") is less than $22.71 per share, First Community will have the right to terminate the merger agreement unless First Busey elects to increase the exchange ratio within two business days of the Determination Date. First Busey may elect to increase the exchange ratio to equal the quotient obtained by dividing $8.99 by the First Busey Market Value. If First Busey elects to increase the exchange ratio, the merger agreement will remain in effect in accordance with its terms, except the stock consideration will be increased to reflect the revised exchange ratio. If First Busey declines to increase the exchange ratio, First Community will have the option to accept the original exchange ratio without adjustment.

        Increase in Market Price of First Busey Common Stock.    If the First Busey Market Value on the Determination Date is more than $35.90, then the exchange ratio shall be decreased to equal the quotient obtained by dividing $14.22 by the First Busey Market Value.

        Change in Capitalization.    If, prior to the effective time, there is declared (with an effective time prior to the effective time) or effected a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), split-up or stock dividend (including any dividend or distribution of securities convertible into First Busey common stock), combination, exchange or readjustment of shares with respect to, or rights issued in respect of, First Busey common stock, the exchange ratio shall be proportionately adjusted to provide to the holders of First Community common stock the same economic effect as contemplated by the merger agreement prior to such event.

        If an adjustment to the exchange ratio pursuant to the merger agreement would require First Busey to issue more than 19.9% of the issued and outstanding shares of into First Busey common stock at the effective time, then First Busey shall have the right to adjust the exchange ratio so that First Busey would only be required to issue no more than 19.9% of the First Busey common stock, and First Busey shall increase the cash consideration to reflect, on a per share basis, the aggregate value of the total number of shares that otherwise would have been issuable, valued at the First Busey Market Value.

Fractional shares

        No fractional shares of First Busey common stock will be issued in the merger. Instead, First Busey will pay to each holder of First Community common stock who would otherwise be entitled to a fractional share of First Busey common stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the fraction of a share to which such First Community stockholder would otherwise be entitled by the weighted average closing price of First Busey common stock as reported on the NASDAQ Global Select Market over the five consecutive trading day period ending immediately preceding the closing date.

Voting and support agreement

        On February 6, 2017, certain directors of First Community entered into a voting and support agreement with First Busey. Under this agreement, these stockholders have each agreed to vote, subject to their fiduciary duties, their respective shares of First Community common stock:

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  in favor of the merger and the transactions contemplated by the merger agreement;

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  against (i) any tender or exchange offer to acquire more than 15% of the voting power of First Community or First Community Financial Bank, (ii) any proposal for a merger, consolidation or other business combination involving First Community or First Community Financial Bank, or (iii) any other proposal or offer to acquire more than 15% of the business, assets or deposits of First Community or First Community Financial Bank; and

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  against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of First Community under the merger agreement.

        Furthermore, each of these stockholders has also agreed not to sell, assign or transfer any shares of First Community common stock that they own. The shares subject to the voting and support agreement represent approximately 24.1% of First Community's outstanding shares of common stock as of April 17, 2017. The voting obligations under the voting and support agreement will automatically terminate upon the earlier of (i) the date of the termination of the merger agreement, (ii) the favorable vote of First Community stockholders with respect to the approval of the merger agreement, (iii) the date, if any, on which First Company publicly discloses that the board of directors of First Community has determined in good faith, after consultation with outside counsel, that to, or continue to, recommend the merger agreement to First Community's stockholders would result in a violation of its fiduciary duties under applicable law, or (iv) December 31, 2018. A copy of the form of voting and support agreement is attached to this proxy statement/prospectus as Appendix C.

Treatment of First Community stock options and other equity awards

        First Community Employee Stock Options.    At the effective time of the merger, each outstanding and unexercised option to purchase shares of First Community common stock, whether vested or unvested, other than director stock options as discussed below, will be converted into an option to purchase First Busey common stock with respect to the number of whole shares of First Busey common stock that is equal to the number of shares of First Community common stock subject to such First Community stock option immediately prior to the effective time multiplied by the option exchange ratio (rounded down to the nearest whole share), at an exercise price per share of First Busey common stock equal to the exercise price for each share of First Community common stock subject to such First Community stock option immediately prior to the effective time divided by the option exchange ratio (rounded up to the nearest whole cent). Each First Community stock option assumed and converted will continue to be subject to the same terms and conditions of the applicable First Community stock plan pursuant to which such First Community stock option was granted and any associated award agreement, as applicable immediately prior to the effective time. The option exchange ratio is the ratio of (i) the sum of (A) the exchange ratio multiplied by the closing sales price of a share of First Busey common stock on the NASDAQ Global Select Market on the last trading day immediately preceding the effective time of the merger, plus (B) the cash consideration, divided by (ii) the closing sales price of a share of First Busey common stock on the NASDAQ Global Select Market on the last trading day immediately preceding the effective time of the merger.

        First Community Director Stock Options.    At the effective time of the merger, each outstanding and unexercised option to purchase shares of First Community common stock granted to a participant for service as a past or current member of the board of directors or an advisory board of First Community or First Community Financial Bank, or its affiliates, whether vested or unvested, will be cashed out by virtue of the merger in an amount equal to the closing sales price of a share of First Community common stock on the NASDAQ Capital Market on the last trading day immediately preceding the effective time of the merger less the amount of the exercise price of the option.

        First Community Restricted Stock Units.    At the effective time of the merger, each outstanding restricted stock unit representing the right to receive one share of First Community common stock will be cashed out by virtue of the merger in an amount equal to the closing sales price of a share of First Community common stock on the NASDAQ Capital Market on the last trading day immediately preceding the effective time of the merger.

        First Community Performance Stock Units.    At the effective time of the merger, each outstanding performance stock unit award representing the right to receive one share of First Community common stock subject to a performance vesting condition will be deemed to be earned and vested at target level performance (defined as "Stretch" level of performance in the actual award agreements) and will be cashed out by virtue of the merger in an amount equal to the closing sales price of a share of First Community common stock on the NASDAQ Capital Market on the last trading day immediately preceding the effective time of the merger. Any performance stock unit representing the right to receive one share of First Community common stock subject to a performance vesting condition that does not vest in connection with the merger will be cancelled and forfeited as of the effective time of the merger.

Exchange of certificates

        First Busey has engaged Computershare Trust Company, N.A. to act as its exchange agent to handle the exchange of First Community common stock for the merger consideration and the payment of cash for any fractional share interests. Within two business days after the closing date, the exchange agent will send to each First Community certificated record holder a letter of transmittal for use in the exchange with instructions explaining how to surrender First Community common stock certificates to the exchange agent. First Community stockholders who surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the merger consideration. First Community stockholders that do not exchange their First Community common stock will not be entitled to receive the merger consideration or any dividends or other distributions by First Busey until their certificates are surrendered. After surrender of the certificates representing First Community shares, any unpaid dividends or distributions with respect to the First Busey common stock represented by the certificates will be paid without interest.

        First Community stockholders are not required to take any special additional actions if their shares of First Community common stock are held in book-entry form. After the completion of the merger, shares of First Community common stock held in book-entry form automatically will be exchanged for the merger consideration, plus cash in lieu of any fractional shares.

Conduct of business pending the merger

        Conduct of Business of First Community.    Under the merger agreement, First Community has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, First Community and its subsidiaries are required to conduct their business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships.

        The following is a summary of the more significant restrictions imposed upon First Community, subject to the exceptions set forth in the merger agreement. First Community will not, without First Busey's prior written consent or as otherwise provided in the merger agreement:

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  issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any shares of its capital stock or any security convertible into its capital stock;

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  permit its common stock to become subject to new grants, including issuances under First Community benefit plans;

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  grant any registration rights with respect to its common stock;

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  make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on it common stock outside of past practice;

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  adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its common stock;

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  amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into any contract material to First Community;

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  enter into loan transactions not in accordance with, or consistent with, past practices of First Community Financial Bank or that are on terms and conditions that, to the knowledge of First Community, are materially more favorable than those available to the borrower from competitive sources in arm's-length transactions;

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  enter into any new credit or new lending relationships greater than $2.5 million that would require an exception to First Community Financial Bank's formal loan policy or that are not in strict compliance with such loan policy;

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  other than incident to a reasonable loan restructuring, extend additional credit to any existing borrower if it is the obligor under any indebtedness to First Community Financial Bank that constitutes a nonperforming loan or against any part of such indebtedness that First Community Financial Bank has established loss reserves or any part of which has been charged-off by First Community Financial Bank;

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  maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on First Community's outstanding loans and leases;

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  fail to charge-off any loans or leases that would be deemed uncollectible in accordance with GAAP or place on non-accrual any loans or leases that are past due greater than 90 days;

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  sell, transfer, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for the dispositions in the ordinary course of business or of obsolete assets in transactions that are not material to First Community;

  •
  acquire all or any portion of the assets, business, deposits or properties of any other entity, except in the ordinary course of business in transactions that are not material to First Community;

  •
  amend the articles of incorporation or bylaws of First Community, or similar governing documents of its subsidiaries;

  •
  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

  •
  increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of First Community or its subsidiaries, other than the grant of up to 33,708 restricted stock units to directors of First Community and First Community Bank for 2017 board service, and up to 60,589 performance stock units to executive officers and other employees based on the 2017 performance of First Community, and other increases in the ordinary course of business consistent with past practices in timing, metrics and amount;

  •
  establish, amend or terminate any employee benefit plan, accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under employee benefit plan, cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under employee benefit plan, or materially change any actuarial assumptions used to calculate funding obligations with respect to any employee benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

  •
  incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business;

  •
  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies;

  •
  settle any action, suit, claim or proceeding against it or any of its subsidiaries in excess of $250,000;

  •
  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

  •
  make or change any material tax elections, change or consent to any change in it or its subsidiaries' method of accounting for tax purposes, take any material position on any material tax return filed on or after the date of the merger agreement, settle or compromise any material tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes, or file any material amended tax return; or

  •
  hire any employee with an annual salary in excess of $150,000; or

  •
  agree to take, make any commitment to take, or adopt any resolutions of the board of directors of First Community in support of, any of the actions prohibited by the merger agreement.

        Conduct of Business of First Busey.    Under the merger agreement, First Busey has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, First Busey and its subsidiaries are required to conduct their business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships.

        The following is a summary of the more significant restrictions imposed upon First Busey, subject to the exceptions set forth in the merger agreement. First Busey will not, without First Community's prior written consent or as otherwise provided in the merger agreement:

  •
  enter into any agreement with respect to, or complete, any merger or business combination, or any acquisition of any other person, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of the merger;

  •
  make any loan, advance or capital contribution to, or investment in, any person, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of the merger;

  •
  amend the articles of incorporation or bylaws of First Busey, or similar governing documents of any of its subsidiaries, in a manner that would materially and adversely affect the benefits of the merger to the stockholders of First Community;

  •
  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements; or

  •
  agree to take, make any commitment to take, or adopt any resolutions of the board of directors of First Busey in support of, any of the actions prohibited by the merger agreement.

Certain covenants of the parties

        Both parties have agreed to cooperate with the other in connection with obtaining the regulatory approvals for the transactions contemplated by the merger agreement. Both parties agree, among other things:

  •
  to cooperate and use all reasonable best efforts in the preparation and filing of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger;

  •
  to exercise good faith and use reasonable best efforts to satisfy the covenants and conditions required to close the merger and to complete the merger as soon as practicable;

  •
  that neither will intentionally act in a manner that would cause a breach of the merger agreement;

  •
  to coordinate any disclosure of nonpublic information to third parties concerning the transactions contemplated by the merger agreement; and

  •
  to provide one another reasonable opportunity to consult concerning the defense of any stockholder litigation against the First Community or First Busey, as applicable, or any of their respective directors or officers relating to the transactions contemplated by the merger agreement.

        First Community has also agreed to the following:

  •
  to notify First Busey of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material adverse effect on First Community;

  •
  to notify First Busey of any fact, event or circumstance known to it that would cause or constitute a material breach of any of First Community's representations, warranties, covenants or agreements contained in the merger agreement that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a closing condition;

  •
  to duly call, give notice of, convene and hold a meeting of their respective stockholders for the purpose of obtaining approval of the merger agreement and the transactions contemplated therein;

  •
  to amend or terminate, as requested by First Busey, any of its employee benefit plans; and

  •
  to use its reasonable best efforts to repay certain of its outstanding indebtedness to MB Financial Bank, N.A. (which we refer to as "MB Financial Bank"), and use its reasonable best efforts to seek the release of MB Financial Bank's security interest on the issued and outstanding shares of common stock of First Community Financial Bank pledged to MB Financial Bank in connection with such debt obligation.

        The merger agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See "The Merger—Interests of certain persons in the merger."

No solicitation of or discussions relating to an acquisition proposal

        The merger agreement contains provisions prohibiting First Community from initiating, soliciting, encouraging or knowingly facilitating an alternative proposal to the merger. First Community agreed to immediately cease and terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than First Busey with respect to any acquisition proposal. Moreover, First Community has agreed that it will not, and will cause each of its subsidiaries its and its subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate any inquiry or proposal or enter into any negotiations or discussions with any person or entity concerning any proposed acquisition of First Community or its subsidiaries, or furnish any confidential or nonpublic information to any person or entity proposing or seeking such an acquisition.

        However, the merger agreement provides that First Community may furnish such information pursuant to a customary confidentiality agreement and engage in such negotiations or discussions in response to an unsolicited acquisition proposal, if the board of directors of First Community determines in good faith and after consultation with outside counsel that such proposal constitutes or is reasonably likely to result in a superior proposal, and the failure to take action with respect to such proposal is reasonably likely to result in a breach of the board of directors' fiduciary duties. If the board of directors of First Community determines that it is necessary to pursue a superior proposal in order to act in a manner consistent with its fiduciary duties, the board may withhold, withdraw, qualify or adversely modify the board's recommendation to First Community stockholders with respect to the approval and adoption of the merger agreement and the transaction contemplated thereby, and/or terminate the merger agreement. However, the First Community board of directors may not terminate the merger agreement for a superior proposal unless it has first notified First Busey and otherwise negotiated with First Busey so that the merger may be effected.

        Under the merger agreement, a "superior proposal" means any written acquisition proposal which the board of directors of First Community concludes in good faith to be more favorable from a financial point of view to its stockholders than the merger, after (i) receiving the advice of its financial advisors, (ii) taking into account the likelihood and timing of consummation of the proposed transaction on its terms, and (iii) taking into account all legal, financial, regulatory and other aspects of such proposal. If First Busey terminates the merger agreement because First Community breaches its covenant not to solicit an acquisition proposal from a third party or if First Community terminates the merger agreement in order to enter into an agreement for a superior proposal, First Community will pay to First Busey a termination fee equal to $9.0 million. See "Description of the Merger Agreement—Termination fees."

Representations and warranties

        The merger agreement contains representations and warranties made by First Community and First Busey. These include, among other things, representations relating to:

  •
  valid corporate organization and existence;

  •
  ownership of their respective subsidiaries;

  •
  corporate power and authority to enter into the merger and the merger agreement;

  •
  absence of any breach of organizational documents or law as a result of the merger;

  •
  capitalization;

  •
  financial statements;

  •
  compliance with SEC filing requirements;

  •
  filing of necessary reports with regulatory authorities;

  •
  books of account, minutes and stock records;

  •
  real property, personal property and other material assets;

  •
  loans and allowance for loan losses;

  •
  certain tax matters;

  •
  employee matters and employee benefits;

  •
  compliance with laws;

  •
  absence of certain litigation or orders;

  •
  absence of material adverse changes;

  •
  environmental matters;

  •
  broker/finder fees;

  •
  absence of any reason why the granting of any of the required regulatory approvals would be denied or unduly delayed; and

  •
  compliance with the Community Reinvestment Act;

        First Community made additional representations and warranties to First Busey in the merger agreement relating to, among other things:

  •
  absence of any breach of material contracts as a result of the merger;

  •
  compliance with, absence of default under and information regarding, material contracts;

  •
  insurance matters;

  •
  affiliate transactions;

  •
  labor matters;

  •
  intellectual property; and

  •
  investment securities.

Conditions to completion of the merger

        Closing Conditions for the Benefit of First Busey.    First Busey's obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of First Community in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by First Community in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein at the meeting of First Community stockholders;

  •
  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

  •
  receipt of a certificate signed on behalf of First Community certifying (i) the accuracy of the representations and warranties of First Community in the merger agreement and (ii) performance by First Community in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Barack Ferrazzano that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and First Community will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of First Community common stock upon the receipt of shares of First Busey common stock in exchange for their shares of First Community common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of First Community since the date of the merger agreement.

        Closing Conditions for the Benefit of First Community.    First Community's obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of First Busey in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein at the meeting of First Community stockholders;

  •
  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

  •
  receipt of a certificate signed on behalf of First Busey certifying (i) the accuracy of representations and warranties of First Busey in the merger agreement and (ii) performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Howard & Howard that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and First Community will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of First Community common stock upon the receipt of shares of First Busey common stock in exchange for their shares of First Community common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of First Busey since the date of the merger agreement.

Termination

        First Busey and First Community may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, either First Busey or First Community may also terminate the merger agreement as follows:

  •
  the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by the non-breaching party's failure to comply in all material respects with any of its obligations under the merger agreement;

  •
  any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;

  •
  failure to receive approval by First Community stockholders for the merger agreement and the transactions contemplated therein following the meeting held for such purpose, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of such failure;

  •
  the merger is not completed by October 31, 2017, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

  •
  a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement.

        In addition, a particular party may terminate the merger agreement as follows:

  •
  First Busey may terminate if First Community materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

  •
  First Community may terminate in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

  •
  First Busey may terminate if First Community's board of directors makes an adverse recommendation to First Community's stockholders; or

  •
  First Community may terminate if (i) on the Determination Date the First Busey Market Value is less than $22.71; (ii) First Busey has not exercised its option pursuant to increase the exchange ratio, and (iii) the First Community has not exercised its option to accept the exchange ratio without adjustment, such termination to be effective on the tenth day following the Determination Date.

        Any termination of the merger agreement will not relieve the breaching party from liability resulting from its fraud or any willful and material beach by that party of the merger agreement.

Termination fees

  Termination Fees Payable by First Community.

        First Community has agreed to pay First Busey a termination fee of $2.5 million if First Busey terminates the merger agreement because First Community has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by First Busey's failure to comply in all material respects with any of its obligations under the merger agreement.

        First Community has agreed to pay First Busey a termination fee of $9.0 million if the merger agreement is terminated under the following circumstances:

  •
  First Busey terminates the merger agreement because First Community breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

  •
  First Community terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

  •
  If, prior to termination, another acquisition proposal is known to First Community, has been made directly to First Community's stockholders or is publically announced, and (i) thereafter the merger agreement is terminated by First Busey upon First Community's material breach of its obligations under the merger agreement and (ii) within six months after such termination First Community enter into a definitive written agreement with respect to such acquisition proposal.

  Termination Fees Payable by First Busey.

        First Busey has agreed to pay First Community a termination fee of $2.5 million if the merger agreement is terminated under the following circumstances:

  •
  First Community terminates the merger agreement because First Busey has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by First Community's failure to comply in all material respects with any of its obligations under the merger agreement; or

  •
  First Community terminates the merger agreement because First Busey has elected to not increase the exchange ratio if the First Busey Market Value on the Determination Date is less than $22.71.

Management of First Busey and First Community after the merger

        First Busey has agreed to take all appropriate action to appoint one individual serving on the First Community board of directors and mutually agreeable to the parties, to the First Busey board of directors, effective immediately upon the effective time of the merger. Moreover, First Busey has agreed to take all appropriate action to appoint one individual mutually agreeable to the parties to the Busey Bank board of directors, effective immediately upon the effectiveness of the bank merger. The First Busey and the Busey Bank boards of directors will otherwise remain the same after the mergers.

Expenses

        All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses.

NASDAQ stock listing

        First Busey common stock currently is listed on the NASDAQ Global Select Market under the symbol "BUSE." The shares to be issued to First Community's stockholders as merger consideration also will be eligible for trading on the NASDAQ Global Select Market.

Amendment

        The merger agreement may be amended in writing by the parties.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following tables show unaudited pro forma financial information about the financial condition and results of operations of First Busey, including per share data, after giving effect to the merger with First Community and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of First Community will be recorded by First Busey at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on December 31, 2016. The unaudited pro forma condensed combined income statement for the year ended December 31, 2016 gives effect to the merger as if the merger had become effective at January 1, 2016. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of First Busey and First Community, which are each incorporated in this proxy statement/prospectus by reference. See "Where You Can Find More Information." The unaudited selected pro forma combined financial information does not give effect to the announced acquisition by First Busey of Mid Illinois. See "Recent Developments."

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016

(dollars in thousands, except per share data)

	First Busey	First Community	Pro Forma Adjustments		First Busey Pro Forma Combined
Assets
Cash and cash equivalents	$166,706	$24,773	$—		$191,479
Investment securities	807,631	202,198	—		1,009,829
Loans held for sale	256,319	2,315	—		258,634
Loans	3,878,900	991,618	(19,100)	(1)	4,851,418
Allowance for loan losses	(47,795)	(11,684)	11,684	(2)	(47,795)
Premises and equipment, net	77,861	22,214	(500)	(3)	99,575
Goodwill	102,814	—	140,266	(4)	243,080
Other intangible assets, net	18,462	759	9,486	(5)	28,707
Other assets	164,272	36,017	3,927	(6)	204,216

Total assets	$5,425,170	$1,268,210	$145,763		$6,839,143

Liabilities & Stockholders' Equity
Deposits	$4,374,298	$1,083,156	$—	(7)	$5,457,454
Borrowings	344,157	66,453	36,307	(8)(9)	446,917
Trust preferred securities	70,868	—	—		70,868
Other liabilities	41,533	4,886	13,100	(10)	59,519

Total liabilities	4,830,856	1,154,495	49,407		6,034,758
Stockholders' equity	594,314	113,715	96,356	(11)(12)(13)	804,385

Total liabilities and stockholders' equity	$5,425,170	$1,268,210	$145,763		$6,839,143

Book value per common share	$15.54	$6.59			$17.85
Shares outstanding	38,236	17,243	(10,415)		45,064

Unaudited Pro Forma Condensed Combined Statement of Income for the

Year Ended December 31, 2016

(dollars in thousands, except per share data)

	First Busey	First Community	Pro Forma Adjustments		First Busey Pro Forma Combined
Total interest income	$164,889	$42,777	$4,033	(14)	$211,699
Total interest expense	10,229	5,701	2,059	(15)(16)	17,989

Net interest income	154,660	37,076	1,974		193,710
Provision for loan losses	5,550	1,066	—		6,616

Net interest income after provision for loan losses	149,110	36,010	1,974		187,094
Non-interest income	75,169	5,467	—		80,636
Non-interest expense	147,862	26,046	1,295	(17)(18)	175,203

Income before income taxes	76,417	15,431	679		92,527
Income taxes	26,723	4,324	238	(19)	31,285

Net income	$49,694	$11,107	$441		$61,242

Basic	$1.42	$0.65			$1.46
Diluted	$1.40	$0.64			$1.45
Shares for basic earnings per share	35,081	17,184			41,909
Shares for diluted earnings per share	35,413	17,631			42,298

Notes to Unaudited Pro Forma Combined Consolidated Balance Sheet and Statement of Income

Note 1—Basis of Presentation

        First Busey has agreed to acquire First Community for a fixed exchange ratio of 0.396 shares of First Busey common stock plus $1.35 in cash for each share of First Community common stock, subject to certain adjustments if the First Busey Market Value is less than $22.71 or more than $35.90 on the Determination Date. The acquisition will be accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of First Community have been marked to estimated fair value upon conditions as of December 31, 2016 and as if the transaction had been effective on January 1, 2016 for statement of income data. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.

Note 2—Pro Forma Adjustments Footnotes

(1)
To adjust First Community's loans to fair value consisting of a $19.1 million discount to adjust for credit deterioration of the acquired portfolio. The interest rate adjustment was deemed insignificant in relation to the loan balance for this pro forma presentation. Of the $19.1 million credit mark, $12.1 million is expected to be accreted over an estimated 5 year remaining life of the respective loans in a manner that approximates level yield.

(2)
To eliminate First Community's allowance for loan losses of $11.7 million.

(3)
To reduce First Community's premises to fair value by $0.5 million. Amount to be a reduction in depreciation expense, straight-line over a seven-year weighted-average remaining useful life.

(4)
To record goodwill of $140.3 million resulting from difference of the purchase price and identifiable net assets.

(in thousands)
Total purchase price	$248,698
Allocated to:
Historical book value of First Community's assets and liabilities	113,715
First Community's portion of estimated transaction expenses, net of tax	(5,653)
Adjustments to record assets and liabilities at fair value: Loans, credit mark	(19,100)
Eliminate First Community's allowance for loan losses	11,684
Premises and equipment	(500)
Core deposit intangible	10,245
Eliminate First Community's core deposit intangible	(759)
Borrowings, interest rate mark	(1,000)
Deferred taxes	(200)

Total adjustments to record assets and liabilities at fair value	370

Goodwill	$140,266

        Any change in the price of First Busey common stock would change the purchase price allocated to goodwill. The following table presents the sensitivity of the purchase price and resulting goodwill to changes in the price of Busey common stock of $30.78, the closing price of Busey common stock on December 31, 2016. The revised purchase price shown for the up 20% scenario has been adjusted, as provided in the merger agreement, to reflect a revised exchange ratio of 0.385 shares of First Busey common stock plus $1.35 in cash for each share of First Community common stock because the price of First Busey common stock under this scenario was greater than $35.90.

	Price of Busey Common	Revised Purchase Price	Change in Goodwill
	(in thousands)
Up 20%	$36.94	$288,482	$39,784
Up 10%	33.86	272,571	23,873
As presented in pro forma financial information	30.78	248,698	—
Down 10%	27.70	224,826	(23,872)
Down 20%	24.62	200,953	(47,745)
(5)
To record core deposit intangible asset of $10.2 million, net of First Community's existing core deposit intangible asset of $0.8 million. Gross amount will be amortized using a sum of years digits method over a 14 year useful life. This asset was determined based upon the present value of the estimated future cash flows of core deposits discounted using a weighted average market rate.

(6)
To record a net deferred tax asset related to the transaction expense accrual, fair value adjustments and core deposit intangible.

(7)
The adjustment to deposits was deemed insignificant in relation to the deposit balance for this pro forma presentation.

(8)
To adjust First Community's borrowings to fair value by an increase of $1.0 million. Amount to be accreted straight-line over weighted average remaining life of one year.

(9)
To record estimated borrowings totaling $35.3 million used to fund cash portion of merger consideration. The $35.3 million consists of $23.3 million representing the 10% component of the merger consideration, $2.0 million exchanged for employee restricted stock awards and $10.0 million exchanged for terminated directors' stock options.

(10)
To record accrual of estimated transaction costs of $13.1 million for First Community and First Busey. See footnote 6 for the net deferred tax asset related to these estimated transaction costs. The estimated transaction costs of $13.1 million, net of tax of $4.1 million, are estimated at $5.7 million for First Community and $3.3 million for First Busey. First Community's significant costs include $2.0 million of professional fees and $3.2 million of employee related costs, net of tax. First Busey's significant costs include $0.9 million of professional fees and $1.9 million of vendor termination costs, net of tax. For purposes of the pro forma presentation, the aggregate amount of these transaction costs is excluded from the pro forma income statements, as consistent with applicable guidance.

(11)
To eliminate First Community's equity accounts at date of acquisition of $113.7 million.

(12)
To record the issuance of 6.8 million shares of First Busey at $30.78 per share totaling $210.2 million. This amount also includes $1.6 million in fair value allocated 356,000 shares of First Community's existing employee option awards converted to First Busey stock options and $1.6 million in fair value allocated to 170,000 shares of First Community's existing common stock warrants converted to First Busey common stock warrants.

(13)
To record impact of First Busey's portion of the accrued transaction costs totaling $3.3 million, after tax.

(14)
To record accretion of credit mark on loan portfolio.

(15)
To record accretion of interest rate mark on borrowings totaling $1.0 million.

(16)
To record interest expense on borrowings used to fund cash portion of merger consideration totaling $1.1 million.

(17)
To record a reduction in depreciation expense on premises totaling $0.1 million.

(18)
To record amortization of core deposit intangible totaling $1.4 million.

(19)
To record tax effect of adjustments at an effective rate of 35%.

COMPARISON OF RIGHTS OF FIRST BUSEY STOCKHOLDERS AND FIRST COMMUNITY STOCKHOLDERS

        As a stockholder of First Community, your rights are governed by First Community's articles of incorporation, as amended, and its bylaws, as amended, each as currently in effect. Upon completion of the merger, the rights of First Community stockholders who receive shares of First Busey common stock in exchange for their shares of First Community common stock will be governed by First Busey's amended and restated articles of incorporation and amended and restated bylaws, as well as the rules and regulations applying to public companies. First Busey is incorporated in Nevada and subject to the Nevada Revised Statutes and First Community is incorporated in Illinois and is subject to the IBCA.

        The following discussion summarizes material similarities and differences between the rights of First Community stockholders and First Busey stockholders and is not a complete description of all of the differences. This discussion is qualified in its entirety by reference to the Nevada Revised Statutes and the IBCA and First Busey's and First Community's respective, articles of incorporation and bylaws, each as amended and restated from time to time.

	First Busey Stockholder Rights	First Community Stockholder Rights
Authorized Capital Stock:	First Busey is authorized to issue 66,666,667 shares of common stock, par value $0.001 per share, and one million shares of preferred stock, par value $0.001 per share (which we refer to as "First Busey preferred stock").	First Community is authorized to issue 60,000,000 shares of common stock, par value $1.00 per share, and one million shares of preferred stock, par value $1.00 per share (which we refer to as "First Community preferred stock").

	As of December 31, 2016, First Busey had 38,236,287 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Issuances of shares of First Busey's preferred stock may affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by First Busey's board of directors.	As of December 31, 2016, First Community had 17,242,645 shares of common stock issued and outstanding and no shares of preferred stock outstanding.
Dividends:	Subject to any rights of holders of First Busey preferred stock, First Busey may pay dividends if, as and when declared by its board of directors.
Subject to the preferential rights of any holders of First Community preferred stock, First Community's board of directors may, to the extent permitted by law, declare dividends on its outstanding shares from time to time.
Voting Limitations:	First Busey's articles of incorporation and bylaws do not impose voting restrictions on shares held in excess of a beneficial ownership threshold.	First Community's articles of incorporation and bylaws do not impose voting restrictions on shares held in excess of a beneficial ownership threshold.

	First Busey Stockholder Rights	First Community Stockholder Rights
Number of Directors; Classification:	First Busey's board of directors currently consists of 13 members. First Busey's bylaws provide that the number of directors constituting the entire board of directors shall be determined by the board of directors or by First Busey's stockholders at an annual meeting and shall be not less than five nor more than twenty.	First Community's board of directors currently consists of 17 members, which number shall be fixed from time to time by resolution of two-thirds of the number of directors which immediately prior to such proposed change had been fixed, but in no event shall be less than 10 nor more than 25. The number of directors shall not be reduced to shorten the term of any director at that time in office.
First Busey's board of directors is not classified and each director is elected for a one-year term.
First Community's board of directors is divided into three classes, as nearly equal in number as the then total number of directors in office permits. Directors are elected for three-year terms, with one class of directors up for election at each annual meeting of stockholders.
Election of Directors; Vacancies:	Each First Busey stockholder is entitled to one vote for each share of the voting stock held by such stockholder.	Each First Community stockholder is entitled to one vote for each share of the voting stock held by such stockholder.
	First Busey's articles of incorporation and bylaws do not provide for cumulative voting.	First Community's articles of incorporation and bylaws do not provide for cumulative voting.
	First Busey's bylaws provide that any vacancy on the board of directors may be may be filled by a majority of the directors then in office.	First Community's articles of incorporation provide that that any vacancy on the board of directors may be filled by the action of two-thirds of the directors then in office.
Removal of Directors:
Subject to any rights of holders of First Busey preferred stock with respect to any director elected thereby, First Busey's bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of two-thirds of the outstanding shares entitled to vote.
First Community's articles of incorporation provide that any director or the entire board may be removed, but only for cause and by stockholder action at an annual meeting of the stockholders or at a meeting of the stockholders called for that purpose.
Call of Special Meeting of Directors:
	First Busey's bylaws provide that a special meeting of the board of directors may be called by the chairman of the board, chief executive officer or president or on the written request of a majority of the directors.	First Community's bylaws provide that a special meeting of the board of directors may be called by or at the request of the chief executive officer or any two directors.

	First Busey Stockholder Rights	First Community Stockholder Rights
Limitation on Director Liability:	First Busey's articles of incorporation and bylaws provide that no director or officer shall be liable to First Busey or its stockholders for monetary damages for breach of his or her fiduciary duty, provided that liability is not eliminated or limited with respect to: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.	First Community's articles of incorporation provide that, to the fullest extent permitted by the IBCA, a director of First Community shall not be personally liable to First Community or its stockholders for monetary damages for breach of fiduciary duty of a director.
Indemnification:
First Busey's articles of incorporation provide that First Busey shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 78.751.
First Community's articles of incorporation provide that each person who is or was a director or officer of First Community and each person who serves or served at the request of First Community as a director, officer or partner of another enterprise shall be indemnified by First Community in accordance with, and to the fullest extent permitted by, the IBCA, subject to the limits of applicable federal law and regulation.

First Busey's bylaws provide further that, subject to the limits of applicable federal law and regulation, every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of First Busey or is or was serving at the request of First Busey or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extend legally permissible under the general corporation law of the State of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding.
First Community's bylaws provide further that, subject to the limits of applicable federal law and regulation, First Community shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of First Community) by reason of the fact that such person is or was a director or officer of First Community, or is or was serving at the request of First Community as a director or officer of another corporation, bank, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of First Community, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

First Busey Stockholder Rights	First Community Stockholder Rights
First Busey's board of directors may, in its discretion, cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by First Busey as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by First Busey.	The bylaws provide further that, subject to applicable federal law and regulation, First Community shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of First Community to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of First Community, or is or was serving at the request of First Community as a director or officer of another corporation, bank, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of First Community; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to First Community unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The bylaws provide that expenses (including attorneys' fees) incurred by an officer and director in defending a civil or criminal action, suit or proceeding may be paid by First Community in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer by or on behalf of whom such expenses are incurred to repay such amount if it shall ultimately be determined that he or she is entitled to be indemnified by First Community as provided in the bylaws.

	First Busey Stockholder Rights	First Community Stockholder Rights
Call of Special Meetings of Stockholders:	First Busey's bylaws provide that only the chairman of the board, chief executive officer or president may call a special meeting of stockholders and he or she may call a special meeting only after receiving the written request to hold a meeting from: (i) a majority of the board of directors; or (ii) stockholders owning at least 50% of the outstanding shares issued and outstanding and entitled to vote.	First Community's bylaws provide that a special meeting of the stockholders may be called either by the chief executive officer, by a majority of the board of directors or by the holders of not less than one-fifth of all outstanding shares of First Community entitled to vote for the purpose or purposes stated in the call of the meeting.

Such a request must state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called must be given not less than 10 nor more than 60 days prior to the date of the meeting to each stockholder entitled to vote at the meeting. Only business set forth in the notice shall be addressed at the special meeting.
Written notice stating the place, date, hour and purpose or purposes for which the special meeting is called shall be delivered not less than 10 nor more than 60 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 nor more than 60 days, before the date of the meeting to each stockholder of record entitled to vote at such meeting.
Quorum of Stockholders:
	First Busey's bylaws provide that the holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Nevada Revised Statutes.	First Community's bylaws provide that a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitutes a quorum at a stockholders' meeting.
Advance Notice Regarding Stockholders Proposals (other than Nomination of Candidates for Election to the Board of Directors):
First Busey's bylaws provide that, for any new business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to First Busey's secretary and such proposed business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder's notice must be delivered to or mailed to and received by the secretary at First Busey's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting.

First Community's bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, the proposal must be filed with the secretary of First Community.

To be considered timely, such business must be stated in writing and filed with the secretary of First Community on or before 60 days in advance of the first anniversary date (month and day) of the previous year's annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless timely filed with the secretary, any such proposal may only be voted upon at a meeting held at least 30 days after the annual meeting at which it is presented.

	First Busey Stockholder Rights	First Community Stockholder Rights
The stockholder's notice must set forth: (i) as to any business the stockholder proposed to bring before the annual meeting; (A) a brief description of the business desired to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) any material interest in such business of such stockholder; and (D) the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought; (A) the name and address of such stockholder, as they appear on First Busey's books, and the name and address of such beneficial owner; and (B) the class and number of shares of First Busey's shares that are owned beneficially and of record by such stockholder and such beneficial owner.
Advance Notice Regarding Stockholders Nomination of Candidates for Election to the Board of Directors:
	First Busey's bylaws provide that nominations, other than those made by, or at the direction of, the board of directors, may only be made pursuant to timely notice in writing to First Busey's secretary.	First Community's bylaws provide that all director nominations by stockholders shall be made pursuant to timely notice in proper written form to First Community's secretary.

To be timely, a stockholder's notice shall be delivered to, or mailed and received by First Busey's secretary not less than 60 days nor more than 90 days in advance of the first anniversary date of the previous year's annual meeting, and for a special meeting, not less than 60 days nor more than 90 days in advance of the date of the special meeting, regardless of any postponements or adjournments of that meeting to a later date.
To be timely, a stockholder's notice shall be delivered to, or mailed and received by the secretary of First Community, for an annual meeting, not less than 90 days nor more than 120 days in advance of the first anniversary date (month and day) of the previous year's annual meeting, and for a special meeting, not less than 90 days nor more than 120 days in advance of the date (month and day) of the special meeting, regardless of any postponement or adjournments of that meeting to a later date.

The stockholder's notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of First Busey's stock which are beneficially owned by such person on the date of such stockholder notice; and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to
Such stockholder notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of First Community's stock which are beneficially owned by such person on the date of such stockholder notice; and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to

	First Busey Stockholder Rights	First Community Stockholder Rights
	Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice: (A) the name and address, as they appear on First Busey's books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominee(s); and (B) the class and number of shares of First Busey's stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.	Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and (ii) as to the stockholder giving the notice: (A) the name and address, as they appear on First Community's books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominees; and (B) the class and number of shares of First Community's stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.
Stockholder Action by Written Consent:
First Busey's bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
First Community's articles of incorporation provide that, subject to the rights of any holders of preferred stock, any action required or permitted to be taken by the holders of capital stock of First Community must be effected at a duly called annual or special meeting of the holders of capital stock of First Community and may not be effected by any consent in writing by such holders.
Appointment and Removal of Officers:	First Busey's bylaws provide that each officer shall be appointed by the board of directors and that such officer shall hold office until his or her successor is appointed and qualifies.
First Community's bylaws provide that the officers shall be elected annually by the board of directors at the first regular meeting of the board of directors held after each annual meeting of stockholders. Each officer will hold office until a successor is duly elected or until the officer's death, resignation or removal.

	First Busey Stockholder Rights	First Community Stockholder Rights
	Any officer may be removed by the affirmative vote of a majority of the board of directors.	Any officer may be removed by an action by the board of directors.
Amendment to Charter and Bylaws:
Under its articles of incorporation, First Busey reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its articles of incorporation and to add or insert any other provision authorized by the laws of the State of Nevada in any manner prescribed by law.

The bylaws of First Busey may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the board of directors when such power is conferred upon the board of directors by the articles of incorporation at any regular or special meeting of the stockholders or of the board of directors (provided that notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of any such special meeting).

Under its articles of incorporation, First Community reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner prescribed by statute.

Pursuant to First Community's bylaws, the bylaws may be altered, amended or repealed by the stockholders or by not less than two-thirds of the number of authorized directors.

STOCKHOLDER PROPOSALS

        It is presently anticipated that First Busey's annual meeting of stockholders will be held in May 2017. The deadline has passed for a stockholder to present a proposal at First Busey's 2017 annual meeting.

        If the merger occurs, there will be no First Community annual meeting of stockholders for 2017. First Community will hold its 2017 annual meeting of stockholders only if the merger is not completed.

LEGAL MATTERS

        The validity of the First Busey common stock to be issued in connection with the merger will be passed upon for First Busey by its special counsel in the state of Nevada, Lewis Roca Rothgerber Christie LLP. Certain U.S. federal income tax consequences relating to the merger will be passed upon for First Busey by Barack Ferrazzano Kirschbaum & Nagelberg LLP and for First Community by Howard & Howard Attorneys PLLC.

EXPERTS

        The consolidated financial statements of First Busey appearing in its Annual Report on Form 10-K as of December 31, 2016 and 2015, and for the three year period ended December 31, 2016, and the effectiveness of its internal control over financial reporting as of December 31, 2016, have been audited by RSM US LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of First Community as of December 31, 2016 and 2015, and for the three year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report thereon of CliftonLarsonAllen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        First Busey has filed a registration statement on Form S-4 with the SEC that registers the First Busey common stock to be issued in the merger to First Community stockholders. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of First Busey and a proxy statement of First Community for its respective special meeting. As allowed by SEC rules and regulations, this proxy statement/prospectus does not contain all of the information in the registration statement.

        Each of First Busey and First Community file reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains a web site that contains such reports, proxy statements and other information about public companies, including First Community's and First Busey's filings. The Internet address of that site is www.sec.gov. You may also read and copy any materials filed with the SEC by First Community and First Busey at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. First Busey's Internet address is www.Busey.com. First Community's Internet address is www.First Communitybank.com. The information on First Busey's and First Community's websites is not part of this proxy statement/prospectus. You may obtain copies of the information that First Busey files with the SEC, free of charge by accessing First Busey's website at www.busey.com under the tab "Investor Relations" and then under "SEC Filings" or by accessing First Community's website at www.fcbankgroup.com under

"Investor Relations" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4544, or from First Community, upon written request to First Community Financial Partners, Inc., Corporate Secretary, 2801 Black Road, Joliet, Illinois 60435 or by calling (815) 725-1885.

        The SEC allows First Busey and First Community to "incorporate by reference" the information that each files with the SEC, which means that First Busey and First Community can disclose important information to you by referring to their respective filings with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, and certain information that First Busey and First Community file later with the SEC will automatically update and supersede the information in this proxy statement/prospectus.

        First Busey incorporates by reference the following documents First Busey has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

  •
  First Busey's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017;

  •
  Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders filed on April 13, 2017;

  •
  The description of First Busey's common stock contained in First Busey's registration statement on Form S-3, filed on October 17, 2014 and declared effective on October 29, 2014, and any amendment or report filed for the purpose of updating such description; and

  •
  First Busey's Current Reports on Form 8-K filed with the SEC on January 17, 2017, February 6, 2017, March 13, 2017 and April 11, 2017.

        First Community incorporates by reference the following documents First Community has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

  •
  First Community's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 8, 2017, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on April 13, 2017;

  •
  The description of First Community's common stock contained in First Community's registration statement on Form S-4 filed with the SEC on November 19, 2012, including any subsequently filed amendment or report updating such description; and

  •
  First Busey's Current Reports on Form 8-K filed with the SEC on February 6, 2017.

        In addition, First Busey and First Community are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting of the First Community stockholders, provided, however, that First Busey and First Community are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

        If you would like to request documents, please do so by May 31, 2017 to receive them before the First Community special meeting.

        First Busey has supplied all of the information contained in this proxy statement/prospectus relating to First Busey and its subsidiary bank. First Community has supplied all of the information relating to First Community and its subsidiary bank.

        You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the proposals to First Busey and First Community stockholders in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated April 25, 2017. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date other than such date, and neither the mailing of this proxy statement/prospectus nor the issuance by First Busey of shares of First Busey common stock in connection with the merger will create any implication to the contrary.

Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BETWEEN

FIRST BUSEY CORPORATION

AND

FIRST COMMUNITY FINANCIAL PARTNERS, INC.

FEBRUARY 6, 2017

A-i

A-ii

Exhibit
A	Form of Voting and Support Agreement
B	Statutory Bank Merger Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (together with all exhibits and schedules, this "Agreement") is entered into as of February 6, 2017, by and between First Busey Corporation, a Nevada corporation ("Acquiror"), and First Community Financial Partners, Inc., an Illinois corporation (the "Company").

RECITALS

        A.    The boards of directors of the Company and Acquiror have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Acquiror (the "Merger"), with Acquiror as the surviving entity in the Merger (sometimes referred to in such capacity as the "Surviving Entity").

        B.    The parties intend that the Merger qualify as a "reorganization" under the provisions of Section 368(a) of the Code, and that this Agreement be and hereby is adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code.

        C.    As an inducement to Acquiror to enter into this Agreement, the directors and executive officers of the Company in office as of the date of this Agreement have, concurrently with the execution of this Agreement, entered into a Voting and Support Agreement in substantially the form attached hereto as Exhibit A.

        D.    As further inducement to Acquiror to enter into this Agreement, the Company's Chief Executive Officer has, concurrently with the execution of this Agreement, entered into an Employment Agreement, by and among Acquiror, Acquiror Bank and such Chief Executive Officer, which becomes effective as of the Effective Time and governs the terms of continuing employment for such executive.

        E.    The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and the parties also agree to certain prescribed conditions to the Merger and other transactions.

AGREEMENTS

        In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:

ARTICLE 1
THE MERGER

        Section 1.1    The Merger.     Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the NRS and the IBCA, at the Effective Time, the Company shall be merged with and into Acquiror pursuant to the provisions of, and with the effects provided in, the NRS and the IBCA, the separate corporate existence of the Company shall cease and Acquiror will be the Surviving Entity.

        Section 1.2    Effective Time; Closing.

          (a)   Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, the closing of the Merger (the "Closing") shall occur through the mail or at a place that is mutually acceptable to Acquiror and the Company, or if they fail to agree, at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, located at 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, at 10:00 a.m., local time, on the date that is five (5) Business Days after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to occur of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time and place as Acquiror and the Company may agree in writing (the "Closing Date"). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          (b)   The parties hereto agree to file on the Closing Date articles of merger with the Nevada Secretary of State (the "Nevada Articles of Merger"), and articles of merger with the Illinois Secretary of State (the "Illinois Articles of Merger"). The Merger shall become effective as of the date and time specified in the Nevada Articles of Merger (the "Effective Time").

        Section 1.3    Effects of the Merger.     At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NRS and the IBCA. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.

        Section 1.4    Organizational Documents of the Surviving Entity.     The articles of incorporation and bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements.

        Section 1.5    Bank Merger.     The parties will cooperate and use their reasonable best efforts to effect the Bank Merger at a time to be determined following the Merger. At the effective time of the Bank Merger, the separate existence of the Bank will terminate. Acquiror Bank will be the surviving bank and will continue its existence under applicable Legal Requirements. The Bank Merger shall be accomplished pursuant to the statutory bank merger agreement in form attached hereto as Exhibit B.

        Section 1.6    Alternative Structure.     Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, the parties may mutually agree to change the method of effecting the Contemplated Transactions if and to the extent that they deem such a change to be desirable; provided, that: (a) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock; and (b) no such change shall (i) alter or change the amount or kind of the consideration to be issued to holders of Company Common Stock as consideration in the Merger, (ii) materially impede or delay consummation of the Merger, or (iii) require submission to or approval of the Company's stockholders after the Merger has been approved by the Company's stockholders. If the parties agree to make such a change, they shall execute appropriate documents to reflect the change.

ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER

        Section 2.1    Consideration.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company, or the holder of any shares of Company Common Stock and subject to Section 2.3, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, except for shares of Company Common Stock owned by the Company or Acquiror (in each case other than shares of Company Common Stock held in any Company Benefit Plan or related trust accounts or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) shall be converted into the right to receive (collectively, the "Merger Consideration"): (i) 0.396 (the "Exchange Ratio ") fully paid and nonassessable shares of

  Acquiror Common Stock (the "Stock Consideration "); and (ii) $1.35 (the "Cash Consideration "); provided however, that the Exchange Ratio shall be subject to adjustment as follows:

              (i)  if the Final Acquiror Market Value shall be less than $22.71, Acquiror shall have the option, in its sole discretion, upon providing notice of its election to the Company within two (2) Business Days of the Determination Date, to adjust the Exchange Ratio to equal the quotient obtained by dividing $8.99 by the Final Acquiror Market Value.

             (ii)  if the Final Acquiror Market Value shall be less than $22.71, and Acquiror has not exercised its option pursuant to Section 2.1(a)(i) to adjust the Exchange Ratio within two (2) Business Days of the Determination Date, the Company shall have the option, in its sole discretion, upon providing notice of its election to Acquiror within four (4) Business Days of the Determination Date, to accept the Exchange Ratio without further adjustment.

            (iii)  if the Final Acquiror Market Value shall be greater than $35.90, the Exchange Ratio shall be adjusted to equal the quotient obtained by dividing $14.22 by the Final Acquiror Market Value.

  Notwithstanding anything contained herein to the contrary, if an adjustment to the Exchange Ratio pursuant to this Section 2.1 would require the Acquiror to issue more than 19.9% of the issued and outstanding shares of Acquiror Common Stock at the Effective Time, then Acquiror shall have the right to adjust the Exchange Ratio so that the Acquiror would only be required to issue no more than 19.9% of the Acquiror Common Stock, and the Acquiror shall increase the Cash Consideration to reflect, on a per share basis, the aggregate value of the total number of shares that otherwise would have been issuable, valued at the Final Acquiror Market Value.

        For purposes of this Agreement, the following terms shall have the following meanings:

        "Determination Date" means the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

        "Final Acquiror Market Value" means the weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the NASDAQ Global Select Market for the five (5) consecutive trading days immediately preceding the Determination Date.

          (b)   Notwithstanding anything in this Section 2.1 to the contrary, at the Effective Time and by virtue of the Merger, each share of Company Common Stock held in the Company's treasury will be cancelled and no shares of Acquiror Common Stock or other consideration will be issued or paid in exchange therefor.

          (c)   Notwithstanding anything contained herein to the contrary, if, between the date hereof and the Effective Time, there is declared (with an effective time prior to the Effective Time) or effected a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), split-up or stock dividend (including any dividend or distribution of securities convertible in Acquiror Common Stock), combination, exchange or readjustment of shares with respect to, or rights issued in respect of, Acquiror Common Stock, the Exchange Ratio shall be proportionately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.2    Cancellation of Shares.     At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist. Certificates (it being understood that any reference herein to a "certificate" shall be deemed to include reference to a book-entry account statements relating to the ownership of Company Common Stock) that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive: (a) evidence of book-entry notation representing the number of whole shares of Acquiror Common Stock into which they were converted pursuant to this Article 2; (b) cash equal to the Cash Consideration; (c) cash in lieu of fractional shares which the shares of Company Common Stock represented by such certificate have been converted into the right to receive pursuant to Section 2.1 and Section 2.3, without any interest thereon; and (d) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.4(f).

        Section 2.3    No Fractional Shares.     Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Acquiror Common Stock shall be issued as Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Acquiror Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Closing Acquiror Common Stock Price by the fractional share of Acquiror Common Stock to which such former holder would otherwise be entitled.

        Section 2.4    Exchange of Certificates.

          (a)   The parties to this Agreement agree: (i) that Computershare Trust Company, N.A. shall serve, pursuant to the terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the "Exchange Agent"); and (ii) to execute and deliver the exchange agent agreement at or prior to the Effective Time. Acquiror shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

          (b)   At or prior to the Effective Time, Acquiror shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (i) a sufficient number of shares of Acquiror Common Stock for payment of the Stock Consideration pursuant to Section 2.1, (ii) sufficient cash for payment of the Cash Consideration pursuant to Section 2.1; (iii) sufficient cash for payment of cash in lieu of any fractional shares of Acquiror Common Stock in accordance with Section 2.3; and (iv) sufficient cash for the payment of the Company equity awards as required to pursuant to Section 2.5. Such amount of cash and shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article 2 as the "Conversion Fund."

          (c)   Within two (2) Business Days after the Closing Date, Acquiror shall cause the Exchange Agent to mail to each holder of record of one or more certificates representing shares of Company Common Stock ("Company Stock Certificates") a letter of transmittal ("Letter of Transmittal"), in a form to be agreed by the parties, which specifies, among other things, that delivery shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such certificates to the Exchange Agent, together with instructions for use in effecting the surrender of Company Stock Certificates pursuant to this Agreement.

          (d)   Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor his, her or its Merger Consideration plus cash in lieu of any fractional shares of Acquiror Common Stock in accordance with Section 2.3 deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate; thereupon such Company Stock Certificate shall forthwith be cancelled. No interest will be paid or accrued on any portion of the Merger Consideration deliverable upon surrender of a Company Stock Certificate.

          (e)   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Outstanding Company Shares.

          (f)    No dividends or other distributions declared with respect to Acquiror Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Acquiror Common Stock into which such holder's Company Common Stock shall have been converted.

          (g)   Any portion of the Conversion Fund that remains unclaimed by the stockholders of the Company twelve (12) months after the Effective Time shall be paid to the Surviving Entity, or its successors in interest. Any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Entity, or its successors in interest, for issuance of Acquiror Common Stock pursuant to the Stock Consideration, the payment of the Cash Consideration and the payment of cash in lieu of any fractional shares deliverable in respect of such stockholders' shares of Company Common Stock, as well as any accrued and unpaid dividends or distributions on shares of such Acquiror Common Stock. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h)   In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this Article 2, shares of Acquiror Common stock pursuant to the Stock Consideration, the Cash Consideration and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement.

        Section 2.5    Company Equity Awards.

          (a)    Company Stock Options.

              (i)  Subject to the provisions of this Agreement, and except as set forth in Section 2.5(a)(ii), at the Effective Time, Acquiror shall assume the Company Stock Plans, and by virtue of the Merger and without any action on the part of the holders thereof, each option granted by the Company to purchase shares of Company Common Stock granted under the Company Stock Plans, whether vested or unvested (each, a "Company Stock Option") that is outstanding and unexercised immediately prior to the Effective Time shall be converted into an option award to purchase Acquiror Common Stock with respect to the number of whole shares of Acquiror Common Stock that is equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Acquiror Common Stock (rounded up to the nearest whole cent) equal to the exercise price for each share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time divided by the Option Exchange Ratio, subject to the terms and conditions of the Company Stock Plan, if any, pursuant to which such Company Stock Option was granted and/or any associated award agreement. It is intended that the conversion of the Company Stock Options under this Section 2.5(a)(i) shall comply with Sections 409A and 424 of the Code, to the extent applicable, and this Section 2.5(a)(i) shall be construed consistent with such intent.

             (ii)  Notwithstanding the provisions of Section 2.5(a)(i), the Company shall take all requisite action so that, at the Effective Time, each Company Stock Option granted to a participant for service as a member of the Company Board or a member of the board of directors of the Bank (each, a "Director Company Stock Option"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent a Director Company Stock Option and shall be cashed out by virtue of the Merger into an amount of cash for each share of Company Common Stock subject to the Director Company Stock Option equal to (a) the Company Final Closing Price, minus (b) the amount of the exercise price of the Director Company Stock Option. In connection with the cash out of the Director Company Stock Option, the Company shall require the holder of such options to execute a stock option cancellation agreement prior to payment of such consideration.

          (b)    Cash Out of Restricted Stock Units.    The Company shall take all requisite action so that, at the Effective Time, each vested restricted stock unit representing the right to receive one share of Company Common Stock in the future, subject solely to service vesting, granted under the Company Stock Plans (each, a "Company RSU"), including Company RSUs that vest per their terms due to the merger, that is outstanding immediately prior to the Effective Time shall cease to represent a Company RSU and shall be cashed out by virtue of the Merger into an amount of cash for each share of Company Common Stock subject to the Company RSU equal to the Company Final Closing Price. The portion of any unvested Company RSUs that does not vest in connection with the Merger shall be cancelled as of the Effective Time. In connection with the cash out of the Company RSUs the Company shall require the holder of such restricted stock units to execute a restricted stock unit cancellation agreement prior to payment of such consideration.

          (c)    Cash Out of Performance Units.    The Company shall take all requisite action so that, at the Effective Time, each vested performance unit representing the right to receive one share of Company Common Stock in the future, subject to a performance vesting condition, granted under the Company Stock Plans (each, a "Company Performance Unit"), including Company Performance Units that vest per their terms due to the Merger (assuming target level of performance through the Effective Time), that is outstanding immediately prior to the Effective Time shall cease to represent a Company Performance Unit and shall be cashed out by virtue of the Merger into an amount of cash for each share of Company Common Stock subject to the Company Performance Unit equal to the Company Final Closing Price. The portion of any unvested Company Performance Unit that does not vest in connection with the Merger shall be cancelled as of the Effective Time. In connection with the cash out of the Company Performance Units the Company shall require the holder of such performance units to execute a performance unit cancellation agreement prior to payment of such consideration.

          (d)   At or prior to the Effective Time, the Company, the Company Board and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effectuate the provisions of this Section 2.5.

        Section 2.6    Warrants.     At the Effective Time, each warrant issued by the Company on March 12, 2013, in connection with the Company's subordinated debentures, due March 12, 2023 (each a "Warrant" and, collectively, the "Warrants"), as listed and described in Section 2.6 of the Company Disclosure Schedules, that is outstanding and unexercised immediately prior to the Effective Time shall be converted into a warrant to purchase Acquiror Common Stock with respect to the number of whole shares of Acquiror Common Stock that is equal to the number of shares of Company Common Stock subject to such Warrant purchasable and receivable immediately prior to the Effective Time pursuant to the terms thereof multiplied by the Warrant Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Acquiror Common Stock (rounded up to the nearest whole cent) equal to the exercise price for each share of Company Common Stock subject to such Warrant immediately prior to the Effective Time divided by the Warrant Exchange Ratio, subject to the terms and conditions of the Warrant. Acquiror and the Company shall each use their reasonable best efforts to comply with the terms of the Warrants. The Company shall use its best efforts to cause each holder of a Warrant to exercise such Warrant at or prior to the Effective Time.

        Section 2.7    Dissenting Shares.     Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value for such shares in accordance with the IBCA (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the IBCA, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting stockholders under the IBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.4 of the certificate(s) that, immediately prior to the Effective Time, evidenced such shares. The Company shall give Acquiror: (a) prompt notice of any written demands for payment of fair value of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the IBCA and received by the Company relating to stockholders' dissenters' rights; and (b) the opportunity to participate in all negotiations and proceedings with respect to demands under the IBCA consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Acquiror, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment of fair value or (z) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the IBCA.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as Previously Disclosed, the Company hereby represents and warrants to Acquiror as follows:

        Section 3.1    Company Organization.     The Company: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Company Articles of Incorporation and Company Bylaws and all amendments thereto set forth in the Company SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. The Company has no subsidiary other than the subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        Section 3.2    Company Subsidiary Organizations.     The Bank is an Illinois state chartered bank duly organized, validly existing and in good standing under the laws of the state of Illinois and is a member of the Federal Reserve System. Each Company Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Acquiror copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.

        Section 3.3    Authorization; Enforceability.     The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of the Company and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of the Company and its stockholders. The Company Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Company's stockholders for consideration at a duly held meeting of such stockholders and has resolved to recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Stockholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 3.4    No Conflict.     Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) assuming receipt of the Company Stockholder Approval, contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; or (c) except as listed on Section 3.4(c) of the Company Disclosure Schedules, contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, or which would result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by the Company or its Subsidiaries under, any Company Material Contract, except (in case of clause (c)) for such contraventions, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except for: (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (b) the filing of applications, filings and notices, as applicable, with the Illinois State Department of Financial and Professional Regulation, Division of Banking and approval of such applications, filings and notices; (c) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (d) the filing with the SEC of the Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (e) the filing of the Nevada Articles of Merger with the Nevada Secretary of State pursuant to the NRS and the filing of the Illinois Articles of Merger with the Illinois Secretary of State pursuant to the IBCA; and (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the NASDAQ Global Select Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        Section 3.5    Company Capitalization.

          (a)   The authorized capital stock of the Company currently consists exclusively of: (i) 60,000,000 shares of Company Common Stock, of which, as of December 31, 2016 (the "Company Capitalization Date"), 17,242,645 shares were issued and outstanding; and (ii) 1,000,000 shares of the Company's preferred stock, $1.00 par value per share ("Company Preferred Stock"), of which no shares were designated and outstanding as of the Company Capitalization Date. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

          (b)   As of the Company Capitalization Date, no shares of Company Capital Stock were reserved for issuance except for: (i) 1,870,853 shares of Company Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards under the Company Stock Plans; (ii) 1,677,550 shares of Company Common Stock reserved for issuance pursuant to future awards under Company Stock Plans; and (iii) 169,750 shares of Company Common Stock reserved for issuance in connection with the Warrants.

          (c)   Except as listed on Section 3.5(c) of the Company Disclosure Schedules, other than awards under the Company Stock Plans that are outstanding as of the date of this Agreement, no equity-based awards were outstanding as of the Company Capitalization Date. Since the Company Capitalization Date through the date hereof, the Company has not: (i) issued or repurchased any shares of Company Common Stock or Company Preferred Stock or other equity securities of the Company, other than in connection with the exercise of the Company Equity Awards that were outstanding on the Company Capitalization Date or settlement thereof, in each case in accordance with the terms of the relevant the Company Stock Plan; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company Common Stock or any other equity-based awards. From the Company Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; (B) with respect to executive officers of the Company or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code); or (C) adopted or materially amended any Company Stock Plan.

          (d)   None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding Company Equity Awards and the Warrants, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries; and (ii) no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries. Except as permitted by this Agreement, since the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of the Company or any of its Subsidiaries have been declared, set aside, made or paid to the stockholders of the Company. Other than its Subsidiaries, the Company does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 3.6    Company Subsidiary Capitalization.     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of the Company owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 3.7    Company SEC Reports; Financial Statements and Reports; Regulatory Filings.

          (a)   The Company has timely filed all Company SEC Reports, except where the failure to file any Company SEC Report, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and all such Company SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder which are applicable to the Company. The Company SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Company SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company SEC Reports. No Subsidiary of the Company is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          (b)   The financial statements presented (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Company SEC Reports (collectively, the "Company Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Company Financial Statements. As of the date hereof, CliftonLarsonAllen LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent registered public accountants of the Company.

          (c)   The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. The Company maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that the Company is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management to allow timely decisions regarding required disclosures. As of December 31, 2016, to the Knowledge of the Company, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.

          (d)   The Company and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 and Rule 15d-15 under the Exchange Act) ("Internal Control Over Financial Reporting"). The Company's certifying officers have evaluated the effectiveness of the Company's Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q of the Company under the Exchange Act (the "Company Evaluation Date"). The Company presented in such quarterly report the conclusions of the certifying officers about the effectiveness of the Company's Internal Control Over Financial Reporting based on their evaluations as of the Company Evaluation Date. Since the Company Evaluation Date, there have been no changes in the Company's Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, the Company's Internal Control Over Financial Reporting. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (e)   The Company and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2014, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.

          (f)    To the Knowledge of the Company, there has not been any event or occurrence since January 1, 2014 that would result in a determination that the Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).

        Section 3.8    Books and Records.     The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with the Company's business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of the Company and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.

        Section 3.9    Properties.

          (a)   Section 3.9 of the Company Disclosure Schedules lists or describes all interests in real property owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement, together with the address of such real estate, and each lease of real property to which it is a party, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.

          (b)   The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, other than OREO, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Company Financial Statements or incurred in the Ordinary Course of Business since the date of the most recent Company Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, securing any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities or any transaction by the Bank acting in a fiduciary capacity or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the present use of the properties or assets subject thereto or affected thereby or otherwise materially impair the present business operations at such properties; (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held as of the date of this Agreement; (vi) liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance; (vii) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carrier's liens arising in the Ordinary Course of Business of the Company or the Bank consistent with past practice; (viii) liens existing on any asset of any Person at the time such Person is acquired by or is combined with the Company or any of the Company's Subsidiaries, provided the lien was not created in contemplation of that event; (ix) liens on property required by Regulation W promulgated by the Federal Reserve; and (x) liens incidental to the conduct of business or ownership of property of the Company or any of its Subsidiaries which do not in the aggregate materially detract from the value of the property or materially impair the use thereof as of the date of this Agreement (collectively, the "Company Permitted Exceptions"). The Company and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. To the Knowledge of the Company, all buildings and structures owned by the Company and each of its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

        Section 3.10    Loans; Loan Loss Reserve.

          (a)   Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof (the "Company Loans") reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Company, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or equitable principles or doctrines.

          (b)   All Company Loans originated or purchased by the Bank were made or purchased in accordance with the policies of the board of directors of the Bank and in the Ordinary Course of Business of the Bank. The Bank's interest in all Company Loans is free and clear of any security interest, lien, encumbrance or other charge, and, the Bank has complied in all material respects with all Legal Requirements relating to such Company Loans. There has been no default on, or forgiveness or waiver of, in whole or in part, any Company Loan made to an executive officer or director of the Company or the Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.

          (c)   Section 3.10(c) of the Company Disclosure Schedules lists, as of December 31, 2016, each Company Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest; (ii) that has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Bank; (iii) that has been listed on any "watch list" or similar internal report of the Bank; (iv) that has been the subject of any notice from any obligor of adverse environmental conditions potentially affecting the value of any collateral for such Company Loan; (v) with respect to which the Bank has Knowledge of potential violations of any Environmental Laws that may have occurred on the property serving as collateral for such Company Loan or by any obligor of such Company Loan; or (vi) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director.

          (d)   The Bank's allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank's continuing review and evaluation of the portfolio of Company Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank's internal policies, and, in the reasonable judgment of the Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged-off, on outstanding Company Loans.

          (e)   To the Knowledge of the Company: (i) none of the Company Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of the Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

        Section 3.11    Taxes.

          (a)   The Company and each of its Subsidiaries have duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and each such Tax Return was true, correct and complete in all material respects when filed. The Company and each of its

  Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by the Company and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (b)   There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by the Company and each of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Company's or its Subsidiaries' assets. Neither the Company nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.

          (c)   The Company and each of its Subsidiaries have delivered or made available to Acquiror true, correct and complete copies of all Tax Returns relating to income taxes, franchise taxes and all other material taxes owed by the Company and its Subsidiaries with respect to the last three (3) fiscal years.

          (d)   To the Knowledge of the Company, the Company and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a "reportable transaction" or a "listed transaction" or (ii) a "significant purpose of which is the avoidance or evasion of U.S. federal income tax" within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

        Section 3.12    Employee Benefits.

          (a)   Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each Company Benefit Plan. The Company has delivered or made available to Acquiror true and complete copies of the following with respect to each material Company Benefit Plan: (i) a copy of the Company's current employee policy manual, (ii) copies of each Company Benefit Plan (or a written description where no formal plan document exists), and all related plan descriptions and other material written communications provided to participants of Company Benefit Plans; (iii) to the extent applicable, the last three (3) years' annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iv) other material ancillary documents including the following documents related to each Company Benefit Plan:

              (i)  all material contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors;

             (ii)  all notices and other material written communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable Legal Requirements within the six (6) years preceding the date of this Agreement;

            (iii)  all notices or other material written communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the six (6) years preceding the date of this Agreement; and

            (iv)  with respect to any equity-based compensation plan or arrangement (including the Company Stock Plans or any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award), (A) a complete and correct list of recipients of outstanding awards as of the date hereof, (B) the number of outstanding awards held by each recipient as of the date hereof and (C) the form of award agreement pursuant to which each such outstanding award was issued or otherwise granted.

          (b)   Except as set forth in Section 3.12(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any Subsidiary under any Company Benefit Plan as a result of the transactions contemplated by this Agreement. No Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would result in any amount being non-deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

          (c)   Neither the Company nor any Company ERISA Affiliate sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or, could have any liability with respect to, (i) any "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) any "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), or (iii) except as set forth in Section 3.12(c) of the Company Disclosure Schedules, any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies). With respect to any Company Benefit Plan that is a "multiple employer plan" (as described in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Company Benefit Plan complies in all respects with the requirements of the Code and ERISA and neither the Company nor any of the Company ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither the Company nor any of the Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA). No Company Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

          (d)   Each Company Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter, or, in the case of a volume submitter or prototype plan, an advisory or sponsor letter, from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company's Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.

          (e)   Each Company Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.

          (f)    Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the Company's Knowledge, threatened by, on behalf of, or against any Company Benefit Plan or against the administrators or trustees or other fiduciaries of any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.

          (g)   No Company Benefit Plan fiduciary or any other person has, or has had, any liability to any Company Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable Legal Requirement by reason of any action or failure to act in connection with any Company Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To the Company's Knowledge, no disqualified person (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).

          (h)   All accrued contributions and other payments to be made by the Company or any Subsidiary to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in Company Financial Statements and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Company Financial Statements.

          (i)    There are no obligations under any Company Benefit Plans to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws).

          (j)    No condition exists as a result of which the Company or any Subsidiary would have any liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in Company Benefit Plans are in fact eligible and authorized to participate in such Company Benefit Plan.

          (k)   Neither the Company nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Company Benefit Plans.

        Section 3.13    Compliance with Legal Requirements.     The Company and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses as presently conducted. The Company and each of its Subsidiaries is, and at all times since January 1, 2014, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2014, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.

        Section 3.14    Legal Proceedings; Orders.

          (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, Proceedings against the Company or any of its Subsidiaries. There is no Order imposed on the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates) that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of the

  Company or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any of its Subsidiaries as currently conducted.

          (b)   Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, since January 1, 2014, none of the foregoing has been threatened by any Regulatory Authority.

        Section 3.15    Absence of Certain Changes and Events.     Except as listed in Section 3.15 of the Company Disclosure Schedules, since December 31, 2015, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 3.16    Material Contracts.     Except for Contracts evidencing Company Loans made by the Bank in the Ordinary Course of Business, Section 3.16 of the Company Disclosure Schedules lists or describes the following with respect to the Company and each of its Subsidiaries (each such agreement or document, a "Company Material Contract") as of the date of this Agreement, true, complete and correct copies of each of which have been delivered or made available to Acquiror:

          (a)   all loan and credit agreements, conditional sales Contracts or other title retention agreements or security agreements relating to money borrowed by it in excess of $1,000,000, exclusive of deposit agreements with customers of the Bank entered into in the Ordinary Course of Business, agreements for the purchase of federal funds and repurchase agreements and Federal Home Loan Bank of Chicago advances;

          (b)   each Contract that involves performance of services or delivery of goods or materials by it of an amount or value in excess of $250,000 (other than Contracts for the sale of loans);

          (c)   each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by it in excess of $250,000;

          (d)   each Contract not referred to elsewhere in this Section 3.16 that: (i) relates to the future purchase of goods or services that materially exceeds the requirements of its business at current levels or for normal operating purposes; or (ii) has a Material Adverse Effect on the Company or its Subsidiaries;

          (e)   each lease, rental, license, installment and conditional sale agreement and other Contract affecting the ownership of, leasing of, title to or use of, any personal property (except personal property leases and installment and conditional sales agreements having aggregate remaining payments of less than $250,000);

          (f)    each material licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property (other than shrink-wrap license agreements or other similar license agreements), including material agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property;

          (g)   each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

          (h)   each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;

          (i)    each Contract containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or its Subsidiaries or limit, in any material respect, the ability of the Company or its subsidiaries to engage in any line of business or to compete with any Person;

          (j)    each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods having an average annual amounts in excess of $250,000;

          (k)   each current material consulting or non-competition agreement to which the Company or any of its Subsidiaries is a party;

          (l)    the name of each Person who is or would be entitled pursuant to any Contract or Company Benefit Plan to receive any payment from the Company or its Subsidiaries as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person's employment or position following such consummation) and the maximum amount of such payment;

          (m)  each Contract for capital expenditures for a single property, individually, or collectively with any other Contract for capital expenditures on such property, in excess of $500,000;

          (n)   each Company Benefit Plan; and

          (o)   each amendment, supplement and modification in respect of any of the foregoing.

        Section 3.17    No Defaults.     Each Company Material Contract is in full force and effect and is valid and enforceable against the Company, and to the Company's Knowledge, against such other party to such Company Material Contract, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract, except as listed in Section 3.10(c) of the Company Disclosure Schedules or where any such default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except in the Ordinary Course of Business with respect to any Company Loan, neither the Company nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2014, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.

        Section 3.18    Insurance.     Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective business, operations, properties or assets (including bankers' blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Acquiror. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with comparable entities engaged in the same business and industry. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past two (2) years prior to the date of this Agreement that individually or in the aggregate exceed $100,000 and the current status of such claims. None of the Company or any of its Subsidiaries has had any insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past two (2) years.

        Section 3.19    Compliance with Environmental Laws.     There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company, is there any factual basis for any of the foregoing, as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate, other than OREO, on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property, except where such action would not reasonably be expected to have a Material Adverse Effect on the Company. Except for any matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Subsidiary of the Company has complied in all material respects with all Environmental Laws applicable to it and its business operations.

        Section 3.20    Transactions with Affiliates.     Since January 1, 2014, all transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act have been disclosed in the Company SEC Reports. No transaction, or series of related transactions, is currently proposed by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person, to which the Company or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.

        Section 3.21    Brokerage Commissions.     Except for fees payable to FIG Partners, LLC pursuant to an engagement letter that has been Previously Disclosed, none of the Company or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        Section 3.22    Approval Delays.     To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank's most recent CRA rating was "satisfactory" or better.

        Section 3.23    Labor Matters.

          (a)   There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. The Company and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.

          (b)   Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

        Section 3.24    Intellectual Property.     Each of the Company and its Subsidiaries has the unrestricted right and authority, and the Surviving Entity and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct and to continue to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person.

        Section 3.25    Investments.

          (a)   Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description as of December 31, 2016, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the "Company Investment Securities"); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. The Company and each Subsidiary has good and marketable title to all Company Investment Securities held by it, free and clear of any liens, mortgages, security interests, encumbrances or charges, except for Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.

          (b)   Except as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as "held to maturity," none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

          (c)   None of the Company or its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.

          (d)   All Derivative Transactions, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with prudent banking practice and applicable Legal Requirements of applicable Regulatory Authorities and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. The Company and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        Section 3.26    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by the Company in this Article 3, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Acquiror or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article 3, any oral or written information presented to Acquiror or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   The Company acknowledges and agrees that neither Acquiror nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 4.

 ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Except as Previously Disclosed, Acquiror hereby represents and warrants to the Company as follows:

        Section 4.1    Acquiror Organization.     Acquiror: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Acquiror Articles of Incorporation and Acquiror Bylaws and all amendments thereto set forth in the Acquiror SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. Acquiror has no subsidiary other than the subsidiaries listed on Exhibit 21 to Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        Section 4.2    Acquiror Subsidiary Organizations.     Acquiror Bank is an Illinois state chartered bank duly organized, validly existing and in good standing under the laws of the State of Illinois. Each Acquiror Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror. Each Subsidiary of Acquiror has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Acquiror Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. Acquiror has delivered or made available to the Company copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of Acquiror and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.

        Section 4.3    Authorization; Enforceability.     Acquiror has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Acquiror Board. The Acquiror Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of Acquiror and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of Acquiror and its stockholders. The execution, delivery and performance of this Agreement by Acquiror, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of Acquiror enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 4.4    No Conflict.     Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents)

or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, Acquiror or any of its Subsidiaries; or (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Acquiror or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals. Except for: (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (b) the filing of applications, filings and notices, as applicable, with the Illinois State Department of Financial and Professional Regulation, Division of Banking and approval of such applications, filings and notices; (c) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (d) the filing with the SEC of the Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (e) the filing of the Nevada Articles of Merger with the Nevada Secretary of State pursuant to the NRS and the filing of the Illinois Articles of Merger with the Illinois Secretary of State pursuant to the IBCA; and (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the NASDAQ Global Select Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        Section 4.5    Acquiror Capitalization.

          (a)   The authorized capital stock of Acquiror currently consists exclusively of: (i) 66,666,667 shares of Acquiror Common Stock, of which, as of December 31, 2016 (the "Acquiror Capitalization Date"), 38,236,028 shares were issued and outstanding, and 633,232 shares were held in the treasury of Acquiror; and (ii) 1,000,000 shares of Acquiror's preferred stock, $0.001 par value per share (the "Acquiror Preferred Stock"), of which no shares were issued and outstanding as of the Acquiror Capitalization Date. Acquiror does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of Acquiror on any matter. All of the issued and outstanding shares of Acquiror Capital Stock have been, and those shares of Acquiror Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. Acquiror's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange, other than the NASDAQ Global Select Market and Acquiror satisfies all of the quantitative maintenance criteria of the NASDAQ Global Select Market.

          (b)   As of the Acquiror Capitalization Date, no shares of Acquiror Capital Stock were reserved for issuance except for: (i) 855,451 shares of Acquiror Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards under Acquiror Stock Plans; (ii) 1,138,920 shares of Acquiror Common Stock reserved for issuance pursuant to future awards under Acquiror Stock Plans; and (iii) 191,277.67 shares of Acquiror Common Stock reserved for issuance in connection with outstanding warrants originally issued to the United States Department of the Treasury pursuant to the Capital Purchase Program implemented pursuant to the Troubled Asset Relief Program.

          (c)   Other than awards under Acquiror Stock Plans that are outstanding as of the date of this Agreement, no equity-based awards were outstanding as of the Acquiror Capitalization Date. Since the Acquiror Capitalization Date through the date hereof, Acquiror has not: (i) issued or repurchased any shares of Acquiror Common Stock or Acquiror Preferred Stock or other equity securities of Acquiror, other than in connection with the exercise of Acquiror Equity Awards that were outstanding on the Acquiror Capitalization Date or settlement thereof, in each case in accordance with the terms of the relevant Acquiror Stock Plan; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Acquiror Common Stock or any other equity-based awards. From the Acquiror Capitalization Date through the date of this Agreement, neither Acquiror nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; (B) with respect to executive officers of Acquiror or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code); or (C) adopted or materially amended any Acquiror Stock Plan.

          (d)   None of the shares of Acquiror Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding Acquiror Equity Awards, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating Acquiror or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Acquiror or any of its Subsidiaries; and (ii) no contractual obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or any equity security of Acquiror or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Acquiror or its Subsidiaries. Except as permitted by this Agreement, since the Acquiror Capitalization Date, no shares of Acquiror Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Acquiror or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of Acquiror or any of its Subsidiaries have been declared, set aside, made or paid to the stockholders of Acquiror. Other than its Subsidiaries, Acquiror does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 4.6    Acquiror Subsidiary Capitalization.     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Acquiror are owned by Acquiror, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of Acquiror has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of Acquiror owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 4.7    Acquiror SEC Reports; Financial Statements and Reports; Regulatory Filings.

          (a)   Acquiror has timely filed all Acquiror SEC Reports, except where the failure to file any Acquiror SEC Report, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror, and all such Acquiror SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder which are applicable to the Acquiror. The Acquiror SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Acquiror SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Acquiror SEC Reports. No Subsidiary of Acquiror is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          (b)   The financial statements presented (or incorporated by reference) in the Acquiror SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Acquiror SEC Reports (collectively, the "Acquiror Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Acquiror and its Subsidiaries at the respective dates of and for the periods referred to in the Acquiror Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Acquiror Financial Statements. As of the date hereof, RSM US LLP has not resigned (or informed Acquiror that it intends to resign) or been dismissed as independent registered public accountants of Acquiror.

          (c)   Acquiror is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. Acquiror maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by Acquiror in reports that Acquiror is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to Acquiror's management to allow timely decisions regarding required disclosures. As of December 31, 2016, to the Knowledge of Acquiror, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.

          (d)   Acquiror and its consolidated Subsidiaries have established and maintained a system of Internal Control Over Financial Reporting. Acquiror's certifying officers have evaluated the effectiveness of Acquiror's Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q of Acquiror under the Exchange Act (the "Acquiror Evaluation Date"). Acquiror presented in such quarterly report the conclusions of the certifying officers about the effectiveness of Acquiror's Internal Control Over Financial Reporting based on their evaluations as of the Acquiror Evaluation Date. Since the Acquiror Evaluation Date, there have been no changes in Acquiror's Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, Acquiror's Internal Control Over Financial Reporting. Acquiror has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (e)   Acquiror and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2014, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Acquiror and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.

          (f)    To the Knowledge of Acquiror, there has not been any event or occurrence since January 1, 2014 that would result in a determination that Acquiror Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).

        Section 4.8    Books and Records.     The books of account, minute books, stock record books and other records of Acquiror and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Acquiror's business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of Acquiror and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.

        Section 4.9    Properties.     Acquiror and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, other than OREO, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Acquiror Financial Statements and incurred in the Ordinary Course of Business since the date of the most recent Acquiror Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Acquiror Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, securing any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities or any transaction by Acquiror Bank acting in a fiduciary capacity or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the present use of the properties or assets subject thereto or affected thereby or otherwise materially impair the present business operations at such properties; (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held as of the date of this Agreement; (vi) liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance; (vii) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carrier's liens arising in the Ordinary Course of Business of Acquiror or Acquiror Bank consistent with past practice; (viii) liens existing on any asset of any Person at the time such Person is acquired by or is combined with Acquiror or any of its Subsidiaries, provided the lien was not created in contemplation of that event; (ix) liens on property required by Regulation W promulgated by the Federal Reserve; and (x) liens incidental to the conduct of business or ownership of property of Acquiror or any of its Subsidiaries which do not in the aggregate materially detract from the value of the property or materially impair the use thereof as of the date of this Agreement. Acquiror and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of Acquiror, the lessor.

        Section 4.10    Loans; Loan Loss Reserve.

          (a)   Each loan, loan agreement, note, lease or other borrowing agreement by Acquiror Bank, any participation therein, and any guaranty, renewal or extension thereof (the "Acquiror Loans") reflected as an asset on any of the Acquiror Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of Acquiror, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or equitable principles or doctrines.

          (b)   All Acquiror Loans originated or purchased by Acquiror Bank were made or purchased in accordance with the policies of the board of directors of Acquiror Bank and in the Ordinary Course of Business of Acquiror Bank. Acquiror Bank's interest in all Acquiror Loans is free and clear of any security interest, lien, encumbrance or other charge, and, Acquiror Bank has complied in all material respects with all Legal Requirements relating to such Acquiror Loans. There has been no default on, or forgiveness or waiver of, in whole or in part, any Acquiror Loan made to an executive officer or director of Acquiror or Acquiror Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.

          (c)   Acquiror Bank's allowance for loan and lease losses reflected in the Acquiror Financial Statements (including footnotes thereto) was determined on the basis of Acquiror Bank's continuing review and evaluation of the portfolio of Acquiror Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with Acquiror Bank's internal policies, and, in the reasonable judgment of Acquiror Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Acquiror Loans previously charged-off, on outstanding Acquiror Loans.

          (d)   To the Knowledge of Acquiror: (i) none of the Acquiror Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of Acquiror Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

        Section 4.11    Taxes.

          (a)   Acquiror and each of its Subsidiaries have duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and each such Tax Return was true, correct and complete in all material respects when filed. Acquiror and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Acquiror and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (b)   There is no claim or assessment pending or, to the Knowledge of Acquiror, threatened against Acquiror and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by Acquiror and each of its Subsidiaries is presently being conducted or, to the Knowledge of Acquiror, threatened by any Regulatory Authority. Neither Acquiror nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of Acquiror's or its Subsidiaries' assets. Neither Acquiror nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.

          (c)   Acquiror and each of its Subsidiaries have delivered or made available to the Company true, correct and complete copies of all Tax Returns relating to income taxes and franchise taxes owed by Acquiror and its Subsidiaries with respect to the last three (3) fiscal years.

          (d)   To the Knowledge of Acquiror, Acquiror and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a "reportable transaction" or a "listed transaction" or (ii) a "significant purpose of which is the avoidance or evasion of U.S. federal income tax" within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

        Section 4.12    Employee Benefits.

          (a)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Acquiror Benefit Plan or any other increase in the liabilities of Acquiror or any Subsidiary under any Acquiror Benefit Plan as a result of the transactions contemplated by this Agreement.

          (b)   With respect to any Acquiror Benefit Plan that is a "multiple employer plan" (as described in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Acquiror Benefit Plan complies in all respects with the requirements of the Code and ERISA and neither Acquiror nor any of the Acquiror ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither Acquiror nor any of the Acquiror ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Acquiror Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA). No Acquiror Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

          (c)   Each Acquiror Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter, or, in the case of a volume submitter or prototype plan, an advisory or sponsor letter, from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or Acquiror and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to Acquiror's Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Acquiror Benefit Plan or the tax-exempt status of any related trust.

          (d)   Each Acquiror Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.

          (e)   Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to Acquiror's Knowledge, threatened by, on behalf of, or against any Acquiror Benefit Plan or against the administrators or trustees or other fiduciaries of any Acquiror Benefit Plan that alleges a violation of applicable state or federal law or violation of any Acquiror Benefit Plan document or related agreement.

          (f)    No Acquiror Benefit Plan fiduciary or any other person has, or has had, any liability to any Acquiror Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable Legal Requirement by reason of any action or failure to act in connection with any Acquiror Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To Acquiror's Knowledge, no disqualified person (as defined in Code Section 4975(e)(2)) of any Acquiror Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).

          (g)   All accrued contributions and other payments to be made by Acquiror or any Subsidiary to any Acquiror Benefit Plan have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Acquiror Financial Statements.

          (h)   No condition exists as a result of which Acquiror or any Subsidiary would have any liability, whether absolute or contingent, under any Acquiror Benefit Plan with respect to any misclassification of a person performing services for Acquiror or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in Acquiror Benefit Plans are in fact eligible and authorized to participate in such Acquiror Benefit Plan.

          (i)    Neither Acquiror nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Acquiror Benefit Plans.

        Section 4.13    Compliance with Legal Requirements.     Acquiror and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses as presently conducted. Acquiror and each of its Subsidiaries is, and at all times since January 1, 2014, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror. Except as would not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries has received, at any time since January 1, 2014, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of Acquiror or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.

        Section 4.14    Legal Proceedings; Orders.

          (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Acquiror, threatened, Proceedings against Acquiror or any of its Subsidiaries. There is no Order imposed on Acquiror or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of Acquiror or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of Acquiror or any of its Subsidiaries as currently conducted.

          (b)   Neither Acquiror nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of Acquiror, none of the foregoing has been threatened by any Regulatory Authority.

        Section 4.15    Absence of Certain Changes and Events.     Since December 31, 2015, no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Acquiror.

        Section 4.16    Compliance with Environmental Laws.     There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving Acquiror or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of Acquiror, threatened, nor to the Knowledge of Acquiror, is there any factual basis for any of the foregoing, as a result of any asserted failure of Acquiror or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of Acquiror or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of Acquiror, neither Acquiror nor any of its Subsidiaries is the owner of any interest in real estate, other than OREO, on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property, except where such action would not reasonably be expected to have a Material Adverse Effect on Acquiror. Except for any matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, Acquiror and each Subsidiary of Acquiror has complied in all material respects with all Environmental Laws applicable to it and its business operations.

        Section 4.17    Brokerage Commissions.     Except for fees payable to Stephens Inc. pursuant to an engagement letter that has been Previously Disclosed, none of Acquiror or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        Section 4.18    Approval Delays.     To the Knowledge of Acquiror, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. Acquiror Bank's most recent CRA rating was "satisfactory" or better.

        Section 4.19    Financial Capability.     Acquiror has, and will have prior to the Effective Time, sufficient funds to pay the Cash Consideration and the consideration to be paid to the holders of the Director Company Stock Options and other Company Equity Awards in accordance with Section 2.5 and to perform its other obligations contemplated by this Agreement.

        Section 4.20    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by Acquiror in this Article 4, neither Acquiror nor any other Person makes any express or implied representation or warranty with respect to Acquiror, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Acquiror hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Acquiror nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to Acquiror, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Acquiror in this Article 4, any oral or written information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of Acquiror, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   Acquiror acknowledges and agrees that neither the Company nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 3.

ARTICLE 5
THE COMPANY'S COVENANTS

        Section 5.1    Access and Investigation.

          (a)   Subject to any applicable Legal Requirement, Acquiror and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be necessary for the purpose of determining the Company's continued compliance with the terms and conditions of this Agreement and preparing for the integration of Acquiror and the Company following the Effective Time. Acquiror and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of the Company or any of its Subsidiaries. Upon request, the Company and each of its Subsidiaries will furnish Acquiror or its Representatives attorneys' responses to auditors' requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Acquiror (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Acquiror or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Acquiror the disclosure of which, in the Company's reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Acquiror will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.

          (b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Acquiror: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, which is not generally available on the SEC's EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.

          (c)   The Company shall provide, and cause each of its Subsidiaries to provide, to Acquiror all information provided to the directors on all such boards or members of such committees in connection with all meetings of the board of directors and committees of the board of directors of the Company or otherwise provided to the directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or its Subsidiaries; in each case other than portions of such documents: (i) relating to confidential supervisory or examination materials, (ii) the disclosure of which would violate any applicable Legal Requirement, (iii) the disclosure of which would, in the reasonable judgment of the Company's outside counsel, result in the waiver of the attorney-client privilege, or (iv) related to an Acquisition Proposal (disclosure of which shall be governed solely by Section 5.8).

          (d)   All information obtained by Acquiror in accordance with this Section 5.1 shall be treated in confidence as provided in that certain Mutual Confidentiality and Non-Disclosure Agreement dated as of November 3, 2016, between Acquiror and the Company (the "Confidentiality Agreement").

        Section 5.2    Operation of the Company and Company Subsidiaries.

          (a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Acquiror to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.

          (b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:

              (i)  other than pursuant to the terms of any Contract to which the Company is a party that is outstanding on the date of this Agreement: (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Capital Stock or any security convertible into Company Capital Stock (other than issuances of shares of Company Capital Stock upon the exercise of any Company Stock Option existing as of the date of this Agreement that was granted pursuant to the Company Benefit Plans); (B) except as disclosed on Section 5.2(b)(i) of the Company Disclosure Schedules, permit any additional shares of Company Capital Stock to become subject to new grants, including issuances under Company Benefit Plans; or (C) grant any registration rights with respect to shares of Company Capital Stock;

             (ii)  (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Capital Stock outside of past practice (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries); or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Capital Stock (other than repurchases of shares of Company Common Stock in the Ordinary Course of Business to satisfy obligations under Company Benefit Plans);

            (iii)  amend the terms of, waive any rights under, terminate (other than at its stated expiration date), knowingly violate the terms of or enter into: (A) any Company Material Contract; (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;

            (iv)  enter into loan transactions not in accordance with, or consistent with, past practices of the Bank or that are on terms and conditions that, to the Knowledge of the Company, are materially more favorable than those available to the borrower from competitive sources in arm's-length transactions;

             (v)  (A) except as disclosed on Section 5.2(b)(v) of the Company Disclosure Schedules, enter into any new credit or new lending relationships greater than $2,500,000 that would require an exception to the Bank's formal loan policy as in effect as of the date of this Agreement or that are not in strict compliance with the provisions of such loan policy; or (B) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a "Borrowing Affiliate") if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by the Company or any of its Subsidiaries;

            (vi)  maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Company Loans previously charged off, on Company Loans and leases outstanding (including accrued interest receivable);

           (vii)  fail to: (A) charge-off any Company Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on non-accrual any Company Loans or leases that are past due greater than ninety (90) days;

          (viii)  sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances (A) in the Ordinary Course of Business, (B) of financial assets or investments, or (C) of obsolete or unused equipment, fixtures or assets and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;

            (ix)  acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business), or contract to acquire, all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;

             (x)  amend the Company Articles of Incorporation or the Company Bylaws, or similar governing documents of any of its Subsidiaries;

            (xi)  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

           (xii)  except as permitted by this Agreement or as required by any applicable Legal Requirement or the terms of any Company Benefit Plan existing as of the date hereof: (A) except as disclosed on Section 5.2(b)(i) of the Company Disclosure Schedules, increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries (collectively, the "Company Employees"), other than increases in the Ordinary Course of Business consistent with past practices in timing, metrics and amount; (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or stockholder; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; or (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement;

          (xiii)  incur or guarantee any indebtedness for borrowed money other than in the Ordinary Course of Business;

          (xiv)  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Legal Requirements or requested by any Regulatory Authority;

           (xv)  settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $250,000 and that would not: (A) impose any material restriction on the business of the Company or its Subsidiaries; or (B) create precedent for claims that is reasonably likely to be material to it or its Subsidiaries;

          (xvi)  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

         (xvii)  make or change any material Tax elections, change or consent to any material change in it or its Subsidiaries' method of accounting for Tax purposes (except as required by a change in GAAP or applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return;

        (xviii)  hire any employee with an annual salary in excess of $150,000; or

          (xix)  agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.2(b).

          (c)   For purposes of Section 5.2(b), Acquiror's consent shall be deemed to have been given if the Company has made a written request to Robin N. Elliott, Executive Vice President and Chief Financial Officer of Acquiror, and John J. Powers, Executive Vice President and General Counsel of Acquiror, for permission to take any action otherwise prohibited by Section 5.2(b) and has provided Acquiror with information sufficient for Acquiror to make an informed decision with respect to such request, and Acquiror has failed to respond to such request within five (5) Business Days after Acquiror's receipt of such request.

        Section 5.3    Notice of Changes.     The Company will give prompt notice to Acquiror of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company's representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8.

        Section 5.4    Stockholders' Meeting.     Subject to the other provisions of this Agreement and unless there has been a Company Adverse Recommendation, the Company shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with the IBCA, Company Articles of Incorporation and Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company and Company Board will use their reasonable best efforts to obtain from its stockholders the votes in favor of the adoption of this Agreement required by the IBCA, including by recommending that its stockholders vote in favor of this Agreement, and the Company and Company Board will not withhold, withdraw, qualify or adversely modify (or publicly propose or resolve to withhold, withdraw, qualify or adversely modify) Company Board's recommendation to the Company's stockholders that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the Contemplated Transactions, including the Merger (a "Company Adverse Recommendation"). However, if, prior to the time the Company Stockholder Approval is obtained, the Company Board, after consultation with outside counsel, determines in good faith it is reasonably likely that to, or to continue to, recommend this Agreement to its stockholders would result in a violation of its fiduciary duties under applicable Legal Requirements, then the Company Board may make a Company Adverse Recommendation or publicly propose or resolve to make a Company Adverse Recommendation.

        Section 5.5    Information Provided to Acquiror.     The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company to Acquiror for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Stockholders' Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

        Section 5.6    Operating Functions.     The Company and the Bank shall cooperate with Acquiror and Acquiror Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks' appropriate operating functions to be effective on the Effective Date or such later date as the parties may mutually agree.

        Section 5.7    Company Benefit Plans.

          (a)   At the request of Acquiror, except as otherwise provided by Section 2.5(a)(i), the Company will take all appropriate action to amend or terminate, prior to the Effective Time, any Company Benefit Plan, provided however, that no action taken by the Company with respect to the termination of a Company Benefit Plan shall be required to be irrevocable until one day prior to the Effective Time.

          (b)   Prior to the Effective Time, the Company shall accrue the costs associated with any payments due under any Company Benefit Plan, including without limitation any change of control or severance agreements, retention or stay bonus programs, or other similar arrangements, consistent with GAAP.

        Section 5.8    Acquisition Proposals.

          (a)   The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Acquiror with respect to any Acquisition Proposal. The Company will within two (2) Business Days advise Acquiror following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Acquiror apprised of any related developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal) on a reasonably current basis.

          (b)   The Company agrees that it will not, and will cause its respective Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any Acquisition Proposal (other than contacting a Person for the sole purpose of seeking clarification of the terms and conditions of such Acquisition Proposal); provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal from a Person other than Acquiror after the execution of this Agreement, and the Company Board concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and, after considering the advice of outside counsel, that failure to take such actions would be reasonably likely to result in a violation of the directors' fiduciary duties under applicable Legal Requirements, the Company may: (i) furnish information with respect to it to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Acquiror shall be promptly furnished to Acquiror); (ii) participate in discussions or negotiations regarding such Acquisition Proposal; and (iii) terminate this Agreement in order to concurrently enter into an agreement with respect to such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 5.8 unless and until (x) five (5) Business Days have elapsed following the delivery to the other party of a written notice of such determination by the Company Board and, during such five (5) Business-Day period, the parties cooperate with one another with the intent of enabling the parties to engage in good faith negotiations so that the Contemplated Transactions may be effected, and (y) at the end of such five (5) Business-Day period, the Company continues, in good faith and after consultation with outside legal counsel and financial advisors, to believe that a Superior Proposal continues to exist.

          (c)   Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        Section 5.9    Release of Security Interest.     Prior to the Effective Time, Company shall use its reasonable best efforts to pay, in full, all principal and interest payments due on Company's outstanding debt obligation to MB Financial Bank, N.A., Rosemont, Illinois ("MB Financial Bank"), and use its reasonable best efforts to seek the release of MB Financial Bank's security interest on the issued and outstanding shares of common stock of the Bank pledged to MB Financial Bank in connection with such debt obligation.

ARTICLE 6
ACQUIROR'S COVENANTS

        Section 6.1    Access and Investigation.

          (a)   Subject to any applicable Legal Requirement, the Company and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of Acquiror and each of its Subsidiaries in accordance with the provisions of this Section 6.1(a) as shall be necessary for the purpose of determining Acquiror's continued compliance with the terms and conditions of this Agreement. The Company and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of Acquiror and each of its Subsidiaries and of their respective financial and legal conditions as Company shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of Acquiror or any of its Subsidiaries. Upon request, Acquiror and each of its Subsidiaries will furnish the Company or its Representatives attorneys' responses to auditors' requests for information regarding Acquiror or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by the Company (provided, such disclosure would not result in the waiver by Acquiror or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by the Company or any of its Representatives shall affect the representations and warranties made by Acquiror in this Agreement. This Section 6.1(a) shall not require the disclosure of any information to the Company the disclosure of which, in Acquiror's reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, Acquiror and the Company will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.

          (b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Acquiror shall promptly furnish to the Company: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, which is not generally available on the SEC's EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.

          (c)   All information obtained by the Company in accordance with this Section 6.1 shall be treated in confidence as provided in the Confidentiality Agreement.

        Section 6.2    Operation of Acquiror and Acquiror Subsidiaries.

          (a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Acquiror shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Acquiror or the Company to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.

          (b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Acquiror will not, and will cause each of its Subsidiaries not to:

              (i)  (A) enter into any agreement with respect to, or consummate, any merger or business combination, or any acquisition of any other Person or (B) make any loan, advance or capital contribution to, or investment in, any Person, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger;

             (ii)  amend the Acquiror Articles of Incorporation or the Acquiror Bylaws, or similar governing documents of any of its Subsidiaries, in a manner that would materially and adversely affect the benefits of the Merger to the stockholders of the Company;

            (iii)  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements; or

            (iv)  agree to take, make any commitment to take, or adopt any resolutions of Acquiror Board in support of, any of the actions prohibited by this Section 6.2.

        Section 6.3    Information Provided to the Company.     Acquiror agrees that the information concerning Acquiror or any of its Subsidiaries that is provided or to be provided by Acquiror to the Company for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, Acquiror shall have no responsibility for the truth or accuracy of any information with respect to the Company or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or in any document submitted to, or other communication with, any Regulatory Authority.

        Section 6.4    Operating Functions.    Acquiror and Acquiror Bank shall cooperate with the Company and the Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks' appropriate operating functions to be effective on the Effective Date or such later date as the parties may mutually agree.

        Section 6.5    Indemnification.

          (a)   From and after the Effective Time, Acquiror shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable Legal Requirements, each current or former director, officer or employee of the Company or any of its Subsidiaries or fiduciary of the Company or any of its Subsidiaries under any Company Benefit Plans or any Person who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, trustee or employee of another Person (each, an "Indemnified Party"), and any Person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Contemplated Transactions, whether asserted or claimed prior to, at or after the Effective Time. Acquiror shall also advance expenses incurred by an Indemnified Party in each such case to the fullest extent permitted by applicable Legal Requirements, subject to the receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is determined by a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.

          (b)   For a period of six (6) years after the Effective Time or, if such term coverage is not available, such other maximum period of coverage available, Acquiror shall maintain in effect the Company's current directors' and officers' liability insurance covering each Person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time; provided, that in no event shall Acquiror be required to expend annually in the aggregate an amount in excess of 250% of the amount of the aggregate premiums paid by the Company for the current policy term for such purpose and, if Acquiror is unable to maintain such policy (or substitute policy) as a result of this proviso, Acquiror shall obtain as much comparable insurance as is available and for as long a period of time as is available following the Effective Time by payment of such amount; provided further, that: (i) Acquiror may substitute therefor "tail" policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company's existing policies as of the date hereof; or (ii) the Company may obtain such extended reporting period coverage under the Company's existing insurance programs (to be effective as of the Effective Time).

          (c)   If Acquiror or any of its successors or assigns shall: (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfer all or substantially all its properties and assets to any Person; then, and in each such case, Acquiror shall cause proper provision to be made so that the successor and assign of Acquiror assumes the obligations set forth in this Section 6.5.

          (d)   The provisions of this Section 6.5 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives.

        Section 6.6    Board Representation.    Subject to any necessary approval by the appropriate Regulatory Authorities, Acquiror shall take all appropriate action, subject to and in accordance with the respective bylaws of Acquiror and Acquiror Bank, to appoint: (a) one individual serving on the

Company Board and mutually agreeable to the parties, to the Acquiror Board, effective immediately upon the Effective Time; and (b) one individual mutually agreeable to the parties to the board of directors of Acquiror Bank, effective immediately upon the effectiveness of the Bank Merger.

        Section 6.7    Authorization and Reservation of Acquiror Common Stock.     The Acquiror Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Acquiror Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.

        Section 6.8    Stock Exchange Listing.    Acquiror shall use its reasonable best efforts to cause all shares of Acquiror Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the NASDAQ Global Select Market prior to the Closing Date.

        Section 6.9    Assumption of Debt Instruments.    Except as provided in Section 5.9, Acquiror agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Entity, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of the Company's outstanding debt, subordinated debentures, guarantees, securities, and other agreements to the extent required by the terms of such debt, subordinated debentures, guarantees, securities, and other agreements.

ARTICLE 7
COVENANTS OF ALL PARTIES

        Section 7.1    Regulatory Approvals.    Acquiror and the Company and their respective Subsidiaries will cooperate and use all reasonable best efforts to as promptly as possible prepare, but in no event later than forty-five (45) days following the date hereof, file, effect and obtain all Requisite Regulatory Approvals, and the parties will comply with the terms of such Requisite Regulatory Approvals. Each of Acquiror and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions. Acquiror and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions.

        Section 7.2    SEC Registration.    As soon as practicable following the date of this Agreement, but in no event later than forty-five (45) days following the date hereof, the Company and Acquiror shall prepare and file with the SEC the Proxy Statement and Acquiror shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included. Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Contemplated Transactions. Prior to the filing of the Registration Statement, Acquiror shall consult with the Company with respect to such filing and shall afford the Company and its representatives reasonable opportunity to review and comment thereon. The Registration Statement and the Proxy Statement shall include all information reasonably requested by the Company to be included. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration

Statement is declared effective under the Securities Act. Acquiror shall also take any action required to be taken under any applicable Legal Requirement in connection with the Acquiror Stock Issuance, and each party shall furnish all information concerning itself and its stockholders as may be reasonably requested in connection with any such action. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Capital Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and the Company will advise Acquiror, promptly after it receives notice thereof, of any request by the SEC to amend the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect thereto. If prior to the Effective Time any event occurs with respect to the Company, Acquiror or any Subsidiary of the Company or Acquiror, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Acquiror, respectively, for inclusion in the Proxy Statement or the Registration Statement that, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company or Acquiror, as applicable, shall promptly notify the other of such event (including, prior to entering into any agreement providing for any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction involving Acquiror or any of its Subsidiaries), and the Company or Acquiror, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by applicable Legal Requirements, in disseminating the information contained in such amendment or supplement to the Company's stockholders and to Acquiror's stockholders. Acquiror shall take all action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Legal Requirements and the rules and regulations thereunder in connection with the Merger and the issuance of Acquiror Common Stock as Stock Consideration.

        Section 7.3    Publicity.    Neither the Company nor Acquiror shall, and neither the Company nor Acquiror shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which shall not be unreasonably withheld or delayed) of Acquiror, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Acquiror; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by the NASDAQ Rules.

        Section 7.4    Reasonable Best Efforts; Cooperation.     Each of Acquiror and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Acquiror nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Acquiror and the Company will, and will cause each Subsidiary of Acquiror and the Company, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable

Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions.

        Section 7.5    Tax Free Reorganization.

          (a)   The parties intend that the Merger qualify as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Acquiror shall use its commercially reasonable efforts, and shall cause their Subsidiaries to use commercially reasonable efforts, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Acquiror nor any Affiliate of Acquiror knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Within forty-five (45) days following the Effective Time, the Surviving Entity shall comply with the reporting requirements of Section 1.6045B-1(a)(2) of the Treasury Regulations. Each of the Company and Acquiror shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code on its United States federal income Tax Return, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

          (b)   As of the date hereof, the Company does not know of any reason: (i) why it would not be able to deliver to counsel to the Company and counsel to Acquiror, at the date of the legal opinions referred to in Sections 8.8 and 9.8, certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the "IRS Guidelines"), to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Sections 8.8 and 9.8, respectively, and the Company hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to the Company would not be able to deliver the opinion required by Section 9.8. The Company will deliver such certificates to counsel to the Company and counsel to Acquiror.

          (c)   As of the date hereof, Acquiror does not know of any reason: (i) why it would not be able to deliver to counsel to Acquiror and counsel to the Company, at the date of the legal opinions referred to in Sections 8.8 and 9.8, certificates substantially in compliance with the IRS Guidelines, to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Sections 8.8 and 9.8, respectively, and Acquiror hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to Acquiror would not be able to deliver the opinion required by Section 8.8. Acquiror will deliver such certificates to counsel to Acquiror and counsel to the Company.

        Section 7.6    Employees and Employee Benefits.

          (a)   All individuals employed by the Company or any of its Subsidiaries immediately prior to the Closing ("Covered Employees") shall automatically become employees of Acquiror as of the Closing. Following the Closing, Acquiror shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available to similarly-situated employees of

  Acquiror under the Acquiror Benefit Plans; provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Acquiror Benefit Plan; and (ii) until such time as Acquiror shall cause Covered Employees to participate in the Acquiror Benefit Plans, a Covered Employee's continued participation in Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Acquiror Benefit Plans may commence at different times with respect to each Acquiror Benefit Plan).

          (b)   For the purpose of satisfying eligibility requirements and vesting periods (but not for the purpose of benefit accruals) under the Acquiror Benefit Plans providing benefits to the Covered Employees (the "New Plans"), each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such Covered Employee was entitled to credit for such service under any applicable Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.

          (c)   In addition, and without limiting the generality of the foregoing, as of the Transition Date, Acquiror shall use commercially reasonable efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the "Old Plans"); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (d)   The Company and its Subsidiaries shall take all actions necessary to terminate the Company's severance policies immediately prior to the Effective Time. Subject to the provisions of Section 7.6(e), following the Effective Time, Acquiror or Acquiror's Subsidiary will cause any eligible Company employee (exempt and non-exempt) to be covered by a severance policy under which employees who incur a qualifying involuntary termination of employment will be eligible to receive severance pay in accordance with the severance pay schedule set forth on Section 7.6(d) of the Acquiror Disclosure Schedules. Notwithstanding the foregoing, no Company employee eligible to receive severance benefits or other payment triggered by the Merger under an employment, change in control, severance or other agreement (a "CIC Payment") shall be entitled to participate in the severance policy described in this Section 7.6(d) or to otherwise receive severance benefits. Any Company employee who waives and relinquishes his or her right to a CIC Payment will be eligible for a severance payment as provided in this Section 7.6(d).

          (e)   Any Company employee who has or is party to any employment agreement, severance agreement, change in control agreement or any other agreement or arrangement that provides for a CIC Payment shall not receive any severance benefits as provided in Section 7.6(d) but will receive the CIC Payment to the extent it is required to be paid under such agreement, provided that, on or before the Closing Date, the Company will take all steps necessary to ensure that in the event that the amounts of the CIC Payment, either individually or in conjunction with a payment or benefit under any other plan, agreement or arrangement that is aggregated for purposes of Code Section 280G (in the aggregate "Total Payments"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Code that is subject to the Tax imposed by Section 4999 of the Code, then the amounts of the CIC Payment shall be reduced such that the value of the Total Payments that each counterparty is entitled to receive shall be $1.00 less than the maximum amount which the counterparty may receive without becoming subject to the excise tax or resulting in a disallowance of a deduction of the payment of such amount under Section 280G of the Code.

        Section 7.7    Takeover Laws.     If any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover Legal Requirement is or may become applicable to the Merger, the parties shall use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by this Agreement and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Legal Requirement on the Merger and the transactions contemplated by this Agreement.

        Section 7.8    Section 16 Matters.     Prior to the Effective Time, the parties will each take such steps as may be necessary or appropriate to cause (a) any disposition of shares of Company Capital Stock or conversion of any derivative securities in respect of shares of Company Capital Stock in connection with the consummation of the Contemplated Transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions or dispositions of Acquiror Common Stock resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Acquiror immediately following the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 7.9    Stockholder Litigation.     Each of the Company and Acquiror shall give the other the reasonable opportunity to consult concerning the defense of any stockholder litigation against the Company or Acquiror, as applicable, or any of their respective directors or officers relating to the Contemplated Transactions.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

        The obligations of Acquiror to consummate the Contemplated Transactions and to take the other actions required to be taken by Acquiror at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror in whole or in part):

        Section 8.1    Accuracy of Representations and Warranties.     For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 3.3 and Section 3.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations set forth in Section 3.3 and Section 3.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        Section 8.2    Performance by the Company.    The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

        Section 8.3    Stockholder Approvals.    The Company Stockholder Approval shall have been obtained.

        Section 8.4    No Proceedings, Injunctions or Restraints; Illegality.    Since the date of this Agreement, there must not have been commenced or threatened any Proceeding: (a) other than the stockholder litigation contemplated by Section 7.9, involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Acquiror Board to have a Material Adverse Effect on the Surviving Entity. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

        Section 8.5    Regulatory Approvals.    All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Acquiror Board to materially restrict or burden the Surviving Entity.

        Section 8.6    Registration Statement.    The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.

        Section 8.7    Officers' Certificate.    Acquiror shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.

        Section 8.8    Tax Opinion.    Acquiror shall have received a written opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, tax counsel to Acquiror, in form and substance reasonably satisfactory to the Company and Acquiror, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) the Company and Acquiror will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (c) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Acquiror Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Acquiror Common Stock.

        Section 8.9    Stock Exchange Listing.    Acquiror shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.

        Section 8.10    No Material Adverse Effect.    From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

        The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

        Section 9.1    Accuracy of Representations and Warranties.     For purposes of this Section 9.1, the accuracy of the representations and warranties of Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 4.3 and Section 4.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of Acquiror set forth in this Agreement (including the representations set forth in Section 4.3 and Section 4.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        Section 9.2    Performance by Acquiror.     Acquiror shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

        Section 9.3    Stockholder Approvals.     The Company Stockholder Approval shall have been obtained.

        Section 9.4    No Proceedings; No Injunctions or Restraints; Illegality.     Since the date of this Agreement, there must not have been commenced or threatened any Proceeding: (a) other than the stockholder litigation contemplated by Section 7.9, involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

        Section 9.5    Regulatory Approvals.     All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Company Board to materially restrict or burden the Surviving Entity.

        Section 9.6    Registration Statement.     The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.

        Section 9.7    Officers' Certificate.     The Company shall have received a certificate signed on behalf of Acquiror by an executive officer of Acquiror certifying as to the matters set forth in Sections 9.1 and 9.2.

        Section 9.8    Tax Opinion.     The Company shall have received a written opinion of Howard & Howard Attorneys PLLC, tax counsel to the Company, in form and substance reasonably satisfactory to the Company and Acquiror, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) the Company and Acquiror will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (c) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Acquiror Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Acquiror Common Stock .

        Section 9.9    Stock Exchange Listing.     Acquiror shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.

        Section 9.10    No Material Adverse Effect.     From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Acquiror or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.

ARTICLE 10
TERMINATION

        Section 10.1    Termination of Agreement.     This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Acquiror:

          (a)   by mutual consent of the Acquiror Board and Company Board, each evidenced by appropriate written resolutions;

          (b)   by Acquiror if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (except for breaches of Section 5.4 or Section 5.8, which are separately addressed in Section 10.1(g)), which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 8 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform; provided, that such breach or failure is not a result of the failure by Acquiror to perform and comply in all material respects with any of their obligations under this Agreement that are to be performed or complied with by them prior to or on the date required hereunder;

          (c)   by the Company if Acquiror shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 9 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform, provided, that such breach or failure is not a result of the failure by the Company to perform and comply in all material respects with any of its obligations under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;

          (d)   by Acquiror or the Company if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and nonappealable; (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; or (iii) if the Company Stockholder Approval is not obtained following the Company Stockholders' Meeting; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described in clauses (i) and (ii) above;

          (e)   by Acquiror or the Company if the Effective Time shall not have occurred at or before October 31, 2017 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

          (f)    by Acquiror or the Company if any court of competent jurisdiction or other Regulatory Authority shall have issued a judgment, Order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and nonappealable;

          (g)   by Acquiror if the Company materially breaches any of its obligations under Section 5.4 or Section 5.8;

          (h)   by the Company pursuant to Section 5.8;

          (i)    by Acquiror if the Company makes a Company Adverse Recommendation; and

          (j)    by the Company, if (i) the Final Acquiror Market Value shall be less than $22.71; (ii) Acquiror has not exercised its option pursuant to Section 2.1(a)(i) to adjust the Exchange Ratio within two (2) Business Days of the Determination Date; and (iii) the Company has not exercised its option pursuant to Section 2.1(a)(ii) to accept the Exchange Ratio without further adjustment, such termination to be effective on the tenth (10th) day following the Determination Date.

        Section 10.2    Effect of Termination or Abandonment.     In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1, this Agreement shall become null and void, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or stockholders, except that: (i) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (ii) no such termination shall relieve the breaching party from liability resulting from its fraud or any willful and material breach by that party of this Agreement.

        Section 10.3    Fees and Expenses.

          (a)   Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys' fees, accountants' fees and related expenses), shall be shared equally by Acquiror and the Company.

          (b)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(b), then the Company shall pay to Acquiror, within ten (10) Business Days after such termination, the amount of $2.5 million by wire transfer of immediately available funds to such account as Acquiror shall designate.

          (c)   If this Agreement is terminated by the Company pursuant to Section 10.1(c) or Section 10.1(j), then Acquiror shall pay to the Company, within ten (10) Business Days after such termination, the amount of $2.5 million by wire transfer of immediately available funds to such account as the Company shall designate.

          (d)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(g) or Section 10.1(i) or by the Company pursuant to Section 10.1(h), then the Company shall pay to Acquiror, within two (2) Business Days after such termination, the amount of $9.0 million (the "Termination Fee") by wire transfer of immediately available funds to such account as Acquiror shall designate.

          (e)   If, after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of the Company or has been made directly to its stockholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company and (A) thereafter this Agreement is terminated by Acquiror pursuant to Section 10.1(b) as a result of a material breach; and (B) within six (6) months after such termination the Company shall enter into a definitive written agreement with any Person (other than Acquiror and its Affiliates) with respect to such Acquisition Proposal, the Company shall pay to Acquiror, within ten (10) Business Days after the execution of such definitive agreement, the Termination Fee (less the amount of funds, if any, previously paid by the Company to Acquiror pursuant to Section 10.3(b)) by wire transfer of immediately available funds to such account as Acquiror shall designate; provided, however, that for purposes of this paragraph, Acquisition Proposal has the meaning ascribed thereto in Section 12.1(o), except that references in that Section to "15%" shall be replaced by "50%."

          (f)    All payments made pursuant to this Section 10.3 shall constitute liquidated damages and except as provided in Section 10.2(ii) in the case of fraud or willful and material breach of this Agreement, the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and stockholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein. Further, neither the Company nor Acquiror shall be required to pay the Termination Fee on more than one occasion.

ARTICLE 11
MISCELLANEOUS

        Section 11.1    Survival.     Except for covenants that are expressly to be performed after the Closing, none of the representations, warranties and covenants contained herein shall survive beyond the Closing.

        Section 11.2    Governing Law.     All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.

        Section 11.3    Assignments, Successors and No Third Party Rights.     Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.5, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 11.4    Modification.     This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Stockholder Approval is obtained; provided, however, that after the Company Stockholder Approval is obtained, there may not be, without further approval of the Company's stockholders, any amendment of this Agreement that requires further approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.

        Section 11.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (x) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        Section 11.6    Notices.     All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include facsimile communication and electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by facsimile (with confirmation) or electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Acquiror, to:
First Busey Corporation 100 W. University Avenue Champaign, Illinois 61820
Telephone:	(217) 365-4544
Facsimile:	(217) 351-6551
Attention:	Robin N. Elliott (robin.elliott@busey.com)
First Busey Corporation 100 W. University Avenue Champaign, Illinois 61820
Telephone:	(217) 365-4639
Facsimile:	(217) 351-6551
Attention:	John J. Powers (john.powers@busey.com)
with copies, which shall not constitute notice, to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison Street, Suite 3900 Chicago, Illinois 60606
Telephone:	(312) 984-3100
Facsimile:	(312) 984-3150
Attention:	Robert M. Fleetwood (robert.fleetwood@bfkn.com)
If to the Company, to:
First Community Financial Partners, Inc. 2801 Black Road Joliet, Illinois 60435
Telephone:	(630) 789-4444
Facsimile:	(630) 366-2001
Electronic mail: rthygesen@fcbankgroup.com
Attention:	Roy C. Thygesen
with copies, which shall not constitute notice, to:
Howard & Howard Attorneys PLLC 200 S. Michigan Ave. #1100 Chicago, Illinois 60604
Telephone:	(312) 456-3406
Facsimile:	(312) 939-5617
Attention:	Mark Ryerson (mbr@h2law.com)

or to such other Person or place as the Company shall furnish to Acquiror or Acquiror shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; (c) if mailed in the manner provided in this Section 11.6, five (5) Business Days after deposit with the U.S. Postal Service; and (d) if by facsimile, on the next Business Day.

        Section 11.7    Entire Agreement.     This Agreement, the Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

        Section 11.8    Severability.     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

        Section 11.9    Further Assurances.     The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        Section 11.10    Counterparts.     This Agreement and any amendments thereto may be executed in any number of counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

ARTICLE 12
DEFINITIONS

        Section 12.1    Definitions.     In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:

          (a)   "Acquiror Articles of Incorporation" means the Amended and Restated Articles of Incorporation of First Busey Corporation, as amended.

          (b)   "Acquiror Bank" means Busey Bank, an Illinois state chartered bank headquartered in Champaign, Illinois, and a wholly-owned subsidiary of Acquiror.

          (c)   "Acquiror Benefit Plan" means any: (i) qualified or nonqualified "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) "employee benefit plan" (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by Acquiror or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Acquiror or any of its Subsidiaries, or any beneficiary thereof.

          (d)   "Acquiror Board" means the board of directors of Acquiror.

          (e)   "Acquiror Bylaws" means the First Busey Corporation Amended and Restated ByLaws, as amended.

          (f)    Reserved.

          (g)   "Acquiror Capital Stock" means the Acquiror Common Stock and the Acquiror Preferred Stock, collectively.

          (h)   "Acquiror Common Stock" means the common stock, $0.001 par value per share, of Acquiror.

          (i)    Reserved.

          (j)    "Acquiror Equity Award" means any outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit, or other equity award granted under an Acquiror Stock Plan.

          (k)   "Acquiror ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) that is treated as a single employer with Acquiror or any of its Subsidiaries for purposes of Section 414 of the Code.

          (l)    "Acquiror SEC Reports" means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Acquiror with the SEC under the Securities Act, the Exchange Act, or the regulations thereunder, since January 1, 2014.

          (m)  "Acquiror Stock Issuance" means the issuance of the Acquiror Common Stock pursuant to this Agreement.

          (n)   "Acquiror Stock Plans" means collectively the following:

              (i)  Main Street Trust, Inc. 2000 Stock Incentive Plan, as subsequently amended

             (ii)  First Busey Corporation Employee Stock Ownership Plan, as subsequently amended

            (iii)  First Busey Corporation 1999 Stock Option Plan, as subsequently amended

            (iv)  First Busey Corporation 2004 Stock Option Plan, as subsequently amended

             (v)  First Busey Corporation 2010 Equity Incentive Plan, as subsequently amended

            (vi)  First Busey Corporation Employee Stock Purchase Plan, as subsequently amended

           (vii)  Pulaski Financial Corp. 2000 Stock-Based Incentive Plan

          (viii)  Pulaski Financial Corp. 2002 Stock Option Plan, as subsequently amended

            (ix)  Pulaski Financial Corp. 2006 Long-Term Incentive Plan, as subsequently amended

          (o)   "Acquisition Proposal" means a tender or exchange offer to acquire more than 15% of the voting power in the Company or any of its Subsidiaries, a proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any other proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, the Company or any of its Subsidiaries, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.

          (p)   "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.

          (q)   "Bank" means First Community Financial Bank, an Illinois state chartered bank headquartered in Joliet, Illinois, and a wholly-owned subsidiary of the Company.

          (r)   "Bank Merger" means the merger of the Bank with and into, and under the charter of, Acquiror Bank.

          (s)   "Business Day" means any day except Saturday, Sunday and any day on which banks in Champaign, Illinois, or Joliet, Illinois, are authorized or required by law or other government action to close.

          (t)    "Closing Acquiror Common Stock Price" means the weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the NASDAQ Global Select Market for the five (5) consecutive trading days immediately preceding the Closing Date.

          (u)   "Code" means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder.

          (v)   "Company Articles of Incorporation" means the Articles of Incorporation of the Company, as amended.

          (w)  "Company Benefit Plan" means any: (i) qualified or nonqualified "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) "employee benefit plan" (as defined in Section 3(3) of ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or any beneficiary thereof.

          (x)   "Company Board" means the board of directors of the Company.

          (y)   "Company Bylaws" means the Bylaws of the Company, as amended and restated.

          (z)   "Company Capital Stock" means the Company Common Stock and the Company Preferred Stock, collectively.

          (aa) "Company Common Stock" means the common stock, $1.00 par value per share, of the Company.

          (bb) "Company Equity Award" means any outstanding Company Stock Option, Company RSU, Company Performance Unit, stock appreciation right, restricted stock award, or other equity award granted under a Company Stock Plan.

          (cc) "Company ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or any of its Subsidiaries for purposes of Section 414 of the Code.

          (dd) "Company Final Closing Price" means the closing sales price of a share of Company Common Stock on the NASDAQ Capital Market on the last trading day immediately preceding the Closing Date.

          (ee) "Company SEC Reports" means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by the Company with the SEC under the Securities Act, the Exchange Act, or the rules and regulations of the SEC thereunder, since January 1, 2014.

          (ff)  "Company Stockholder Approval" means the adoption and approval of this Agreement by the stockholders of the Company, in accordance with the IBCA and Company Articles of Incorporation.

          (gg) "Company Stock Plans" means collectively the following:

              (i)  First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan, as subsequently amended

             (ii)  First Community Financial Partners, Inc. 2013 Equity Incentive Plan, as subsequently amended

            (iii)  First Community Financial Partners, Inc. 2016 Equity Incentive Plan

          (hh) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger, (iii) the performance by Acquiror and the Company of their respective covenants and obligations under this Agreement; and (iv) Acquiror's issuance of shares of Acquiror Common Stock pursuant to the Registration Statement and cash in exchange for shares of Company Common Stock.

          (ii)   "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.

          (jj)   "Control," "Controlling" or "Controlled" when used with respect to any specified Person, means the power to vote twenty-five percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.

          (kk) "CRA" means the Community Reinvestment Act, as amended.

          (ll)   "Deposit Insurance Fund" means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution's assets.

          (mm)  "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

          (nn) "DOL" means the U.S. Department of Labor.

          (oo) "Environment" means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.

          (pp) "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit or other legally binding requirement applicable to the business or assets of the Company or any of its Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.

          (qq) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (rr)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (ss)  "FDIC" means the Federal Deposit Insurance Corporation.

          (tt)  "Federal Reserve" means the Board of Governors of the Federal Reserve System or the appropriate Federal Reserve Bank acting under delegated authority.

          (uu) "GAAP" means generally accepted accounting principles in the U.S., consistently applied.

          (vv) "Hazardous Materials" means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.

          (ww)  "IBCA" means the Business Corporation Act of 1983 of Illinois, as amended.

          (xx) Reserved.

          (yy) "IRS" means the U.S. Internal Revenue Service.

          (zz) "Knowledge" means, assuming due inquiry under the facts or circumstances, the actual knowledge of the chief executive officer, president, chief financial officer, chief credit officer or general counsel of Acquiror or the Company, as the context requires.

          (aaa)  "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

          (bbb)  "Material Adverse Effect" as used with respect to a party, means an event, circumstance, change, effect or occurrence which, individually or together with any other event, circumstance, change, effect or occurrence: (i) is materially adverse to the business, financial condition, assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (E) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith and the response or reaction of customers, vendors, licensors, investors or employees; and (F) failure, in and of itself, to meet internal or other estimates, projections or forecasts of revenue, net income or any other measure of financial performance, but not, in any such case, including the underlying causes thereof; except with respect to clauses (A), (B), (C) and (D), to the extent that the effects of such change are disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.

          (ccc)  "NASDAQ Rules" means the listing rules of the NASDAQ Global Select Market.

          (ddd)  "NRS" means the provisions of the Nevada Revised Statutes governing business corporations, limited liability companies and mergers of business entities (NRS Sections 78.010 et seq., 86.011 et seq., and 92A.005 et seq., respectively).

          (eee)  "Option Exchange Ratio" means the ratio of (a) the sum of (i) the Exchange Ratio multiplied by the closing sales price of a share of Acquiror Common Stock on the NASDAQ Global Select Market on the last trading day immediately preceding the Closing Date, plus (ii) the Cash Consideration, divided by (b) the closing sales price of a share of Acquiror Common Stock on the NASDAQ Global Select Market on the last trading day immediately preceding the Closing Date.

          (fff) "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

          (ggg)  "Ordinary Course of Business" shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of such Person.

          (hhh)  "OREO" means real estate owned by a Person and designated as "other real estate owned."

          (iii)  "Outstanding Company Shares" means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (jjj)  "PBGC" means the U.S. Pension Benefit Guaranty Corporation.

          (kkk)  "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

          (lll)  "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

          (mmm)  "Proxy Statement" means a proxy statement prepared by the Company for use in connection with the Company Stockholders' Meeting, all in accordance with the rules and regulations of the SEC.

          (nnn)  "Registration Statement" means a registration statement on Form S-4 or other applicable form under the Securities Act covering the shares of Acquiror Common Stock to be issued pursuant to this Agreement, which shall include the Proxy Statement.

          (ooo)  "Regulatory Authority" means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Acquiror, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith.

          (ppp)  "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          (qqq)  "Requisite Regulatory Approvals" means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions, other than the Bank Merger.

          (rrr) "SEC" means the Securities and Exchange Commission.

          (sss) "Securities Act" means the Securities Act of 1933, as amended.

          (ttt) "Subsidiary" with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.

          (uuu)  "Superior Proposal" means a bona fide written Acquisition Proposal (with all references to "15%" in the definition of Acquisition Proposal being treated as references to "50%" for these purposes) which Company Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (which shall be FIG Partners, LLC or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable Legal Requirements.

          (vvv)  "Tax" means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, excise tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

          (www)  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          (xxx)  "Transition Date" means, with respect to any Covered Employee, the date Acquiror commences providing benefits to such employee with respect to each New Plan.

          (yyy)  "U.S." means the United States of America.

          (zzz)  "Warrant Exchange Ratio" means the ratio of (a) the sum of (i) the Exchange Ratio multiplied by the closing sales price of a share of Acquiror Common Stock on the NASDAQ Global Select Market on the last trading day immediately preceding the Closing Date, plus (ii) the Cash Consideration, divided by (b) the closing sales price of a share of Acquiror Common Stock on the NASDAQ Global Select Market on the last trading day immediately preceding the Closing Date.

        Section 12.2    Principles of Construction.

          (a)   In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

          (b)   The schedules of each of the Company and Acquiror referred to in this Agreement (the "Company Disclosure Schedules" and the "Acquiror Disclosure Schedules", respectively, and collectively the "Schedules") shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Acquiror to the other before the date of this Agreement; provided, that: (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect; (ii) the mere inclusion of an item in the Company Disclosure Schedules or Acquiror Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by the Company or Acquiror, as applicable, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect; and (iii) any disclosures made with respect to a section of the Agreement shall be deemed to qualify (A) any other section of the Agreement specifically referenced or cross-referenced and (B) other sections of the Agreement to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, "Previously Disclosed" means, with respect to the Company, information set forth by the Company in the Company Disclosure Schedules and, with respect to Acquiror, information set forth by Acquiror in the Acquiror Disclosure Schedules.

          (c)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          (d)   With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

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[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

ACQUIROR:			COMPANY:
FIRST BUSEY CORPORATION			FIRST COMMUNITY FINANCIAL PARTNERS, INC.
By:	/s/ VAN A. DUKEMAN		By:	/s/ ROY C. THYGESEN
	Name:	Van A. Dukeman		Name:	Roy C. Thygesen
	Title:	President and Chief Executive Officer		Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF VOTING AND SUPPORT AGREEMENT

        THIS VOTING AND SUPPORT AGREEMENT (this "Agreement") is entered into as of [    •    ], 2017, among FIRST BUSEY CORPORATION, a Nevada corporation ("Acquiror"), FIRST COMMUNITY FINANCIAL PARTNERS, INC., an Illinois corporation (the "Company"), and those directors and/or officers of the Company whose names appear on the signature page of this Agreement and who own or control the voting of any shares of common stock of the Company (such stockholders collectively referred to in this Agreement as the "Principal Stockholders," and individually as a "Principal Stockholder").

RECITALS

        A.    As of the date hereof, each Principal Stockholder is the owner or controls the vote of the number of shares of the Company's common stock, $1.00 par value per share ("Company Stock"), as is set forth opposite such Principal Stockholder's name on the signature page attached hereto.

        B.    Acquiror is contemplating the acquisition of the Company by means of a merger (the "Merger") of the Company with and into Acquiror, all pursuant to an Agreement and Plan of Merger dated as of [    •    ], 2017 (the "Merger Agreement"), between Acquiror and the Company.

        C.    Acquiror and the Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Stockholders enter into this Agreement.

        D.    Each Principal Stockholder believes it is in his or her best interest as well as the best interest of the Company for Acquiror and the Company to consummate the Merger.

AGREEMENTS

        In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Acquiror and the Company to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions; Construction.     All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in Section 12.2 of the Merger Agreement.

        Section 2.    Representations and Warranties.     Each Principal Stockholder represents and warrants that as of the date hereof, he or she:

          (a)   owns beneficially and of record the number of shares of Company Stock as is set forth opposite such Principal Stockholder's name on the signature page attached hereto;

          (b)   has the sole, or joint with any other Principal Stockholder, voting power with respect to such shares of Company Stock; and

          (c)   has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 3.    Voting Agreement.     Each Principal Stockholder hereby agrees that at any meeting of the Company's stockholders however called, and in any action by written consent of the Company's stockholders, such Principal Stockholder shall vote, or cause to be voted, all shares of Company Stock now or at any time hereafter owned or controlled by him or her at the time of such meeting of the Company's stockholders:

          (a)   in favor of the Merger and the other Contemplated Transactions as described in the Merger Agreement;

          (b)   against any Acquisition Proposal involving any party other than Acquiror or an Affiliate of Acquiror; and

          (c)   against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement.

        Section 4.    Additional Covenants.     Except as required by law, each Principal Stockholder agrees that he or she will:

          (a)   not, and will not permit any of his or her Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Stock owned of record or beneficially by such Principal Stockholder, whether such shares of Company Stock are owned of record or beneficially by such Principal Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Acquiror (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iv) as Acquiror may otherwise agree in writing;

          (b)   not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement or any of the other Contemplated Transactions;

          (c)   use his or her best efforts to cause any necessary meeting of the Company's stockholders to be duly called and held, or any necessary consent of stockholders to be obtained, for the purpose of approving or adopting the Merger Agreement and the Contemplated Transactions;

          (d)   cause any of his or her Affiliates to cooperate fully with Acquiror in connection with the Merger Agreement and the Contemplated Transactions; and

          (e)   execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.

        Section 5.    No Economic Benefit.     Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Stock. All rights, ownership and economic benefits of and relating to the Company Stock shall remain and belong to the applicable stockholder and Acquiror shall have no power or authority to direct any stockholder in the voting of any of the Company Stock or the performance by any stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Acquiror a proxy to vote the Company Stock subject to this Agreement.

        Section 6.    Termination.     Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (i) the date of termination of the Merger Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by Acquiror and the

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Company from time to time; (ii) the favorable vote of Company stockholders with respect to approval of the Merger Agreement; (iii) the date, if any, on which the Company publicly discloses that the board of directors of the Company has withdrawn, qualified or adversely modified its recommendation to the stockholders of the Company that the Company's stockholders vote in favor of the adoption of the Merger Agreement, in each case because the board of directors of the Company has determined in good faith, after consultation with outside counsel, that to, or to continue to, recommend the Merger Agreement to the Company's stockholders would result in a violation of its fiduciary duties under applicable law; or (iv) December 31, 2018.

        Section 7.    Amendment and Modification.     This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the Company, Acquiror and all of the Principal Stockholders.

        Section 8.    Entire Agreement.     This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of the Company, its stockholders or Acquiror concerning the acquisition, disposition or control of any Company Stock.

        Section 9.    Absence of Control.     Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Acquiror by reason of this Agreement shall not be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

        Section 10.    Informed Action.     Each Principal Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

        Section 11.    Severability.     The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 12.    Counterparts; Facsimile/PDF Signatures.     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

        Section 13.    Governing Law.     All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

        Section 14.    Successors; Assignment.     This Agreement shall be binding upon and inure to the benefit of the Company and Acquiror, and their successors and permitted assigns, and the Principal Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.

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        Section 15.    Directors' Duties.     The parties hereto acknowledge that each Principal Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director and/or officer of the Company and/or Company Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director and/or officer capacity. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his or her capacity as a director and/or officer of the Company and/or Company Bank. For the avoidance of doubt, nothing in this Section shall in any way limit, modify or abrogate any of the obligations of the Principal Stockholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

        Section 16.    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.

        [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

        [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

ACQUIROR:			COMPANY:
FIRST BUSEY CORPORATION			FIRST COMMUNITY FINANCIAL PARTNERS, INC.
By:			By:
	Name:	Van A. Dukeman		Name:	Roy C. Thygesen
	Title:	President and Chief Executive Officer		Title:	Chief Executive Officer

[Signature Page of Voting and Support Agreement]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature
Name
Signature
Name
Signature
Name
Signature
Name
Signature
Name

[Signature Page of Voting and Support Agreement Continued]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature
Name
Signature
Name
Signature
Name
Signature
Name
Signature
Name

[Signature Page of Voting and Support Agreement Continued]

EXHIBIT B

BANK MERGER AGREEMENT

        THIS BANK MERGER AGREEMENT (this "Agreement") is made as of [                    ], 2017, between BUSEY BANK, an Illinois chartered non-member bank headquartered in Champaign, Illinois ("Busey," or where appropriate, the "Continuing Bank"), and FIRST COMMUNITY FINANCIAL BANK, an Illinois chartered member bank headquartered in Joliet, Illinois ("First Community").

RECITALS

        A.    As of December 31, 2016, Busey had capital stock outstanding of $[            ], divided into [1,022,805] shares of issued and outstanding common stock, $10.00 par value per share, surplus of approximately $[            ] million, retained earnings of approximately $[            ] million and accumulated other comprehensive income of approximately $[            ] million.

        B.    As of December 31, 2016, First Community had capital stock outstanding of $[            ], divided into [            ] shares of issued and outstanding common stock, $ [            ] par value per share, surplus of approximately $[            ] million, retained earnings of approximately $[            ] million and accumulated other comprehensive income of approximately $[            ] million.

        C.    First Busey Corporation, a Nevada corporation with its main office in Champaign, Illinois ("Acquiror"), is the sole stockholder of Busey, and at the time of the merger of First Community with and into, and under the charter of, Busey (the "Bank Merger"), will be the sole shareholder of First Community.

        D.    Pursuant to that certain Agreement and Plan of Merger, dated as of February 6, 2017 (the "Holding Company Agreement"), by and between Acquiror and First Community Financial Partners, Inc., an Illinois corporation with its main office in Joliet, Illinois, and the sole stockholder of First Community (the "Company"), the Company will be merged with and into Acquiror (the "Holding Company Merger").

        E.    Following the effectiveness of the Holding Company Merger, First Community is to be merged with and into Busey, with Busey as the surviving bank and a wholly owned subsidiary of Acquiror.

        F.     Upon the consummation of the Bank Merger, Continuing Bank will have capital stock outstanding of $[            ], divided into [            ] shares of issued and outstanding common stock, $10.00 par value per share, and the assets, liabilities, surplus and retained earnings set forth on the pro forma financial statement attached as SCHEDULE A.

        G.    Each of the boards of directors and the sole stockholders of Busey and First Community, respectively, have approved this Agreement and authorized its execution.

AGREEMENTS

        IN CONSIDERATION OF THE FOREGOING PREMISES, and the mutual covenants herein contained and for the purpose of prescribing the terms and conditions of the Bank Merger, the manner of carrying the same into effect, the treatment of First Community's common stock and such other details and provisions as are deemed necessary or desirable, the parties hereby agree as follows:

Article 1

GENERAL

        Section 1.1    The Bank Merger.     Pursuant to the terms and conditions of this Agreement and the provisions of Section 18(c) of the Federal Deposit Insurance Act (12 U.S.C. §1828(c)), and Section 5/22 of Chapter 205 of the Illinois Compiled Statutes, First Community shall be merged into, and under the charter of, Busey, and Busey shall be the Continuing Bank.

        Section 1.2    Effective Time.     The Bank Merger shall become effective at such time upon satisfaction of all requirements of law and the terms and conditions specified in this Agreement, including, among other conditions, receipt of the approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Illinois Department of Financial and Professional Regulation (the "DFPR") and, if appropriate, approvals of other bank regulatory agencies. The time of such effectiveness is referred to in this Agreement as the "Effective Time."

        Section 1.3    Name, Offices, Charter and Bylaws of the Continuing Bank.

          (a)   The name of the Continuing Bank shall be "Busey Bank" as a result of the Bank Merger;

          (b)   The principal office and place of business of Busey at 100 West University Avenue, Champaign, Illinois 61820, shall be the established and authorized principal office and place of business of the Continuing Bank. The branch offices of Busey shall be operated as branches of the Continuing Bank, and the main and branch offices of First Community shall be established and authorized as branch offices of the Continuing Bank; and

          (c)   The charter and bylaws, respectively, of Busey as in effect immediately prior to the Effective Time shall be the charter and bylaws of the Continuing Bank from and after the Effective Time, until amended in accordance with applicable law.

        Section 1.4    Board of Directors.     The Board of Directors of the Continuing Bank shall consist of those persons as set forth in EXHIBIT A attached hereto. Each director shall hold office from and after the time of his or her qualification as a director of the Continuing Bank and until his or her successor is elected and has qualified.

        Section 1.5    Senior Executive Officers.     The senior executive officers of the Continuing Bank shall consist of those persons as set forth in EXHIBIT B attached hereto, each to hold office in accordance with the bylaws of the Continuing Bank as in effect at and after the Effective Time.

Article 2

TREATMENT OF COMMON STOCK
AND CAPITALIZATION OF THE CONTINUING BANK

        Section 2.1    Treatment of Common Stock.     The treatment of the shares of common stock of each of Busey and First Community shall be as follows:

          (a)   Each of the [            ] shares of First Community common stock, par value $[            ] per share, outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled as of the Effective Time.

          (b)   Each of the [            ] shares of Busey common stock, par value $10.00 per share, outstanding immediately prior to the Effective Time shall remain outstanding and shall not be changed or affected in any way by the Bank Merger. After the Effective Time, each certificate representing such shares shall remain outstanding and shall represent the same number of shares of common stock of the Continuing Bank as it represented of Busey immediately prior to the Effective Time.

        Section 2.2    Capitalization of the Continuing Bank.     At the Effective Time, Continuing Bank will have capital stock of $[            ], divided into [            ] shares of common stock, par value of $[            ] per share. Accordingly, as of December 31, 2016, the capital accounts of the Continuing Bank would have been as set forth on the pro forma financial statement attached asSCHEDULE A.

2

 Article 3

EFFECT OF THE BANK MERGER UPON FIRST COMMUNITY AND BUSEY

        Section 3.1    General.     Except as specifically set forth herein, at the Effective Time, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Busey shall continue unaffected and unimpaired by the Bank Merger and the corporate franchise, existence and rights of First Community shall be merged with and into the Continuing Bank. The separate existence and corporate organization of First Community and Busey, except insofar as either may be continued by statute, shall cease at the Effective Time. The Continuing Bank shall at and after the Effective Time possess all of the rights, privileges, immunities, powers and franchises, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, conservator, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as was held or enjoyed by First Community and Busey at the Effective Time.

        Section 3.2    Properties of the Continuing Bank.     At the Effective Time, all property, real, personal and mixed, and all debts due on whatever account and all other choses in action and all and every other interest, of or belonging to, or due to, First Community and Busey, shall be taken and deemed to be transferred to and vested in the Continuing Bank without further act or deed, and the title to all real estate, or any interest therein, under the laws of Illinois or of any other state or of the United States, vested in First Community and Busey shall vest in the Continuing Bank and shall not revert or be in any way impaired by reason of the Bank Merger. First Community and Busey shall execute all such instruments of transfer, if any, as shall be necessary under the laws of the State of Illinois or of any other state or of the United States to vest all the right, title and interest of First Community and Busey in and to its assets in the Continuing Bank.

        Section 3.3    Liabilities of the Continuing Bank.     The Continuing Bank at and after the Effective Time shall be responsible and liable for and assume all of the liabilities, deposits, contracts and obligations of First Community and Busey in the same manner and to the same extent as if the Continuing Bank had itself incurred the same or contracted therefor, and any claim existing or action or proceeding pending by or against First Community and Busey may be prosecuted to judgment as if the Bank Merger had not taken place, or the Continuing Bank may be substituted in place of First Community and Busey. Neither the rights of creditors nor any liens upon the property of First Community and Busey shall be impaired by reason of the Bank Merger, but such liens shall be limited to the property upon which they were liens immediately prior to the Effective Time.

Article 4

CONDITIONS

        Section 4.1    Conditions to Consummation.     This Agreement is subject to, and consummation of the Bank Merger herein provided for, is conditioned upon the fulfillment prior to the Effective Time of each of the following conditions:

          (a)   approval of this Agreement by the affirmative vote of all the holders of the outstanding shares of common stock of Busey and First Community;

          (b)   consummation of the transactions contemplated by the Holding Company Agreement, including without limitation, the Holding Company Merger; and

          (c)   procurement of all other actions, consents, approvals or rulings, governmental or otherwise, and satisfaction of all other requirements of law (including, without limitation, the approval of the FDIC and the DFPR) which are, or in the opinion of counsel for Busey or First Community may be, necessary to permit or enable the Continuing Bank, upon and after the Bank

3

  Merger, to conduct all or any part of the business and activities of Busey or First Community in the manner in which such business and activities were conducted by each of them prior to the Bank Merger.

Article 5

TERMINATION

        Notwithstanding anything herein to the contrary, this Agreement may be terminated by agreement of the parties and shall automatically terminate, without any action by either party hereto, immediately upon the termination of the Holding Company Agreement.

Article 6

MISCELLANEOUS

        Section 6.1    Expenses.     Whether or not the Bank Merger is approved, the parties to this Agreement shall pay expenses incurred by each of them, respectively, in connection with the transactions contemplated herein, and each of the parties shall pay their proportionate share of all examination expenses as may be incurred by the DFPR in connection with the Bank Merger.

        Section 6.2    Counterparts; Captions.     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

        Section 6.3    Amendment.     At any time before or after approval and adoption hereof by the respective shareholders of Busey and First Community, this Agreement may be amended by agreement between Busey and First Community.

        Section 6.4    Governing Law.     This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, except as otherwise required.

        Section 6.5    Dividends.     Except as may otherwise be provided in the Holding Company Agreement, the parties shall continue to pay dividends in accordance with their regular practices during the period between the date this Agreement is executed and the date of the consummation of the Bank Merger contemplated herein.

[SIGNATURE PAGE FOLLOWS]

4

        IN WITNESS WHEREOF, Busey and First Community have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

BUSEY BANK		FIRST COMMUNITY FINANCIAL BANK
By:		By:
	Robin N. Elliott Chief Financial Officer and Chief Operating Officer		Roy C. Thygesen Chief Executive Officer

[SIGNATURE PAGE TO BANK MERGER AGREEMENT]

SCHEDULE A

PRO FORMA FINANCIAL STATEMENT

BUSEY BANK
(dollars in thousands)

December 31, 2016
Total assets	$	[ ]
Total liabilities	$	[ ]
Equity capital
Common stock	$	[ ]
Surplus		[ ]
Retained earnings		[ ]
Other comprehensive income		[ ]

Total equity capital	$	[ ]

EXHIBIT A

BOARD OF DIRECTORS OF CONTINUING BANK

[            ]

EXHIBIT B

SENIOR EXECUTIVE OFFICERS OF CONTINUING BANK

NAME	TITLE
[ ]	[ ]

Appendix B

Sections 11.65 and 11.70 of the Illinois Business Corporation Act

§ 11.65. Right to Dissent.

        (a)   A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

          (1)   consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

          (2)   consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

          (3)   an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              (i)  alters or abolishes a preferential right of such shares;

             (ii)  alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

            (iii)  in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

          (4)   any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

        (b)   A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

        (c)   A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

§ 11.70. Procedure to Dissent.

        (a)   If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

        (b)   If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

        (c)   Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

        (d)   A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

        (e)   If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

        (f)    If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

        (g)   The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

        (h)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

        (i)    The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

          (1)   Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

          (2)   Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

        (j)    As used in this Section:

          (1)   "Fair value", with respect to a dissenter's shares, means the proportionate interest of the shareholder in the corporation, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (2)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

Appendix C

FORM OF VOTING AND SUPPORT AGREEMENT

        THIS VOTING AND SUPPORT AGREEMENT (this "Agreement") is entered into as of February 6, 2017, among FIRST BUSEY CORPORATION, a Nevada corporation ("Acquiror"), FIRST COMMUNITY FINANCIAL PARTNERS, INC., an Illinois corporation (the "Company"), and those directors and/or officers of the Company whose names appear on the signature page of this Agreement and who own or control the voting of any shares of common stock of the Company (such stockholders collectively referred to in this Agreement as the "Principal Stockholders," and individually as a "Principal Stockholder").

RECITALS

        A.    As of the date hereof, each Principal Stockholder is the owner or controls the vote of the number of shares of the Company's common stock, $1.00 par value per share ("Company Stock"), as is set forth opposite such Principal Stockholder's name on the signature page attached hereto.

        B.    Acquiror is contemplating the acquisition of the Company by means of a merger (the "Merger") of the Company with and into Acquiror, all pursuant to an Agreement and Plan of Merger dated as of February 6, 2017 (the "Merger Agreement"), between Acquiror and the Company.

        C.    Acquiror and the Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Stockholders enter into this Agreement.

        D.    Each Principal Stockholder believes it is in his or her best interest as well as the best interest of the Company for Acquiror and the Company to consummate the Merger.

AGREEMENTS

        In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Acquiror and the Company to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions; Construction.    All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in Section 12.2 of the Merger Agreement.

        Section 2.    Representations and Warranties.    Each Principal Stockholder represents and warrants that as of the date hereof, he or she:

          (a)   owns beneficially and of record the number of shares of Company Stock as is set forth opposite such Principal Stockholder's name on the signature page attached hereto;

          (b)   has the sole, or joint with any other Principal Stockholder, voting power with respect to such shares of Company Stock; and

          (c)   has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 3.    Voting Agreement.    Each Principal Stockholder hereby agrees that at any meeting of the Company's stockholders however called, and in any action by written consent of the Company's stockholders, such Principal Stockholder shall vote, or cause to be voted, all shares of Company Stock now or at any time hereafter owned or controlled by him or her at the time of such meeting of the Company's stockholders:

          (a)   in favor of the Merger and the other Contemplated Transactions as described in the Merger Agreement;

          (b)   against any Acquisition Proposal involving any party other than Acquiror or an Affiliate of Acquiror; and

          (c)   against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement.

        Section 4.    Additional Covenants.    Except as required by law, each Principal Stockholder agrees that he or she will:

          (a)   not, and will not permit any of his or her Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Stock owned of record or beneficially by such Principal Stockholder, whether such shares of Company Stock are owned of record or beneficially by such Principal Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Acquiror (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iv) as Acquiror may otherwise agree in writing;

          (b)   not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement or any of the other Contemplated Transactions;

          (c)   use his or her best efforts to cause any necessary meeting of the Company's stockholders to be duly called and held, or any necessary consent of stockholders to be obtained, for the purpose of approving or adopting the Merger Agreement and the Contemplated Transactions;

          (d)   cause any of his or her Affiliates to cooperate fully with Acquiror in connection with the Merger Agreement and the Contemplated Transactions; and

          (e)   execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.

        Section 5.    No Economic Benefit.    Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Stock. All rights, ownership and economic benefits of and relating to the Company Stock shall remain and belong to the applicable stockholder and Acquiror shall have no power or authority to direct any stockholder in the voting of any of the Company Stock or the performance by any stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Acquiror a proxy to vote the Company Stock subject to this Agreement.

        Section 6.    Termination.    Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (i) the date of termination of the Merger Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by Acquiror and the Company from time to time; (ii) the favorable vote of Company stockholders with respect to approval of the Merger Agreement; (iii) the date, if any, on which the Company publicly discloses that the board of directors of the Company has withdrawn, qualified or adversely modified its recommendation to the stockholders of the Company that the Company's stockholders vote in favor of the adoption of the Merger Agreement, in each case because the board of directors of the Company has determined in good faith, after consultation with outside counsel, that to, or to continue to, recommend the Merger Agreement to the Company's stockholders would result in a violation of its fiduciary duties under applicable law; or (iv) December 31, 2018.

        Section 7.    Amendment and Modification.    This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the Company, Acquiror and all of the Principal Stockholders.

        Section 8.    Entire Agreement.    This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of the Company, its stockholders or Acquiror concerning the acquisition, disposition or control of any Company Stock.

        Section 9.    Absence of Control.    Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Acquiror by reason of this Agreement shall not be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

        Section 10.    Informed Action.    Each Principal Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

        Section 11.    Severability.    The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 12.    Counterparts; Facsimile/PDF Signatures.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

        Section 13.    Governing Law.    All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

        Section 14.    Successors; Assignment.    This Agreement shall be binding upon and inure to the benefit of the Company and Acquiror, and their successors and permitted assigns, and the Principal Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.

        Section 15.    Directors' Duties.    The parties hereto acknowledge that each Principal Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director and/or officer of the Company and/or Company Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director and/or officer capacity. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his or her capacity as a director and/or officer of the Company and/or Company Bank. For the avoidance of doubt, nothing in this Section shall in any way limit, modify or abrogate any of the obligations of the Principal Stockholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

        Section 16.    WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

ACQUIROR:			COMPANY:
FIRST BUSEY CORPORATION			FIRST COMMUNITY FINANCIAL PARTNERS, INC.
By:			By:
	Name:	Van A. Dukeman		Name:	Roy C. Thygesen
	Title:	President and Chief Executive Officer		Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature

Name

Signature

Name

Signature

Name

Signature

Name

Signature

Name

Signature

Name

[Signature Page to Voting and Support Agreement Continued]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature

Name

Signature

Name

Signature

Name

Signature

Name

[Signature Page to Voting and Support Agreement Continued]

Appendix D

February 6, 2017

Board of Directors
First Community Financial Partners, Inc.
2801 Black Road
Joliet, Illinois 60435

Dear Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders (the "Shareholders") of First Community Financial Partners, Inc., Joliet, Illinois (the "Company"), along with its wholly owned subsidiary, First Community Financial Bank ("FCFB") of the proposed consideration to be received by the Company's Shareholders in the proposed merger of the Company with and into First Busey Corporation ("BUSE"), a Nevada corporation and sole shareholder of Busey Bank, Champaign, Illinois (the "Transaction"). In the Transaction, the Company's Shareholders will receive, per share, fixed consideration of $1.35 in cash and 0.396 shares of BUSE common stock (the "Per Share Consideration"), subject to the terms and conditions of the Agreement and Plan of Reorganization by and among BUSE, Busey Bank, the Company and FCFB. In aggregate, based upon 17,524,246 shares outstanding of the Company, the Shareholders will receive $23.7 million in cash and 6,939,601 shares of BUSE, representing consideration of $227.2 million based on the closing price of BUSE (NASDAQ: BUSE) as of February 6, 2017 of $29.33, or $239.2 million in total aggregate consideration, including payments to option and warrant holders (collectively the "Merger Consideration").

        Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The terms of the Transaction are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.

        FIG Partners LLC ("FIG"), as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of financial institutions, we have experience and knowledge of the valuation of banking institutions. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12G-2 promulgated under the Securities Exchange Act of 1934, as amended) of FIG and its affiliates may from time to time effect transactions and hold securities of the Company or BUSE; to the extent that we have any such position as of the date of this opinion it has been disclosed to the Company and BUSE. This opinion has been reviewed and approved by FIG's Fairness Committee. In addition FIG has not had a material relationship with the Company for which we have received compensation during the prior two years. FIG has been engaged by BUSE for which we have received compensation during the prior two years. FIG has profiled the Company in its Emerging Ideas since December 2015.

        We were retained by the Company to act as its exclusive financial advisor in connection with the proposed Transaction and in rendering this fairness opinion. We will receive compensation from the Company in connection with our services, including a fee for rendering this opinion and a fee that is contingent upon the successful completion of the Transaction. The Company has agreed to indemnify us for certain liabilities arising out of our engagement.

        During the course of our engagement and for the purposes of the opinion set forth herein, we have:

  (i)
  reviewed the final draft of the Agreement dated February 6, 2017;

  (ii)
  reviewed certain historical publicly available business and financial information concerning the Company including, among other things, quarterly and annual reports filed by the Company with the Securities and Exchange Commission ("SEC"), the Federal Reserve and the Federal Deposit Insurance Corporation;

  (iii)
  reviewed certain historical publicly available business and financial information concerning the BUSE including, among other things, quarterly and annual reports filed with the SEC, the Federal Reserve and the Federal Deposit Insurance Corporation;

  (iv)
  reviewed certain internal financial statements and other financial and operating data concerning the Company and BUSE as well as analyzed pro forma Regulatory capital levels;

  (v)
  utilized earnings per share estimates for the Company for the years ending December 31, 2017, to December 31, 2021, as provided by the senior management of the Company;

  (vi)
  utilized publicly available median analyst earnings per share estimates for BUSE for the years ending December 31, 2017 and 2018, and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of BUSE;

  (vii)
  used in its analyses certain assumptions related to transaction expenses, purchase accounting adjustment as well as certain cost savings. With respect to these estimates, the senior management of the Company and BUSE confirmed to us that they reflected the best currently available estimates of the senior management of the Company and BUSE;

  (viii)
  held discussions with members of the senior managements of the Company and BUSE for the purpose of reviewing the future prospects of the Company and BUSE, including financial estimates related to their respective businesses, earnings, assets, and liabilities and credit quality;

  (ix)
  reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered and deemed relevant;

  (x)
  reviewed trading activity in Company's and BUSE's common stock over the last twelve months relative to price and volume;

  (xi)
  reviewed Company's and BUSE's financial performance and current valuation metrics relative to other publicly traded banks which were deemed similar to Company; and

  (xii)
  performed such other analyses and considered such other factors as we have deemed relevant and appropriate.

        We have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.

        In rendering our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by the Company and BUSE and in the discussions with the Company and BUSE's management teams. We have not independently verified the accuracy or completeness of any such information. In that regard, we have assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of the Company and BUSE and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management's estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of the Company or BUSE or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or BUSE nor any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

        We have assumed that the proposed Transaction will be consummated substantially in accordance with the terms set forth in the Agreement. We have assumed that the proposed Transaction is, and will be, in compliance with all laws and regulations that are applicable to the Company and BUSE. In rendering this opinion, we have been advised by both the Company and BUSE that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the proposed Transaction.

        Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

        Our opinion does not address the merits of the underlying decision by the Company to engage in the proposed Transaction and does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote on the proposed Transaction or any other matter related thereto. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the proposed Transaction by any officer, director, or employee, or class of such persons.

        This letter is solely for the information of the Board of Directors of the Company in its evaluation of the proposed Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any proxy statement, information statement or tender offer document to be delivered to the Company's Shareholders in connection with the proposed Transaction if and only if this letter is quoted in full or attached as an exhibit to such document.

        Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be received by the Shareholders of the Company under the Agreement is fair from a financial perspective.

Sincerely,

FIG PARTNERS, LLC

special meeTinG of shareholders of firsT commUniTY financial June 7, 2017 parTners inc. inTerneT - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Telephone - Call toll-free 1-800-proXies (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PMESTthe day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. inperson - You may vote your shares in person by attending the Special Meeting. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030300000000001000 7 060717 changes to the registered name(s) on the account may not be submitted via note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The Board of direcTors recommends a voTe "for" proposals 1 and 2. please siGn, daTe and reTUrn prompTlY in The enclosed envelope. please marK YoUr voTe in BlUe or BlacK inK as shoWn here x FOR AGAINST ABSTAIN 1. To approve the Agreement and Plan of Merger, dated as of February 6, 2017, between the Company and First Busey Corporation (as amended from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into First Busey Corporation, and the transactions contemplated therein. 2. To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein. Note: In accordance with their discretion, to vote upon all other matters that may properly come before the special meeting. The Board of directors recommends you vote “for” proposals 1 and 2. This proxy will be voted as directed, or if no instructions are given, it will be vote “for” proposals 1 and 2 and in the discretion of the proxy holders on any other matters that may properly come before the special meeting. MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: noTice of inTerneT availaBiliTY of proXY maTerial: Proxy materials are available at investors.fcfp.com. Our Notice of Meeting, proxy statement and proxy card can then be found under the “SEC Filings” link. companY nUmBer accoUnT nUmBer proXY voTinG insTrUcTions

- 0 FIRST COMMUNITY FINANCIAL PARTNERS INC. special meeting of stockholders June 7, 2017 / 10:30 a.m. local time This proxy is solicited by the Board of directors I, the undersigned stockholder of First Community Financial Partners, Inc. (the “Company”), having received notice of a special meeting of the stockholders, revoking any proxy previously given, do hereby nominate, constitute and appoint, each of George Barr and Roy C. Thygesen, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $1.00 par value per share, standing in my name on its books on April 17, 2017, at a special meeting of the stockholders of the Company, to be held at Chicago Marriott Southwest at Burr Ridge, 1200 Burr Ridge Parkway, Burr Ridge, Illinois 60527, on June 7, 2017, at 10:30 a.m., local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows: (continued and to be signed on the reverse side.) 14475 1.1